UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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PROXY STATEMENT
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NOVAVAX, INC.
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2024 proxy statement

Novavax, Inc. (Nasdaq: NVAX) promotes improved health by discovering, developing, and commercializing innovative vaccines to help protect against serious infectious diseases.
Novavax, a global company based in Gaithersburg, Md., U.S., offers a differentiated vaccine platform that combines a recombinant protein approach, innovative nanoparticle technology and Novavax’s patented Matrix-M™ adjuvant to enhance the immune response.
Novavax’s portfolio includes its COVID-19 vaccine and its pipeline includes a vaccine for COVID-19 and influenza combined. In addition, Novavax’s adjuvant is included in the University of Oxford and Serum Institute of India’s R21/Matrix-M™ malaria vaccine.

NOVAVAX 2023 AT A GLANCE		PRODUCT PIPELINE
$1.0B	Total revenue	Novavax Coronavirus - Clinical/Commercial-Stage • Novavax COVID-19 Vaccine
$1.1B	Reduction in 2023 operating expenses compared to 2022	Combination Vaccine - Clinical Stage • COVID-19 / Influenza
$825M	Reduction in 2023 short-term liabilities compared to 2022	Partnered Clinical-Stage • R21 / Matrix-M™ (Malaria)

LETTER FROM OUR CEO

DEAR NOVAVAX STOCKHOLDER:
You are cordially invited to our Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 13, 2024, beginning at 8:30 a.m. Eastern Time. In an effort to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. You can virtually attend the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/NVAX2024. We are pleased to also provide a copy of our 2023 Annual Report to Stockholders with this Proxy Statement.
Your vote is important, and we hope you will be able to attend the Annual Meeting. You may vote over the Internet, by telephone, or, if you requested printed proxy materials, by mailing a proxy card or voting instruction form. Please review the instructions for each of your voting options described in this Proxy Statement. Also, please let us know if you plan to attend the live virtual webcast of our Annual Meeting by marking the appropriate box on the proxy card, if you requested printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.
We look forward to seeing you at our Annual Meeting.

2023 was a transition year and we have made tremendous progress towards strengthening the financial profile of Novavax, delivering our protein-based non-mRNA COVID-19 vaccine, and focusing our investment on the future expansion of our product portfolio. Moving into the next chapter as a more lean and agile organization, we are focused on our long-term commercial performance and potential combination vaccine launch expected in the fall of 2026.
Sincerely, JOHN C. JACOBS President and Chief Executive Officer April 29, 2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 13, 2024
TO THE STOCKHOLDERS OF NOVAVAX, INC.:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Novavax, Inc., a Delaware corporation (the “Company,” “Novavax,” “we,” or “us”), will be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 13, 2024 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2024	Stockholders of record at the close of business on April 22, 2024 are entitled to notice of and to vote
Matters to Be Voted on at the Annual Meeting

Proposal
1	Election of three directors as Class II directors to serve on the board of directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders
2	Advisory vote to approve the compensation of our Named Executive Officers
3
Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares

4
Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock

5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
6	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
The board of directors has fixed the close of business on April 22, 2024 (the “Record Date”) as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. The following Proxy Statement is included with the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2023, which contains financial statements and other information of interest to stockholders, and is being mailed or made available to our Record Date stockholders on or about May 3, 2024.

By Order of the Board of Directors, Mark J. Casey Executive Vice President, Chief Legal Officer and Corporate Secretary
Gaithersburg, Maryland
April 29, 2024

Whether or not you plan to attend the virtual webcast of the annual meeting, please promptly vote over the Internet or by telephone as per the instructions on the enclosed proxy or complete, sign and date the enclosed proxy and mail it promptly in the accompanying envelope. Postage is not needed if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS ANNUAL MEETING TO BE HELD ON June 13, 2024

Our Notice of Annual Meeting, Proxy Statement, and Annual Report are available free of charge at www.virtualshareholdermeeting.com/NVAX2024

PROXY STATEMENT
Table of Contents

1	Proxy Summary
9	Board of Directors and Corporate Governance
9	Proposal 1—Election of Directors
9	Nominees for Election as Class II Directors
12	Directors Continuing as Class I Directors
14	Directors Continuing as Class III Directors
15	Information Regarding the Board and Corporate Governance Matters
15	Leadership Structure and Risk Oversight
18	Board Committees
23	Nomination Procedures
24	Corporate Governance Guidelines
25	Environmental, Social, and Governance (“ESG”) Matters
27	Stock Ownership Guidelines
27	Code of Conduct
27	Stockholder Communications with the Board of Directors
28	Certain Relationships and Related Transactions
28	Compensation Committee Interlocks and Insider Participation
28	Compensation of Directors
32	Executive Officers and Compensation
32	Proposal 2—Advisory Vote on Executive Compensation (Say-on-Pay)
33	Executive Officers
37	Compensation Discussion and Analysis
51	Compensation Committee Report
52	Executive Compensation Tables
52	Summary Compensation Table
53	Grants of Plan-Based Awards Table
54	Outstanding Equity Awards at 2023 Fiscal Year End
56	Options Exercised and Stock Vested

56	Overview of Employment and Change In Control Agreements
62	Potential Payments Upon Termination
63	2023 CEO Pay Ratio
64	Pay Versus Performance
72	Proposal 3—Amendment and Restatement of the 2015 Stock Plan
84	Equity Compensation Plan Information
85	Proposal 4—Amendment and Restatement of the ESPP
91	Audit Matters
91	Proposal 5—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024
91	Fees and Services
92	Audit Committee Pre-Approval Policies and Procedures
93	Audit Committee Report
94	Stock Ownership Information
94	Security Ownership of Certain Beneficial Owners and Management
97	Information about the Annual Meeting and Voting
105	Additional Information
105	Stockholder Proposals
106	Other Matters
107	Appendix A— Novavax, Inc. 2015 Stock Incentive Plan Amended and Restated April 19, 2024
120	Appendix B— Novavax, Inc. 2013 Employee Stock Purchase Plan Amended and Restated April 19, 2024

PROXY SUMMARY

This summary represents only selected information. You should review the entire proxy statement before voting.
Novavax, Inc. 2024 Annual Meeting of Stockholders

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 13, 2024 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2024	Stockholders of record at the close of business on April 22, 2024 are entitled to notice of and to vote

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal		Board Recommendation	See Page
1	Election of three directors as Class II directors to serve on the board of directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders	FOR all nominees	9
2	Advisory vote to approve the compensation of our Named Executive Officers	FOR	32
3	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares	FOR	72
4	Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock	FOR	85
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	91

NOVAVAX, INC. 2023 PROXY STATEMENT	1

Proxy Summary
HOW TO VOTE
Have your Notice of Internet Availability, proxy card, or voting instruction form in hand, with your 16-digit control number available. Even if you plan to attend the virtual meeting, please vote as soon as possible to ensure your shares are represented.

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholder meeting.com/NVAX2024 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive
			Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 12, 2024			Before the polls close at the Annual Meeting on June 13, 2024

NOTE ABOUT FORWARD-LOOKING STATEMENTS
Any statements in the discussion below and elsewhere in this Proxy Statement about expectations, beliefs, plans, objectives, assumptions, or future events or performance of the Company are not historical facts and are forward-looking statements. Such forward-looking statements include, without limitation, statements about our stockholder engagement program; focusing the organization to align investments and activities with our priority of delivering an updated COVID-19 vaccine for the 2024-2025 fall vaccination season; positioning the Company to deliver long-term growth by reducing spend, extending our cash runway and operating efficiently; our aim to operate in an environmentally sustainable manner; our efforts to grow and retain our diverse, high-performance workforce; the impact of compensation paid to our named executive officers to encourage the achievement of our strategic priorities and milestones in 2024 and beyond; and other matters referenced herein. Generally, forward-looking statements can be identified through the use of words or phrases such as “believe,” “may,” “could,” “will,” “would,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “anticipate,” “intend,” “seek,” “plan,” “project,” “expect,” “should,” “would,” “aim,” or “assume,” the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations about the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements involve estimates, assumptions, risks, and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, and, therefore, you should not place considerable reliance on any such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to successfully manufacture, distribute, or market our updated COVID-19 vaccine for the upcoming vaccination season; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing, necessary to satisfy applicable regulatory authorities; challenges or delays in conducting clinical trials; challenges or delays in obtaining regulatory authorization for our product candidates, including our updated COVID-19 vaccine in time for the 2024-2025 fall vaccination season in the U.S. and in foreign jurisdictions to meet APA commitments or for future COVID-19 variant strain changes; manufacturing, distribution or export delays or challenges; our substantial dependence on Serum Institute of India Pvt. Ltd. and Serum Life Sciences Limited for co-formulation and filling and PCI Pharma Services for finishing our COVID-19 vaccines and the impact of any delays or disruptions in their operations on the delivery of customer orders;

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Proxy Summary
difficulty obtaining scarce raw materials and supplies; resource constraints, including human capital and manufacturing capacity, and constraints on our ability to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggered regulatory filings, and potential regulatory actions; the potential for an unfavorable outcome in disputes; challenges in implementing our global restructuring and cost reduction plan; our ability to timely deliver doses; challenges in obtaining commercial adoption and market acceptance of our updated COVID-19 vaccine, NVX-CoV2373 or any COVID-19 variant strain-containing formulation; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including requirements to deliver doses that may require Novavax to refund portions of upfront and other payments previously received or result in reduced future payments pursuant to such agreements; challenges related to the seasonality of vaccinations against COVID-19; and other risks and uncertainties identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on February 28, 2024, which may be detailed and modified or updated in other documents filed with the SEC from time to time, and are available at www.sec.gov and at www.novavax.com. You are encouraged to read these filings as they are made.

We cannot guarantee future results, events, level of activity, performance, or achievement. Any or all of our forward-looking statements in this Proxy Statement may turn out to be inaccurate or materially different from actual results. Further, any forward-looking statement speaks only as of the date when it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

NOVAVAX, INC. 2024 PROXY STATEMENT	3

Proxy Summary
Board of Directors

Name and Principal Occupation	Age(1)	Director Since	Other Current Public Company Boards	Independent	Committee Membership
					Audit	Compensation	Nominating & Corporate Governance	Research & Development
CLASS I DIRECTORS, FOR TERMS EXPIRING AT THE 2026 ANNUAL MEETING
John C. Jacobs President and Chief Executive Officer, Novavax, Inc.	57	2023	—	—	—	—	—	—
Gregg H. Alton, J.D. Former Interim Chief Executive Officer and Chief Patent Officer, Gilead Sciences	58	2020	3			—	—	—
Richard J. Rodgers Former Executive Vice President, and Chief Financial Officer, TESARO, Inc.	57	2022	2				—	—

CLASS II DIRECTORS, FOR TERMS EXPIRING AT THE 2024 ANNUAL MEETING
Richard H. Douglas, Ph.D. Former Senior Vice President, Corporate Development, Genzyme Corporation	71	2010	2				—
Margaret G. McGlynn, R. Ph. Former President, Merck Vaccines and Infectious Disease, Merck & Co, Inc.	64	2020	1			—
David Mott Private Investor, Mott Family Capital	58	2020	4		—		—

CLASS III DIRECTORS, FOR TERMS EXPIRING AT THE 2025 ANNUAL MEETING
Rachel K. King Interim Chief Executive Officer, the Biology Innovation Organization (BIO) and Founder and former Chief Executive Officer, GlycoMimetics, Inc.	64	2018	1		—			—
James F. Young, Ph.D. Former Chairman of the Board and Chief Executive Officer, Targeted Microwave Solutions, Inc.	71	2010 Since 2011	—		—	—
Number of meetings in 2023	Board—6				8	9	5	2
(1)As of April 22, 2024

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

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Proxy Summary
BOARD ATTRIBUTES

Independence	Diversity	Age	Tenure

BOARD DIVERSITY
Board Diversity Matrix (As of April 22, 2024)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

NOVAVAX, INC. 2024 PROXY STATEMENT	5

Proxy Summary
ISG Stewardship Principles
Our Board and executive leaders are stewards of our stockholders’ interests, believing that strong and effective corporate governance is essential to our success. As a cornerstone of our corporate governance program, we provide transparent disclosure to our stockholders on a consistent basis. Our approach integrates all components of effective governance, including a strong ethical culture, an ongoing stockholder engagement program, and sound financial, regulatory, and legal compliance functions. Novavax supports and follows the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies. Below is an illustration how certain of our governance practices directly support each of the six ISG principles.

ISG Principle	Novavax’s Practice

Boards are accountable to stockholders	Separate CEO and Board Chairman roles
Stockholders should be entitled to voting rights in proportion to their economic interest	One class of voting stock; we believe in a “one share, one vote” standard
No “poison pill”

Boards should be responsive to stockholders and be proactive in order to understand their perspectives	Proactive year-round engagement with stockholders
All current Directors attended at least 75% of Board and committee meetings in 2023
All of the then-current Board members attended the 2023 Annual Meeting
Directors are expected to devote sufficient time and effort necessary to fulfill their respective responsibilities

Boards should have a strong, independent leadership structure	7 of 8 directors are independent
Independent Board Chairman
Regular executive sessions of independent directors
Four fully independent standing Board committees—Audit, Compensation, Nominating and Corporate Governance, and Research and Development

Boards should adopt structures and practices that enhance their effectiveness	37.5% of directors are gender, racially, or ethnically diverse
Average age of director nominees is 63 years
Balance of new and experienced directors, with average director tenure of 6.1 years
Annual Board and committee self-evaluations

Boards should develop management incentive structures that are aligned with the long-term strategy of the company	Annual Say-on-Pay advisory vote
Active Board oversight of risk management
Clawback policy
Anti-hedging and anti-pledging policy
Stock ownership guidelines

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Proxy Summary
Executive Compensation Highlights
STOCKHOLDER ENGAGEMENT

Stockholder Engagement Highlights
We value engagement with our stockholders. We communicate regularly with stockholders and other stakeholders throughout the year, and the Board considers a range of stakeholder perspectives in discharging its oversight responsibilities.
•In 2023, we received the support of 83.8% of votes cast for our “say-on-pay” proposal and continued our Stockholder Outreach program.
•Topics discussed in connection with our Stockholder Outreach program included, as they relate to executive compensation, recent CEO succession and transition planning, along with designing an executive compensation policy that incentivizes and rewards executives through goals and strategic metrics
•We contacted our top stockholders representing approximately 89% of our institutional ownership and 61% of shares outstanding.
ANNUAL OUTREACH TO STOCKHOLDERS of institutional ownership contacted in 2023

COMPENSATION PHILOSOPHY AND OBJECTIVES
Our compensation program is designed to attract, retain, and reward a high-performance workforce in an extremely competitive recruitment and retention market to achieve Novavax’s mission, vision, and goals.

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders	Align executive compensation with competitive market practices

NOVAVAX, INC. 2024 PROXY STATEMENT	7

Proxy Summary
COMPENSATION PROGRAM BEST PRACTICES

What We Do		What We Do NOT Do
Engage independent and expert compensation consultant	X	Incentivize excessive risk-taking that would have a material adverse effect on our business and operations
Structure compensation practices to align with a peer group that reflects our business model	X	Reprice underwater stock options or stock appreciation rights without stockholder approval
Link what we pay our Named Executive Officers (“NEOs”) to our short- and long-term performance	X	Provide excessive executive perquisites
Emphasize at-risk compensation that is based on performance	X	Allow hedging or pledging of our stock
Require stock ownership guidelines for our executive officers	X	Provide change in control excise tax gross-ups under current agreements
Determine salary increases based on performance
Cap annual cash incentive payouts at 150%
Auditors
Ernst & Young LLP has served as our independent auditors since 2014. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Proposal 1—Election of Directors
In accordance with the Company’s charter, the Board of Directors (the “Board”) may consist of no fewer than three directors, with the specific number to be authorized by the Board from time to time at its discretion. The Board is presently authorized to consist of eight members, and currently includes the following eight individuals:

Class II Directors Terms expiring at the 2024 Annual Meeting	Class III Directors Terms expiring at the 2025 Annual Meeting	Class I Directors Terms expiring at the 2026 Annual Meeting

•Richard H. Douglas, Ph.D. •Margaret G. McGlynn, R. Ph. •David Mott	•Rachel K. King •James F. Young, Ph.D., Chairman of the Board	•John C. Jacobs •Gregg H. Alton, J.D. •Richard J. Rodgers
Members of the Board are divided into three classes, designated as Class I, Class II, and Class III, each serving staggered three-year terms. The terms of the Class II directors expire at the 2024 Annual Meeting. The terms of the Class III and Class I directors will expire at the 2025 and 2026 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he or she is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his or her predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire at the meeting are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified.

The Company did not receive any valid nominations from stockholders for the 2024 Annual Meeting.
In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships must be apportioned by the Board among the three classes to ensure that no one class has more than one director more than any other class, unless otherwise determined by a resolution of the Board. However, since existing directors cannot move across classes, the number of directors continuing in office following the Annual Meeting, as well as the nominees for election at the Annual Meeting, including their ages and positions as of April 22, 2024, are reflected below followed by biographical information for each such director and nominee.

The Board recommends that stockholders vote FOR the election of the nominees.

Nominees for Election as Class II Directors
After recommendation by the Nominating and Corporate Governance Committee, the Board has designated Richard H. Douglas, Ph.D., Margaret G. McGlynn, R. Ph., and David Mott as nominees for election as Class II directors of the Company at the Annual Meeting. If elected, each such nominee will serve until the expiration of their term at the 2027 Annual Meeting of Stockholders and until their successor is elected and qualified. Dr. Douglas, Ms. McGlynn and Mr. Mott have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that Dr. Douglas, Ms. McGlynn and Mr. Mott will be unable or unwilling to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine.
Information on the nominees follows.

NOVAVAX, INC. 2024 PROXY STATEMENT	9

Board of Directors and Corporate Governance

AGE 71 INDEPENDENT DIRECTOR SINCE 2010 COMMITTEES •Audit •Compensation •Research & Development	RICHARD H. DOUGLAS, PH.D.

CAREER HIGHLIGHTS
Genzyme Corporation
•Former Senior Vice President, Corporate Development (1989 to 2011)
•Dr. Douglas led Genzyme Corporation’s Corporate Development team, and was involved in numerous acquisitions, licenses, financings, joint ventures, and strategic alliances
Integrated Genetics
•Dr. Douglas served in science and corporate development capacities (1982 until its merger with Genzyme Corporation in 1989, now Sanofi Genzyme)
OTHER PUBLIC COMPANY BOARDS
•Alderya Therapeutics (Nasdaq: ALDX)
•MaxCyte, Inc. (Nasdaq: MXCT)

OTHER CURRENT DIRECTORSHIPS
•University of Michigan Technology Transfer National Advisory Board
EDUCATION
•Postdoctoral fellow, Dr. Leroy Hood’s laboratory at the California Institute of Technology
•Ph.D. in Biochemistry, University of California, Berkeley
•Bachelor of Science in Chemistry, University of Michigan
KEY SKILLS AND QUALIFICATIONS
Dr. Douglas is well-suited to serve on our Board due to his significant business experience and scientific background.

AGE 64 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Audit •Nominating & Corporate Governance •Research & Development	MARGARET G. MCGLYNN, R.Ph.

CAREER HIGHLIGHTS
International AIDS Vaccine Initiative
•President and Chief Executive Officer, leading extensive partnership efforts to advance the development, global launch and access to a broadly effective HIV vaccine (2011 to 2015)
Merck
Served in leadership roles of increasing responsibility for more than two decades (1983 to 2009) including:
•President, U.S. Hospital and Specialty Products Division
•President of Merck Vaccines and Infectious Diseases
OTHER PUBLIC COMPANY BOARDS
•Amicus Therapeutics (Nasdaq: FOLD)

OTHER CURRENT DIRECTORSHIPS
•HCU Network America, a patient advocacy organization; which is focused on the rare genetic disease homocystinuria (HCU) and related disorders
•Board Member of University at Buffalo Foundation
EDUCATION
•Honorary Doctorate, the State University of New York at Buffalo
•Master's in Business Administration and Marketing, The State University of New York at Buffalo
•Bachelor of Science in Pharmacy, The State University of New York at Buffalo
KEY SKILLS AND QUALIFICATIONS
Ms. McGlynn is well-suited to serve on our Board due to her extensive experience in the pharmaceutical and vaccine industries. In addition, her experience in for-profit and non-profit vaccine organizations and deep experience in vaccine commercialization and understanding of global public health make Ms. McGlynn an ideal board member.

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Board of Directors and Corporate Governance

AGE 58 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Compensation •Research & Development	DAVID MOTT

CAREER HIGHLIGHTS
New Enterprise Associates
•General Partner (2008 to 2020)

Mott Family Capital
•Private investor
MedImmune
•President and Chief Executive Officer, Vice Chairman (2000 to 2008), during which he led the sale of the company to AstraZeneca in June 2007 for $15.6 billion
•Served in various senior roles, including Chief Operating Officer and Chief Financial Officer (1992 to 2000)
During the course of his career, Mr. Mott has been involved in more than $40 billion in corporate acquisitions, fundraising, partnerships and other capital formation ventures. He has supported more than 35 initial public offerings or corporate acquisitions, overseen more than a dozen new drugs from development to commercialization, and served on 25 corporate boards.
OTHER PUBLIC COMPANY BOARDS
•Chairman, Adaptimmune Therapeutics (Nasdaq: ADAP)
•Chairman, Ardelyx (Nasdaq: ARDX)
•Chairman, Mersana Therapeutics (Nasdaq GS: MRSN)

EDUCATION
•Bachelor of Arts, Dartmouth College
KEY SKILLS AND QUALIFICATIONS
Mr. Mott is well-suited to serve on our Board. His more than three decades of global management, board, and investment experience across numerous private and public biopharmaceutical companies, as well as his extensive experience building, leading, and financing biopharmaceutical companies adds significant value to our Board. The Board believes Mr. Mott’s skill set and experience uniquely position him to contribute significantly as a director. When Mr. Mott joined as a director, the Board understood that Mr. Mott already sat on five public company boards of directors and would be considered “overboarded” by some investors. Mr. Mott indicated that, despite his other commitments he was confident he had capacity to meaningfully contribute on all his boards, and the Board’s experience with Mr. Mott since his appointment in 2020 has validated that judgment. In 2023, Mr. Mott resigned from the Board of Imara Inc. in connection with its merger with Enliven Inc., and he currently sits on three other public company boards of directors. Mr. Mott was willing to contribute the incremental time, and the Board sought Mr. Mott to join the Board, due to the potential for Mr. Mott to assist in the Company’s efforts to help address the substantial health and economic consequences resulting from the COVID pandemic. The other directors have highly valued Mr. Mott’s participation on the Board.

NOVAVAX, INC. 2024 PROXY STATEMENT	11

Board of Directors and Corporate Governance
Directors Continuing as Class I Directors

AGE 57 DIRECTOR SINCE 2023 COMMITTEES •None
JOHN C. JACOBS

CAREER HIGHLIGHTS
Novavax, Inc.
•President and Chief Executive Officer (January 2023 to present)
Harmony Biosciences Holdings, Inc.
•President and Chief Executive Officer and a member of the board of directors (June 2018 to January 2023)
•Executive Vice President and Chief Commercial Officer (October 2018 to June 2018)
Teva Pharmaceuticals Industries Ltd
•Senior Vice President and General Manager of the Respiratory Business Unit (September 2017 to October 2017)
•Senior Vice President of Commercial Operations and Innovation of Teva, (September 2016 to September 2017)
•Vice President and General Manager of Teva’s Branded Business in Canada (July 2014 to September 2016)

OTHER PUBLIC COMPANY BOARDS
•None

OTHER CURRENT DIRECTORSHIPS
•CiRC Biosciences
EDUCATION
•M.B.A. from the State University of New York at Binghamton
•Bachelor of Science in Business, State University of New York College at Plattsburgh
KEY SKILLS AND QUALIFICATIONS
Mr. Jacobs is well-suited to serve on our Board due to his leadership experience in the biotechnology industry, having held several leadership position for commercial biotechnology companies.

AGE 58 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Audit	GREGG ALTON, J.D.

CAREER HIGHLIGHTS
Gilead Sciences
Served in an array of leadership roles across a portfolio of responsibilities for more than 20 years from 1999 to 2019, including:
•Interim Chief Executive Officer
•Chief Patent Officer, responsible for Gilead's government affairs, public affairs, patient outreach and engagement initiatives, as well as efforts to facilitate access to its medicines globally
•Oversight for commercial operations in Europe, Asia, Latin America, and Africa, as well as government affairs, public affairs and global medical affairs
•General Counsel and Chief Compliance Officer
Cooley LLP
•Attorney, specializing in corporate finance transactions for healthcare and information technology companies (1993 to 1996 and 1998 to 1999)

OTHER PUBLIC COMPANY BOARDS
•Corcept Therapeutics (Nasdaq: CORT)
•Enochian Biosciences (Nasdaq: ENOB)
OTHER CURRENT DIRECTORSHIPS
•Several non-profit organizations, including Black Women’s Health Imperative, AIDSVu and the Boys and Girls Clubs of Oakland
EDUCATION
•J.D., Stanford University
•Bachelor of Science in Legal Studies, University of California, Berkeley
KEY SKILLS AND QUALIFICATIONS
Mr. Alton is well-suited to serve on our Board. His extensive industry experience and broad global experience across multiple business areas and his deep insight in infectious disease will contribute to the Board’s understanding of our mission and corporate goals.

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Board of Directors and Corporate Governance

AGE 57 INDEPENDENT DIRECTOR SINCE 2022 COMMITTEES •Audit •Compensation	RICHARD J. RODGERS

CAREER HIGHLIGHTS
TESARO, Inc.
•Former Co-Founder, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer (2010 to 2013)
•Mr. Rodgers guided TESARO, Inc. through and acquisition by GSK for over $5 billion.
Integrated Genetics
•Chief Financial Officer and Senior Vice President of Abraxis BioScience, Inc. (2009-2010)
•Mr. Rodgers guided Abraxis BioScience, Inc. through an acquisition by Celgene for $2.9 billion
MGI PHARMA, Inc.
•Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc.
•Helped guide MGI PHARMA, Inc. through an acquisition by Eisai for $3.9 billion

OTHER PUBLIC COMPANY BOARDS
•Ardelyx, Inc. (Nasdaq: ARDX)
•Ocuphire, Inc. (Nasdaq: OCUP)
•Sagimet BioSciences, Inc. (Nasdaq: SGMT)

EDUCATION
•Bachelor of Science in Financial Accounting, St. Cloud State University
•M.B.A., University of Minnesota, Carlson School of Business

KEY SKILLS AND QUALIFICATIONS
Mr. Rodgers is well-suited to serve on our Board due to his significant business experience in the biopharmaceutical field and his financial expertise.

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Board of Directors and Corporate Governance
Directors Continuing as Class III Directors

AGE 64 INDEPENDENT DIRECTOR SINCE 2018 COMMITTEES •Compensation •Nominating & Corporate Governance	RACHEL K. KING

CAREER HIGHLIGHTS
The Biotechnology Innovation Organization
•Interim Chief Executive Officer (November 2022 to March 2024)

GlycoMimetics, Inc.
•Founder and former Chief Executive Officer (2003 to 2021)
New Enterprise Associates
•Executive in Residence (2001 to 2003)
Novartis Corporation
•Senior Vice President (1999 to 2001)
Genetic Therapy, Inc.
•Manager of Laboratory Operations from 1989 to 1993 and Vice President for Product Planning from 1993 to 1996 including early-stage development, initial public offering and acquisition by Novartis; Chief Executive Officer of GTI, a wholly owned subsidiary of Novartis from 1996 to 1998.
Ms. King worked previously at ALZA Corporation and Bain and Company

OTHER CURRENT PUBLIC COMPANY BOARDS
•GlycoMimetics (Nasdaq: GLYC)
OTHER CURRENT DIRECTORSHIPS
•Executive Committee of the Biotechnology Innovation Organization
•University of Maryland BioPark
EDUCATION
•M.B.A., Harvard Business School
•Bachelor of Arts, Dartmouth College
KEY SKILLS AND QUALIFICATIONS
Ms. King is well-suited to serve on our Board due to her successful growth and development of businesses and products, her experience as a chief executive officer of a public company, and her significant experience in governance, legal, finance and risk management.

AGE 71 INDEPENDENT DIRECTOR SINCE 2010 CHAIRMAN OF THE BOARD SINCE 2011 COMMITTEES •Nominating & Corporate Governance •Research & Development	JAMES F. YOUNG, Ph.D.

CAREER HIGHLIGHTS
Targeted Microwave Solutions, Inc.
•Former Chairman of the Board and Chief Executive Officer (2016 to 2018)
MedImmune, Inc.
•Former President, Research and Development (2000 to 2008)
•Executive Vice President, Research and Development (1999 to 2000)
•Senior Vice President (1995 to 1999)
•Senior Vice President, Research and Development (1989 to 1995)
OTHER CURRENT DIRECTORSHIPS
•None

EDUCATION
•Ph.D. in Microbiology and Immunology, Baylor College of Medicine
•Bachelor of Science degrees in General Science and Biology, Villanova University
KEY SKILLS AND QUALIFICATIONS
Dr. Young is well-suited to serve on our Board due to his years of experience in the fields of molecular genetics, microbiology, immunology, and pharmaceutical development. In addition, Dr. Young brings extensive scientific background and experiences, particularly in the areas of vaccine research and development.

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Board of Directors and Corporate Governance
Information Regarding the Board and Corporate Governance Matters
On March 14, 2024, the Board determined, upon the recommendation by the Nominating and Corporate Governance Committee, that all of the members of the Board are “independent” directors as defined in the Nasdaq listing standards, except Mr. Jacobs. Mr. Jacobs is currently the President and Chief Executive Officer of the Company.

During 2023, the Board met seven times and acted by written consent in lieu of a meeting five times, and the non-employee directors met four times in executive session during the same period. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board they were eligible to attend, as well as the total number of meetings held by all committees on which they served.

Recognizing that director attendance at the Company’s Annual Meeting of Stockholders provides stockholders with an opportunity to communicate with members of the Board, the Company strongly encourages (but does not require) members of the Board to attend such meetings. All of the then-current Board members attended the 2023 Annual Meeting of Stockholders.
Leadership Structure and Risk Oversight
One of the most critical roles of our Chief Executive Officer and Board members is managing risk. Today’s environment consists of ongoing disruption, innovation, and technological change. Increasing disruption leads to greater risks, which may become greater still because they are often interconnected. The Board separates the positions of Chairman of the Board and Chief Executive Officer thereby allowing our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

The Board recognizes the commitment that our Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. Mr. Jacobs and Dr. Young each are responsible for:

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Board of Directors and Corporate Governance

PRESIDENT AND CHIEF EXECUTIVE OFFICER	CHAIRMAN OF THE BOARD

John C. Jacobs
•general charge and supervision of the business of the Company
•managing the risks the Company faces in the ordinary course of operating the business, including reputation risk, culture risk, cybersecurity risk, and extended enterprise risk
•focusing the organization to align investments and activities with its top priority of delivering an updated COVID-19 vaccine for the 2024-2025 fall vaccination season
•positioning the Company to deliver long-term growth by achieving our goal to reduce spend, extend cash runway and operate efficiently

James F. Young, Ph.D.
•presiding at all meetings of the Board
•advising Board committee chairs in fulfilling their roles
•serving as a liaison between the Board and senior management team
•mentoring and advising the senior scientific team
•providing an extensive network of contacts
•reporting regularly to the Board

Our Chief Executive Officer and Chairman work closely together to execute our strategic plan. Our Chairman leads our Board, serves as a liaison between the Board and senior management team, mentors and advises the senior scientific team, provides an extensive network of contacts, and reports regularly to the Board. We believe the combination of Mr. Jacobs as the President and Chief Executive Officer and Dr. Young as the Chairman of the Board is an effective leadership structure. The additional avenues of communication between the Board and management associated with having Dr. Young serve as Chairman provide the basis for the proper functioning of the Board and its oversight of management.
Our Chief Executive Officer and senior management team are primarily responsible for managing the risks Novavax faces in the ordinary course of operating the business. The Board actively oversees potential risks and risk management activities by regularly receiving operational and strategic presentations from management, which include discussions of key risks to the business. In addition, the Board delegates risk oversight to each of its key committees within their areas of responsibility.

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For example:

•Reviews and discusses with management the system of disclosure controls and internal controls over financial reporting and discusses the key risks facing the Company and the processes or actions being taken to mitigate those risks
•Reviews specific risk areas, such as cybersecurity risk, on a regular basis with input from management
•Reviews and discusses with the Chief Information Officer the current cybersecurity risks and our cybersecurity risk management program and activities
•Oversees the Company’s Enterprise Risk Management function

•Reviews and approves corporate goals and objectives relevant to CEO and other executive officer compensation, evaluates performance in light of those goals and objectives, and determines and approves, or recommends to the Board for approval, the compensation levels and annual awards for the CEO and other executive officers
•Oversees the Company’s overall executive compensation philosophy, and periodically assesses whether the Company’s compensation philosophy establishes appropriate incentives for executive officers
•Reviews, assesses and makes recommendations to the Board about the compensation of the non-employee directors
•Approves and administers the Company’s long-term equity-based plans and awards and the annual cash management incentive compensation plans in which the executive officers participate
•Oversees succession planning for the Company’s executive officers

•Periodically reviews the current Directors’ skill sets and the Company’s anticipated future needs
•Oversees the Company’s corporate governance structure
•Oversees the Company’s policies and practices with respect to corporate social responsibility and environmental sustainability
•Oversees succession planning for the Company’s senior management (excluding executive officers)

•Periodically reviews and assesses the Company’s research and development programs •Oversees strategies and investments specific to research and development programs
Board committees are chaired by independent directors and at each Board meeting the committee chairs deliver reports to the full Board on the activities and decisions made by the committees at recent meetings. In addition, there is significant cross-over of members of the various committees allowing information to flow freely outside of a full board meeting.

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Board of Directors and Corporate Governance
Board Committees
Our Board currently maintains four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research and Development Committee. In addition to the descriptions below, please refer to the “Compensation Committee Report” and the “Audit Committee Report” included in this Proxy Statement. The members of the committees are shown below.

Committee Memberships
Director	Independent	Audit	Compensation	Nominating and Corporate Governance	Research and Development
Gregg H. Alton, J.D.
Richard H. Douglas, Ph.D.
John C. Jacobs
Rachel K. King
Margaret G. McGlynn, R. Ph.
David Mott
Richard J. Rodgers
James F. Young, Ph.D.

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

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Audit Committee	Meetings in 2023: 8
MEMBERS •Richard J. Rodgers. •Margaret G. McGlynn, R.Ph.	•Richard H. Douglas, Ph.D. •Gregg H. Alton, J.D.
During 2023, the Audit Committee met eight times and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES
The Audit Committee is responsible for:
•the appointment, compensation, retention, and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services; the Audit Committee meets with our independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in the Company’s periodic and other financial filings
The Audit Committee’s authority and responsibilities include but are not limited to:
•review the adequacy and efficacy of all accounting, auditing, and financial control systems, as well as disclosure controls and procedures
•monitor the adequacy of our accounting and financial reporting processes and practices
•consider any issues raised by its members, the independent registered public accounting firm, and employees
•oversee the Company’s compliance with applicable federal and state laws and regulations, and the implementation and operation of the Company’s corporate compliance program
•annually review the Company’s corporate compliance program with the Company’s Chief Legal Officer and Chief Compliance Officer, and monitor the program’s progress and results during the year
•review and discuss current cybersecurity risks and cybersecurity risk management program and activities with the Chief Information Officer
•oversee the Company’s Enterprise Risk Management function
The Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors, and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls, and auditing matters.

The Audit Committee meets regularly with both the Company’s management team and its independent auditor. At times, the Audit Committee meets in executive session without management or the independent auditor present.
CHARTER
•The Audit Committee acts pursuant to a written charter as adopted by the Board. A current copy of the charter is available on the Company’s website at www.novavax.com.
•The Audit Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
AUDIT COMMITTEE REPORT
•The Audit Committee Report is on page 93 of this Proxy Statement.
QUALIFICATIONS
•Each Audit Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.
•The Board has determined that each of Mr. Rodgers and Mr. Alton qualifies as an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission, and is financially sophisticated, as required by the listing standards of the Nasdaq.

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Board of Directors and Corporate Governance

Compensation Committee	Meetings in 2023: 9
MEMBERS •David Mott •Richard H. Douglas, Ph.D.	•Richard J. Rodgers •Rachel K. King
During 2023, the Compensation Committee met eight times and acted by written consent in lieu of a meeting twice.

PRINCIPAL RESPONSIBILITIES
The Compensation Committee is responsible for:
•assisting the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development, administration and oversight of the Company’s compensation and benefits plans
•reviewing and recommending salaries and other compensatory benefits for employees, executive officers, and directors
The Compensation Committee’s authority and responsibilities include, but are not limited to:
•review and recommend to the Board corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation; annually evaluate the performance of the Chief Executive Officer and other executive officers; approve or recommend to the Board the compensation levels and annual awards for the Chief Executive Officer and other executive officers
•oversee our overall compensation philosophy, policies, and programs
•administer and periodically review stock ownership guidelines
•oversee succession planning for our executive officers
•make recommendations to the Board about the compensation of directors
•approve and administer our equity-based plans and awards and management incentive compensation plans
•review and approve employment agreements, severance arrangements, retirement arrangements, change in control provisions, and any supplemental benefits or perquisites for executive officers and senior management
The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms.
The Compensation Committee routinely holds meetings, some of which management attends, as well as executive sessions without management, where compensation is discussed. The chair of the Compensation Committee is responsible for leadership of the Compensation Committee and sets meeting agendas.

The Compensation Committee may request that any executive officer or employee, outside counsel, or consultant attend Compensation Committee meetings or confer with any members of, or consultants to, the Compensation Committee. The Compensation Committee is supported in its efforts by our Legal and Human Resources teams, to which the Compensation Committee delegates authority for certain administrative functions. The Chief Executive Officer gives performance assessments and compensation recommendations for each executive officer (other than himself). The Chairman gives performance assessments and compensation recommendations for the Chief Executive Officer. The Compensation Committee considers the Chief Executive Officer’s and the Chairman’s recommendations and the information provided by the Human Resources team in its deliberations regarding executive compensation. The compensation of the executive officers is based on these deliberations. The Chief Executive Officer and the Executive Vice President, Chief Human Resources Officer generally attend Compensation Committee meetings but are not present for executive sessions or any discussion of their own compensation.
CHARTER
•The Compensation Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Compensation Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
COMPENSATION COMMITTEE REPORT
•The Compensation Committee Report is on page 51 of this Proxy Statement.
QUALIFICATIONS
•Each Compensation Committee member is a “non-employee director,” as defined by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and an “independent director,” as defined by the listing standards of the Nasdaq, including the heightened standards that apply to compensation committee members.

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Board of Directors and Corporate Governance

Nominating and Corporate Governance Committee	Meetings in 2023: 5
MEMBERS •James F. Young, Ph.D. •Rachel K. King	•Margaret G. McGlynn, R. Ph.
During 2023, the Nominating and Corporate Governance Committee met five times and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES
The Nominating and Corporate Governance Committee is responsible for:
•reviewing and making recommendations to the Board regarding the Board’s size, structure, and composition
•establishing criteria for Board membership
•identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders
•selecting, or recommending for selection, director nominees to be presented for approval at the Annual Meeting of Stockholders and to fill vacancies on the Board
The Nominating and Corporate Governance Committee’s authority and responsibilities include, but are not limited to:
•oversee the Company’s corporate governance guidelines
•oversee the Company’s policies and practices with respect to corporate social responsibility and environmental sustainability
•evaluate Company policies relating to the recruitment of Board members
•develop and recommend to the Board corporate governance policies and practices
•oversee management’s plans for succession to senior management positions (excluding executive officers)
The Nominating and Corporate Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and to play a leadership role in shaping the Company’s corporate governance.

In reviewing and evaluating director candidates, including candidates submitted by stockholders, the Nominating and Corporate Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.
CHARTER
•The Nominating and Corporate Governance Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com .
•The Nominating and Corporate Governance Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
QUALIFICATIONS
•Each Nominating and Corporate Governance Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.

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Board of Directors and Corporate Governance

Research and Development Committee	Meetings in 2023: 2
MEMBERS •James F. Young, Ph.D. •David Mott	•Richard H. Douglas, Ph.D. •Margaret G. McGlynn, R. Ph.
During 2023, the Research and Development Committee met two times and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES
The Research and Development Committee is responsible for:
•reviewing and assessing the Company’s research and development programs, with the Committee Chair playing a day-to-day role providing input on key aspects of such research and development programs
•evaluating the Company’s progress in achieving research and development goals and objectives, and make recommendations to the Board on modifications to the Company’s research and development goals and objectives
•reviewing and assessing the Company’s intellectual property portfolio and strategy
•reviewing the Company’s regulatory efforts and strategy
The Research and Development Committee’s authority and responsibilities include, but are not limited to:
•oversee management’s exercise of its responsibility to assess and manage risks associated with the Company’s research and development programs and regulatory matters
•select, retain, and supervise any advisors as the Committee deems necessary, in its discretion, to fulfill its mandates under its Charter, and compensate, at the expense of the Company, such advisors

The Research and Development Committee’s goal is to contribute to the Company’s development of a robust intellectual property portfolio, and to play a leadership role in shaping the Company’s research and development programs and strategies.
CHARTER
•The Research and Development Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Research and Development Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
QUALIFICATIONS
•Each Research and Development Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.

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Board of Directors and Corporate Governance
Nomination Procedures
Stockholders who wish to nominate qualified candidates to serve as directors may do so in accordance with the procedures set forth in the Company’s By-laws, which procedures did not change during the last fiscal year. As stated in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s principal executive offices, of a proposed nominee.
In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the applicable year’s Annual Meeting of Stockholders. However, in the event the date of the applicable year’s Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely it must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described above.
The notice must include the following information for each proposed nominee:
•name, age, business and residence address;
•his or her principal occupation or employment;
•the class and number of shares of capital stock and other securities of the Company, if any, which are beneficially owned by such nominee and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Company’s securities; and
•any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations, or is otherwise required, in each case pursuant to applicable law.
The notice must also include with respect to the stockholder giving the notice and each Stockholder Associated Person:
•the name and address, as they appear on the Company’s books, of such stockholder;
•a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand;
•the class and number of shares of capital stock and other securities of the Company that are owned by such person; and
•any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Company’s securities.
For purposes of this Proxy Statement, a “Stockholder Associated Person” of any stockholder means:
(i)    any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Company or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Company, and
(ii)    any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Company.
In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Company. The completed questionnaire shall be submitted within ten days after the Company provides the questionnaire. The Company may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility of the nominee to serve as a director.

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Board of Directors and Corporate Governance
Nominations received through this process will be forwarded to the Nominating and Corporate Governance Committee for review.
Notwithstanding the foregoing, a stockholder who wishes to nominate a candidate to serve as a director must also comply with the requirements of Rule 14a-19 of the Exchange Act.
The Nominating and Corporate Governance Committee strives to maintain a board of directors with a diverse set of skills and qualifications to ensure the board of directors is adequately serving the needs of the Company’s stockholders. Before evaluating director candidates, the Nominating and Corporate Governance Committee reviews the skills and qualifications of the directors currently serving on the Board and identifies any areas of weakness or skills of particular importance. On the basis of that review, the Nominating and Corporate Governance Committee will evaluate director candidates with those identified skills. While the Nominating and Corporate Governance Committee does not have a formal policy on Board diversity, the committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences, underrepresented classes, and other factors that contribute to the Board having an appropriate range of expertise, talents, diversity, experiences, and viewpoints. The Nominating and Corporate Governance Committee considers the following skills and experiences necessary to the Board: industry knowledge, clinical development expertise, commercialization expertise, manufacturing expertise, financial expertise and capital raising experience, and scientific or medical education and experience, particularly in vaccine-related fields. While there are no set minimum requirements, a candidate should:
•be intelligent, thoughtful, and analytical
•have excelled in both academic and professional settings
•possess superior business-related knowledge, skills, and experience
•demonstrate achievement in his or her chosen field
•reflect the highest integrity, ethics, and character
•be free of actual or potential conflicts of interest
•have the ability to devote sufficient time to the business and affairs of the Company
•demonstrate the capacity and desire to represent the best interests of our stockholders as a whole
In addition to the above criteria (which may be modified from time to time), the Nominating and Corporate Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Nominating and Corporate Governance Committee must consider a candidate’s independence to make certain the Board includes at least a majority of “independent” directors to satisfy all applicable independence requirements, as well as a candidate’s financial sophistication and special competencies.
The Nominating and Corporate Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management, and stockholders, as well as through business and other organizational networks. To date, the Nominating and Corporate Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.
Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. The Nominating and Corporate Governance Committee also must consider the age and length of service of incumbent directors.

If any existing members does not wish to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience, and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Nominating and Corporate Governance Committee meets (in person or telephonically) to discuss each candidate and may require personal interviews before final approval. Once a slate of nominees is selected, the Nominating and Corporate Governance Committee presents it to the full Board.

Corporate Governance Guidelines
The Board has adopted corporate governance guidelines that are available on the Company’s website at www.novavax.com

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Environmental, Social, and Governance (“ESG”) Matters
At our core, Novavax is committed to improving global public health. We focus our sustainability impact through four strategic pillars: increasing access to our products through innovative partnerships and programs; operating our business with the highest standards and transparency; playing our part to operate our business in an environmentally sustainable manner while mitigating our impact on the planet; and acting as a champion for diversity, equity, and inclusion.
Access: Maximizing Vaccine Access and Improving Global Health
We innovate through R&D, business and community partnerships to increase global access to vaccines that target serious infectious diseases.
•The R21 Matrix-M™ malaria vaccine developed by the University of Oxford and its Jenner Institute and the Serum Institute of India, and formulated with our Matrix-M adjuvant is now approved in three countries and prequalified by the WHO.
•We educate and empower our partner community advocacy organizations to engage in meetings with the CDC and FDA to promote equal access to a broad scope of COVID-19 vaccine options, which widens the choices that consumers have to protect their families from the latest strains. Furthermore, our educational partnerships elevate awareness of COVID-19 vaccine options, enabling the organizations to arm their communities with accurate and objective health information that they may use to make informed healthcare decisions for their families as COVID-19 transitions from a pandemic to an endemic.
•We supported numerous U.S.-based COVID vaccine education and advocacy projects in 2023 including:
◦The COVID Vaccine Education & Equity Project’s vaccine education efforts through sponsorship of their collaboration with USA Boxing and the American Society of Consultant Pharmacists which provided COVID-19 vaccine education and vaccination at 68 clinics through the U.S. at national qualifying events.
◦Alliance for Aging Research’s “Our Best Shot” vaccine confidence campaign, Healthy Women, Global Alliance for Patient Access and National Community Pharmacists
Association vaccine education campaigns.
•We continue to increase our efforts focused on clinical trial diversity (economic, race, age).
•We offered 100% returns of our updated COVID-19 vaccine for certain vaccinators with Novavax assuming all financial risk related to returns.
•In the U.S., we participate in the Vaccines for Children (VFC) Program, which serves as a critical safety net for children under 19 who are Medicaid-eligible uninsured, underinsured or American Indian/Alaskan Native.
•In the U.S., we participate in the 317 Program, which serves uninsured and underinsured adults and supports Federal Qualified Health Centers that potentially vaccinate uninsured and underinsured patients.
•In the U.S., we participate in the "Bridge Access Program For COVID Vaccines and Treatments" to provide access to COVID-19 vaccine option for adults without other sources of coverage.
•We drove conversations within the community about the need for improved vaccine access at Milken Institute and Bio.
•We supported vaccine access champions such as the Congressional Hispanic Caucus Institute and the Congressional Black Caucus Foundation.

Governance: Meeting the Highest Standards of Governance
We are committed to operating with integrity, transparency, and accountability in all that we do.
•Included qualitative Corporate Social Responsibility (“CSR”) and ESG performance metric in executive bonus criteria for 2023.
•Policy remains in place to comply with all government and regulatory agency requirements and industry standards with good laboratory practices (“GLP”), current good manufacturing practices (“cGMP”) and good distribution practices (“GDP”).
•Continue to practice responsible animal welfare practices including searching for non-animal alternatives whenever possible, abiding by the 3R-principle (Reduce, Refine, Replace), and working with accredited animal facilities with regional independent animal experimentation ethical review boards approving all experiments.

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Board of Directors and Corporate Governance
•“The NovaCode,” a robust handbook of written standards and business ethics policies remains in place.
•Maintain a global hotline for reporting compliance concerns with established internal investigating protocols.
•Maintain a Strategic Compliance Governance Committee to help our partners comply with U.S. regulations.
•Chief Compliance Officer elevated to report to the CEO and reports to the to the Audit Committee at least annually.
•Audit Committee and Compliance Committee meet with employee officers on a quarterly basis to discuss oversight of our compliance program and develop working groups including external partners to aid in complying with U.S. and foreign government regulations.
•Hold company-wide business ethics training, guidance, and raw materials review.
•Kept an anti-bribery and anti-corruption policy in place to ensure a transparent and ethical business model.
•Abide by formalized cybersecurity standards, meeting elevated government contracting requirements.
•Chief Safety Officer continues to build out an epidemiology benefit / risk group to better understand the safety profiles of different vaccines.
•Ongoing employee training for updated Safety Policy.
Environment: Mitigating our Environmental Impact
We aim to operate in an environmentally sustainable manner that reduces our environmental impact and increases our resilience.
•Resource management and greenhouse gas reduction strategy, which includes tracking emissions.
•An approach to Procurement that incorporates sustainability metrics into vendor evaluation and selection rubrics.
•Conserving water (e.g., by replacing single-serve water bottles with refillable options) and monitoring energy use across multi-use leased and owned facilities.
•Award of WELL certifications at multiple leased facilities.
•Sustainable saponin sourcing from our partner Desert King, the key supplier of the Quillaja saponaria (Soapbark), a tree native to central Chile. Saponin is used to produce our Matrix-M™ adjuvant.
•Novavax AB is a proud partner of Uppsala: 2030, a collective of business leaders, academics, and residents of Uppsala, Sweden who are coming together to tackle sustainability challenges.
Diversity: Championing Diversity, Equity, and Inclusion (“DEI”) in our Workforce
We seek to build an empowering and diverse work culture, investing in our people to attract and retain the best talent and help our employees, referred to as SuperNovas, achieve their full potential. Our culture of DEI helps us to create, develop, and leverage the strengths of our workforce to meet our growth objectives.
•As of December 31, 2023, approximately 54% of our employees in the United States are female. As of February 2024, approximately 67% of our research and development employees in the United States are female.
•Investing in training to build an inclusive culture and develop our leaders to access different perspectives when generating ideas and making decisions.
•Commenced and completed the reviews of three people processes, namely, Talent Acquisition, Promotion, and Performance Management.
•Incorporated DEI principles into our Novavax Leadership Model.
•Empowered employees by making charitable donations in employees’ name to mission-driven organizations in the U.S., Sweden and Czech Republic through employee match and direct giving.
•Furthered personal and professional development by providing tuition and education reimbursement and providing access to professional coaching and Executive Development programming for high-potential employees.

Human Capital Management
•As of February 23, 2024, we have 1,534 full-time employees, of whom approximately 9% hold MD or PhD degrees, and approximately 20% hold other advanced degrees. Of our total workforce, approximately 68% of employees are engaged primarily in research, development and manufacturing activities and approximately 32% of employees are engaged primarily in executive, business development, commercial, finance and accounting, legal, and administrative functions. We seek to attract, retain and reward a high-performance

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workforce in an extremely competitive recruitment and retention market to achieve Novavax’s mission, vision, and goals. To nurture, grow, and treat our employees fairly is an integral part of our culture, and we have invested in creating an exceptional work culture. Program highlights include:
•Generous total rewards package includes competitive market pay and comprehensive benefits, including insurance to protect and maintain health, income protection through our short- and long-term disability programs, adoption assistance and paid parental leave programs.
•Services to assist in balancing work and personal life, such as backup child, adult, and elder care, and financial wellness seminars, one-on-one financial planning sessions, and debt and credit management support.
•We have a robust employee assistance program for employees to access support for a variety of life events, reduce stress, and increase emotional well-being.
•Variety of recruitment vehicles to source top talent, including strategic partnerships with search firms, leveraging social media channels, and a robust employee referral program.
•Tuition and continuing education reimbursement, and an array of training and professional development opportunities. Our spot coaching program provides all employees, no matter their role or level, with access to an executive coach. Approximately 80 employees have participated in spot coaching in the last year. Employees have full access to the LinkedIn Learning library of over 16,000 on-demand video tutorials that address skills, knowledge, and behaviors related to business, leadership, technology, and innovation. In the last 12 months, training videos were viewed and completed over 40,000 times by our employees.
•We provide Executive Development Programs for employees identified as having high potential and for employees who have been identified as potential successors to leadership positions. Our Executive Development Programs include executive coaching engagements, capstone projects, and leadership development sessions designed to strengthen our leadership bench and accelerate and prepare our top talent for future growth. The 2023 cohort included 49 high potential employees (41% female and 28% minority) from functions across the organization. Our professional development learning series are available to all employees and focus on self-awareness, collaboration, hybrid working, management, and business acumen.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines (the “Stock Ownership Guidelines”) for our executive team and Board to promote ongoing alignment between our executive team, directors, and stockholders. The Stock Ownership Guidelines are described below under “Compensation Discussion and Analysis.”
Code of Conduct
The Board has adopted a Code of Conduct (“Code of Conduct”) that applies to each employee, officer, and director, including but not limited to, the Chief Executive Officer and Chief Financial Officer. The Code of Conduct is reviewed at least annually by the Nominating and Corporate Governance Committee and acknowledged on an annual basis by the Company’s employees. A current copy of the Code of Conduct is available on the Company’s website at www.novavax.com. The Company intends to disclose on its website any future amendments to and waivers of the Code of Conduct that apply to its Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, and persons performing similar functions.
Stockholder Communications with the Board of Directors
The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to:

MAIL	Novavax, Inc. Attention: Corporate Secretary 700 Quince Orchard Road Gaithersburg, Maryland 20878	EMAIL	ir@novavax.com Mark “Attention: Corporate Secretary” in the “Subject” field

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Board of Directors and Corporate Governance
All such communication must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the communication is intended for a specific Board member, the name of such Board member should be noted in the communication. The Corporate Secretary, or his designee, will forward any such correspondence to the intended recipient. However, the Corporate Secretary, or his designee, in his or her discretion, may not forward the communication that relates to ordinary business affairs, is clearly of a marketing nature, or is unduly hostile, threatening, illegal, or similarly inappropriate for the Board’s consideration.
Delinquent Section 16(a) Reports
To the Company’s knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2023, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act were complied with, except for one inadvertent late Form 4 for Mr. Kelly to report the grant of restricted stock units.

Certain Relationships and Related Transactions
The Company’s Code of Conduct provides that the Audit Committee is responsible for approving all transactions or business relationships involving Novavax and any director or executive officer, including any transactions between Novavax and either the director or officer personally, members of their immediate families, or entities in which they have an interest. In evaluating related party transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of the Company.

There are no family relationships among any of the directors or executive officers (or any board member nominee) of Novavax. No director, executive officer, nominee, or any associate of any of the foregoing has any interest, direct or indirect, in any proposal to be considered and acted upon at the Annual Meeting (other than the election of directors).
Compensation Committee Interlocks and Insider Participation
During 2023, Dr. Douglas, Ms. King, Mr. Mott, and Mr. Rodgers served as members of the Compensation Committee. None of the members of the Compensation Committee was at any time during 2023 an employee or executive officer of Novavax.

No executive officer of the Company currently serves, or during 2023 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.
Compensation of Directors
Compensation paid to our non-employee directors is comprised of two components: (i) cash compensation and (ii) equity awards. Neither Stanley C. Erck nor Mr. Jacobs received compensation for his service on the Board during the fiscal year ending December 31, 2023.
The Compensation Committee, working with its independent compensation consultant, conducts analyses of our director compensation program and makes recommendations to the Board about the non-employee director compensation program. The Board then approves any changes to the program, as well as the approach to equity compensation for that year. Novavax’s annual non-employee director compensation is generally structured to deliver competitive compensation relative to the peer group used for executive compensation setting purposes.

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CASH COMPENSATION
Our non-employee director cash compensation arrangement for 2023 was as follows:

Non-Employee Director Service	Cash Retainer ($)
Board member	55,000
Supplemental cash retainers:
Chairperson:
Board	35,000
Audit Committee	25,000
Compensation Committee	20,000
Nominating and Corporate Governance Committee	11,500
Research and Development Committee	15,000
Member:
Audit Committee	12,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	5,000
Research and Development Committee	7,500
Board and Committee meetings:

In December 2023, we updated our non-employee director compensation policy to provide that, by December 31 of each year, a non-employee director may elect to receive Common Stock in lieu of 50% or 100% of his or her annual cash fee for the following year. If a non-employee director elects to receive Common Stock in lieu of his or her annual cash fee, such shares of Common Stock will be granted quarterly in arrears on the last day of each calendar quarter of the applicable year, with (i) the number of shares of Common Stock determined based on the 10-day average closing price of the shares of Common Stock, determined as of the last day of the applicable quarter (i.e., the 10 trading days immediately preceding such last day of the applicable quarter), rounded down to the nearest whole share, and (ii) any fractional share amount paid to the non-employee director in cash.

Directors do not receive compensation for attending meetings. Directors are reimbursed for reasonable costs and expenses incurred in connection with attending any Board or committee meetings or any other Company related business activities.

DIRECTOR DEFERRED FEE POLICY
The Company’s Director Deferred Fee Policy for its non-employee directors permits an eligible director to defer receipt of all or part of the director’s cash retainer. To defer fees payable during any calendar year, a director must make an election by the end of the preceding calendar year. A director can elect to have 100% of deferred amounts credited to a “cash account” or a “Company common stock account,” or, alternatively, a director may elect to have deferred amounts credited 50% to each account. Cash accounts are credited with interest quarterly at the IRS Applicable Federal Rate for short-term debt instruments for the last month of such calendar quarter. Company Common Stock accounts are credited as if amounts were invested in notional stock units based upon the market price of Common Stock and are credited with additional notional units if dividends are paid on Common Stock. Payment of deferred amounts is to be made in cash upon the occurrence of certain events, including the director’s separation from service, the death of the director, or a change in control of the Company. The director may also elect to receive payment of the deferred amounts in a specified year that is not more than ten years from the year in which the director’s fees were earned. A director may elect to receive payment in either a lump sum or in up to ten annual installments.
Dr. Douglas has elected to defer fees earned in the fiscal year ending December 31, 2023. The following table shows how he had his deferred fees credited for 2023.

Name	Annual Retainer
Richard H.	Cash account	0%
Douglas, Ph.D.	Company Common Stock account	100%

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EQUITY AWARDS

Director Equity Compensation
Historically, we have emphasized equity compensation as a component of our director compensation program in order to conserve cash and align our directors’ interests with those of our stockholders.

On June 12, 2023, after reviewing peer group data provided by Pearl Meyer, the Compensation Committee’s independent compensation consultant, the Board granted awards based on the market data provided.

2023 non-employee annual director equity awards generally targeted delivering value at the 50th percentile of the peer group used for executive compensation setting purposes, using data provided by Pearl Meyer to the Compensation Committee. During 2023, directors devoted substantial time to Company matters. The Board held six meetings during 2023 and acted by written consent four times; and Board committees held an aggregate of 23 meetings and acted by written consent twice.

Annual Equity Awards
On June 12, 2023, the Board granted options to purchase 7,710 shares of Common Stock to each of Drs. Douglas and Young, Mses. King and McGlynn, and Messrs. Alton, Rodgers and Mott. All of the aforementioned options have an exercise price per share equal to the closing price of a share of Common Stock on the grant date ($7.78) and will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.
On June 12, 2023, the Board granted time-vesting RSUs representing a right to receive 6,670 shares of Common Stock to each of Drs. Douglas and Young, Mses. King and McGlynn, and Messrs. Alton, Rodgers and Mott. All of the aforementioned RSUs will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.

Initial Equity Awards
Any eligible non-employee director who is elected or appointed to the Board will receive an initial equity grant at 1.5x the value of the annual grant value for non-employee directors, which will be granted on the date of appointment and vest in one year from the date of grant, subject to continued service on the Company’s Board through the vesting date.

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DIRECTOR COMPENSATION TABLE
The Company does not pay employee directors additional compensation for service on the Board. The following table sets forth information concerning the compensation paid by the Company to each individual who served as a non-employee director at any time during fiscal year 2023:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Stock Awards ($)(3)	Total ($)
Gregg H. Alton, J.D.	70,250	53,140	51,893	175,283
Richard H. Douglas, Ph.D.(4)	84,500	53,140	51,893	189,533
Rachel K. King (5)	69,516	53,140	51,893	174,549
Margaret G. McGlynn, R. Ph. (6)	79,984	53,140	51,893	185,017
David Mott	82,500	53,140	51,893	187,533
Richard J. Rodgers	86,750	53,140	51,893	191,783
James F. Young, Ph.D.	117,500	53,140	51,893	222,533
(1)    Represents fees earned in 2023.
(2)    Represents options granted in 2023 in respect of 2023 service on the Board. The grant date fair value was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Assumptions used in the calculation of this amount are included in Note 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024. As of December 31, 2023, the aggregate number of stock options held by each non-employee director is as follows:

Mr. Alton	21,310
Dr. Douglas	56,510
Ms. King	46,510
Ms. McGlynn	21,310

Mr. Mott	26,010
Mr. Rodgers	24,805
Dr. Young	56,140
(3)     Represents restricted stock units granted in 2023 in respect of 2023 service on the Board. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718. As of December 31, 2023, the aggregate number of restricted stock units held by each non-employee director is as follows:

Mr. Alton	6,670
Dr. Douglas	6,670
Ms. King	6,670
Ms. McGlynn	6,670

Mr. Mott	6,670
Mr. Rodgers	14,270
Dr. Young	6,670

(4)    Dr. Douglas’ fees in respect of 2023 were deferred in accordance with the Director Deferred Fee Policy, described above.
(5)    Ms. King was mistakenly paid $484 in 2022, which amount was deducted from her first fee payment in 2023 to remedy this error.
(6)    Ms. McGlynn should have received an additional $484 in 2022 in respect of her service on the Research and Development Committee beginning December 8, 2022. This amount was added to her first fee payment in 2023 to remedy this error.

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EXECUTIVE OFFICERS AND COMPENSATION

Proposal 2—Advisory Vote on Executive Compensation (Say-on-Pay)
We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, as required pursuant to section 14A of the Exchange Act (15 U.S.C. 78n-1). The Company provides its stockholders with the opportunity to cast an annual advisory vote to approve the compensation of its Named Executive Officers and this Proposal 2, commonly referred to as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation programs.
As described in detail in the Compensation Discussion and Analysis section and the related tables and narrative disclosure in this Proxy Statement, our executive compensation programs are designed to:

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders	Align executive compensation with competitive market practices

Please read the Compensation Discussion and Analysis section for additional details about our executive compensation objectives, philosophy, and programs, along with the compensation paid to our Named Executive Officers with respect to the fiscal year ended December 31, 2023 and the rationale for providing such compensation.
The Board is asking stockholders to cast a non-binding, advisory vote “FOR” the compensation paid to our Named Executive Officers in 2023, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion included in this Proxy Statement.
We recommend that you vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.
Although the say-on-pay vote we are asking you to cast is non-binding, the Board and the Compensation Committee, who are responsible for designing and administering our executive compensation programs, value the opinions of our stockholders on this Proposal 2 and will consider the outcome of the vote on Proposal 2 when making future compensation decisions for our Named Executive Officers. The Board has determined to provide stockholders with an annual opportunity to approve the compensation of the Named Executive Officers.

The Board recommends that stockholders vote FOR the compensation paid to our Named Executive Officers in 2023.

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Executive Officers and Compensation
Executive Officers
Our executive officers hold office until the first meeting of the Board following the Annual Meeting of Stockholders and until their successors are duly chosen and qualified, or until they resign or are removed from office in accordance with our By-laws. The following information outlines our executive officers, their ages, and positions as of April 22, 2024, followed by biographical information for each executive officer.

JOHN C. JACOBS	JAMES P. KELLY	ELAINE O’HARA	JOHN J. TRIZZINO	MARK J. CASEY	FILIP DUBOVSKY, M.D.
Age 57 President and Chief Executive Officer and Director	Age 58 Executive Vice President, Chief Financial Officer and Treasurer	Age 56 Executive Vice President, Chief Strategy Officer	Age 64 President and Chief Operating Officer	Age 61 Executive Vice President, Chief Legal Officer and Corporate Secretary	Age 59 President, Research & Development

President and Chief Executive Officer and Director	John C. Jacobs

CAREER HIGHLIGHTS
Novavax, Inc.
•President and Chief Executive Officer (January 2023 to present)

Harmony Biosciences Holdings, Inc.
•President and Chief Executive Officer and a member of the board of directors (June 2018 to January 2023)
•Executive Vice President and Chief Commercial Officer (October 2018 to June 2018)
Teva Pharmaceuticals Industries Ltd.
•Senior Vice President and General Manager of the Respiratory Business Unit (September 2017 to October 2017)
•Senior Vice President of Commercial Operations and Innovation of Teva, (September 2016 to September 2017)
•Vice President and General Manager of Teva’s Branded Business in Canada (July 2014 to September 2016)
CURRENT DIRECTORSHIPS •CiRC Biosciences EDUCATION •M.B.A., the State University of New York at Binghamton •Bachelor of Science in Business, State University of New York College at Plattsburgh

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Executive Officers and Compensation

Executive Vice President, Chief Financial Officer and Treasurer	James P. Kelly

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Financial Officer and Treasurer (August 2021 to present)
Supernus Pharmaceuticals
•Executive Vice President, Chief Financial Officer (October 2020 to August 2021)
Vanda Pharmaceuticals Inc.
•Executive Vice President, Chief Financial Officer and Treasurer (February 2017 to March 2020)
•Senior Vice President, Chief Financial Officer and Treasurer (December 2010 to February 2017)
    MedImmune, LLC
•Vice President and Controller

EDUCATION •M.B.A., Cornell University •Bachelor of Science in Business, University of Vermont

Executive Vice President, Chief Strategy Officer	Elaine O’Hara

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Strategy Officer (March 2023 to present)
Sanofi Vaccines
•Chief Commercial Officer (2017 to March 2023)
Otsuka America Pharmaceuticals, Inc.
•Senior Vice President, Commercial Operations (2012 to 2017)
Pfizer Pharmaceuticals
•Anti-Infective Portfolio Commercial Lead – U.S. Specialty Care (2012)
•Senior Director | Team Lead – U.S. Zyvox® (2010 – 2011)
EDUCATION •M.B.A., HAUB School of Business Saint Joseph’s University •Bachelor of Arts, National University of Ireland

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Executive Officers and Compensation

President, and Chief Operating Officer	John J. Trizzino

CAREER HIGHLIGHTS
Novavax, Inc.
•President and Chief Operating Officer (November 2023 to present)
•Executive Vice President, Chief Commercial Officer and Chief Business Officer (August 2021 to November 2023) Executive Vice President, Chief Commercial Officer, Chief Business Officer, and Interim Chief Financial Officer (April 2021 to August 2021)
•Executive Vice President, Chief Commercial Officer and Chief Business Officer (November 2020 to April 2021)
•Executive Vice President, Chief Business Officer and Chief Financial Officer (June 2020 to November 2020)
•Senior Vice President, Chief Business Officer and Chief Financial Officer and Treasurer (March 2018 to June 2020)
•Senior Vice President, Commercial Operations (March 2014 to March 2018)
•Senior Vice President, Business Development (August 2010 to September 2011)
•Senior Vice President, International and Government Alliances (July 2009 to September 2011)
Medimmune, LLC
•Vice President, Vaccine Franchise
ID Biomedical
•Senior Vice President, Business Development
Henry Schein, Inc.
•Vice President, Business Development in the Medical Group
•Vice President, General Manager, GIV Division
ImmunoVaccine, Inc.
•Chief Executive Officer (September 2011 to September 2013)

EDUCATION •M.B.A., New York University •Bachelor of Science, Long Island University, CW Post

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Executive Officers and Compensation

Executive Vice President, Chief Legal Officer and Corporate Secretary	Mark J. Casey

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Legal Officer and Corporate Secretary (December 2023 to present)
Bryn Pharma, LLCs
•Chief Legal Officer and Corporate Secretary (August to November 2023)
Mallinckrodt Pharmaceuticals:
•Chief Legal Officer and Corporate Secretary (February 2018 to November 2022)
Idera Pharmaceuticals (now Aeragen)
•Chief Legal Officer and Corporate Secretary (June 2015 to January 2018)
EDUCATION •J.D., Suffolk University •Bachelor of Arts in Electrical Engineering, Syracuse University

President, Research & Development	Filip Dubovsky, M.D.

CAREER HIGHLIGHTS
Novavax, Inc.
•President, Research & Development (April 2023 to present)
•Executive Vice President, Chief Medical Officer (June 2020 to March 2023)
AstraZeneca
•Head of Clinical Engagement and Policy and Deputy Chief Medical Officer for Clinical Affairs (September 2019 to June 2020)
MedImmune
•Vice-President Clinical Biologics, Therapeutic Area Head Infectious Disease and Vaccines (January 2013 to September 2019)
•Vice-President Clinical Development Vaccines and Infectious Disease (May 2012 to January 2013)
•Medical Director - Vice-President Clinical Development Vaccines (August 2006 to June 2012)

EDUCATION
•Masters of Public Health, International Health and Disease Prevention Certified in Vaccine Science and Policy, Johns Hopkins University
•M.D., University of Alabama, Birmingham
•Bachelor of Arts in Cell Biology, Cornell University

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Executive Officers and Compensation
Compensation Discussion and Analysis
CONTENTS

37	Compensation Discussion and Analysis
37	Overview
38	Executive Compensation Program
40	Objectives of the Executive Compensation Program
40	Attract and Retain Highly Qualified Executives
40	Reward Executives for Meeting Strategic Goals and Objectives of the Company
40	Reward Strong Individual Performance
41	Align Executives’ Interests with Those of Our Stockholders
41	Oversight and Operation of the Executive Compensation Program
42	Process for Setting Executive Compensation
42	Use of Market Data
43	Internal Factors

43	What the Compensation Program Is Designed to Reward
43	Company and Individual Performance
43	2023 Performance and Outcomes
45	Elements of Compensation
45	Base Salary
46	Incentive Cash Bonus Program
47	Retention Bonuses
47	Equity Awards
48	Stock Options
49	Restricted Stock Units
49	Clawback Policy
49	Stock Ownership Guidelines
50	Perquisites and Other Personal Benefits
50	Employment Agreements and Severance Benefits
50	Tax and Accounting Implications
50	Prohibition on Hedging and Pledging Our Common Stock
51	Compensation Risk Assessment

OVERVIEW
The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of our President and Chief Executive Officer (“CEO”), our former President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer and our other three most highly compensated executive officers who were serving in office as of the last day of 2023 (each a “Named Executive Officer” or an “NEO”):

NEO	Title
John C Jacobs(1)	President and Chief Executive Officer
Stanley C. Erck(2)	Former President and Chief Executive Officer
James P. Kelly	Executive Vice President, Chief Financial Officer and Treasurer
Filip Dubovsky, M.D.	President, Research & Development
John J. Trizzino	President and Chief Operating Officer
Mark J. Casey(3)	Executive Vice President, Chief Legal Officer and Corporate Secretary
(1)As discussed further below under “Executive Transitions”, Mr. Jacobs joined the Company as our President and Chief Executive Officer effective January 23, 2023.

(2)As discussed further below under “Executive Transitions”, effective January 23, 2023, Mr. Erck retired from his position as our President and Chief Executive Officer. Mr. Erck is currently party to a consulting agreement with us, pursuant to which he will provide consulting services to the Company until April 30, 2024.

(3)As discussed further below under “Executive Transitions”, Mr. Casey joined the Company as our Executive Vice President, Chief Legal Officer and Corporate Secretary effective December 11, 2023.

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Executive Officers and Compensation

The CD&A reviews:
•the Company’s executive compensation philosophy
•the objectives and operation of the Company’s executive compensation program
•how compensation was set for 2023
•the various elements of compensation paid to the NEOs for services during 2023

EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to attract, retain, and reward highly qualified executives in an extremely competitive recruitment and retention market to achieve the Company’s mission, vision, and goals. We maintain a compensation philosophy that rewards Company performance as it relates to key performance goals.

The Compensation Committee believes the components of our executive compensation program provide the tools needed to deliver at-risk, variable compensation to retain and reward high-performing executives, align with general industry practices, and align the interests of our executives with our stockholders.

2023 Performance Highlights
2023 was a transitional year as we strengthened our financial profile, delivered the only protein-based non-mRNA COVID-19 vaccine option to the U.S. and globally, and focused on the future expansion of our product profile. We made significant progress across our three previously announced key priorities for 2023 to better position us for success in 2024 and beyond, including delivering an updated product for the 2023 fall vaccination season, reducing our rate of spending and managing our cash flow to evolve our scale and structure, and leveraging our technology platform to drive additional value beyond Nuvaxovid. We continued to evaluate our COVID-19 vaccine across ages and indications, ensuring that we remain committed to leading with our science and remain focused on advancing our COVID-19-Influenza Combination vaccine candidate with potential for an anticipated launch in 2026. Throughout the year, the Board sought to build and retain the team in order to advance these efforts. The Compensation Committee believes that the 2023 compensation for our Named Executive Officers appropriately reflects the operational progress achieved by Novavax and will motivate the continued achievement of our strategic priorities and anticipated milestones in 2024 and beyond, with the goal of creating value for our stockholders. Our operational results in 2023 included the following highlights:

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We expanded our robust body of clinical evidence for our COVID-19 vaccine, demonstrating high efficacy, a durable and broad immune response, protection against infection, and a well-characterized safety and reactogenicity profile.
We expanded our label for our updated COVID-19 vaccine across multiple indications and ages in markets around the world.

We evaluated our COVID-19 vaccine in adolescents.	We advanced policy support for our updated COVID-19 vaccine to improve market access.

We achieved positive topline results from our Phase 2b/3 Hummingbird™ trial in children 6 through 11 years and have fully enrolled all three age cohorts to evaluate our COVID-19 vaccines in younger children.
We delivered our protein-based non-mRNA COVID-19 vaccine option to the market.

We achieved positive topline results from our Phase 3 COVID-19 Omicron trial demonstrating our protein-based vaccine can be successfully adapted to new variant strains.	We made a strategic decision to prioritize and focus commercial efforts in Europe on select countries including, Italy, Spain, France, and the U.K.

We advanced our vaccine pipeline, including progressing our Phase 2 trial for our COVID-19-Influenza Combination vaccine candidate and we expect to initiate a Phase 3 trial in the second half of 2024 to support accelerated approval, with a potential launch in the U.S. in fall 2026.
We created a more lean and focused organization, reducing 2023 operating expenses by $1.1 billion, or 41%, as compared to 2022.

We progressed regulatory authorizations for our updated COVID-19 vaccine.	We achieved 2023 total revenue of $1 billion by delivering our updated COVID-19 vaccine to the U.S. and globally.

Executive Transitions
Effective January 23, 2023, Mr. Erck retired from his position as President and CEO. In connection with his retirement, the Company and Mr. Erck entered into a consulting agreement (the “Erck Consulting Agreement”) pursuant to which Mr. Erck will provide consulting services to the Company following his retirement and will receive certain payments and benefits, as described in more detail below under “Overview of Employment and Change in Control Agreements – Employment Agreements; Consulting Agreement.”

Effective upon Mr. Erck’s retirement, we appointed Mr. Jacobs to succeed Mr. Erck as President and CEO and a member of the Board. In connection with his appointment, we entered into an employment agreement with Mr. Jacobs under which he is entitled to an annual base salary of $700,000, subject to review and increase by the Board or the Compensation Committee, and is eligible to receive an annual performance bonus with a target of 75% of his base salary and with the actual amount of such bonus determined by the Board or the Compensation Committee based upon achievement of certain specified goals. Mr. Jacobs also received sign-on equity grants in the form of stock options and restricted stock units with a total grant date value of $6 million, as discussed below under “Elements of Compensation – Equity Awards – 2023 New Hire, Promotion and Retention Equity Grants,” and a make-whole payment of $250,000 (paid in February 2023) to compensate him for an amount that he forfeited when he left his prior employer to join the Company, which make-whole payment was subject to repayment to the Company upon a termination of Mr. Jacobs’ employment for cause or a voluntary termination of his employment without good reason within the one-year period following his commencement of employment with the Company. During Mr. Jacobs’ employment, the Company will pay or reimburse him for housing and commuting expenses in an amount not to exceed $100,000 per year. Pursuant to the terms of his employment agreement, Mr. Jacobs is entitled to certain payments and benefits in the event that his employment is terminated by the Company without cause or he resigns for good reason (as such terms are defined in Mr. Jacobs’ employment agreement), as discussed below under “Overview of Employment and Change in Control Agreements.” When determining the terms and conditions of Mr. Jacobs’ employment,

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including the amount of base salary and target bonus, the Compensation Committee reviewed and was informed by Comparative Market Data (as defined below) provided by Pearl Meyer.

Effective April 1, 2023, Dr. Dubovsky was promoted from the position of Executive Vice President, Chief Medical Officer to President, Research and Development.

Effective November 16, 2023, Mr. Trizzino was promoted from the position of Executive Vice President, Chief Commercial Officer and Chief Business Officer to President and Chief Operating Officer. In connection with their promotions, Dr. Dubovsky and Mr. Trizzino received base salary increases, as discussed below under “Elements of Compensation – Base Salary” and Dr. Dubovsky received an equity award, as discussed below under “Elements of Compensation–Equity Awards.”

Effective December 11, 2023, we hired Mr. Casey as our Executive Vice President, Chief Legal Officer and Corporate Secretary. In connection with his appointment, we entered into an employment agreement with Mr. Casey, which is described in more detail below under “Overview of Employment and Change in Control Agreements – Employment Agreements; Consulting Agreement.” When determining the terms and conditions of Mr. Casey’s employment, including the amount of base salary and target bonus, the Compensation Committee reviewed and was informed by Comparative Market Data provided by Pearl Meyer, in addition to considering Mr. Casey’s past experience serving as the general counsel of a public company.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee believes the compensation for our executive officers should be designed to attract, retain and reward highly qualified executive officers responsible for the success of Novavax and should be determined within a framework that rewards performance and aligns the interests of the executive officers with the interests of the Company’s stockholders.
Within this overall philosophy, the Compensation Committee’s objectives are to:

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders	Align executive compensation with competitive market practices

Attract and Retain Highly Qualified Executives
Our executive compensation program is designed to attract, motivate, and retain, from a limited pool of available talent, individuals who are highly experienced with proven records of success, and to provide total compensation that is competitive with Company peers within the biotechnology and pharmaceutical industries.

Reward Executives for Meeting Strategic Goals and Objectives of the Company
The Compensation Committee believes a significant portion of an executive officer’s total compensation should reflect overall Company performance. The executive compensation program rewards the Company’s executive officers for achieving specified corporate performance goals, as well as goals that fall within their individual functional areas. Incentives are based on meeting criteria in each of these categories and reflect the executive officer’s overall contribution to the Company’s performance. The Compensation Committee also believes that it is appropriate to partially reward our executive officers for their contributions to important corporate performance goals that are partially, but not fully, achieved.

Reward Strong Individual Performance
As described under “Incentive Cash Bonus Program” below, the Compensation Committee assessed individual performance for each of Mr. Kelly, Dr. Dubovsky, and Mr. Trizzino and determined that such individual

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performance was achieved at a level of 125%, 100%, and 50% of target, respectively. Each executive’s bonus payout was different in 2023, which reflects each executive’s individual performance and contributions and areas of oversight.

Mr. Jacobs’ 2023 annual bonus was based 100% on achievement of the 2023 Objectives, as described below. Mr. Casey was not eligible for a 2023 annual bonus due to his commencement of employment in December 2023.

Align Executives’ Interests with Those of Our Stockholders
The Compensation Committee believes that Novavax’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, Novavax provides executive officers with the opportunity to receive equity grants in various forms. We consider grants of stock options to align the interests of our executives with our stockholders’ interests because value is created in such grants only when the value of Common Stock appreciates after the grant. We also view RSUs granted to our executive officers as important incentives, designed to encourage retention and stock ownership.
For a discussion of equity grants made to our NEOs, see “Equity Awards” below.
OVERSIGHT AND OPERATION OF THE EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee is appointed by the Board to assist in the development, review, and approval of the compensation of the Company’s directors and executive officers, as well as the development of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board and Corporate Governance Matters — Compensation Committee” beginning on page 15 of this Proxy Statement.

The CEO evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each executive officer other than himself. The Board Chairman, in concert with the Compensation Committee, evaluates the CEO’s performance and makes compensation recommendations for the CEO to the Compensation Committee. The Compensation Committee considers the CEO’s and the Board Chairman’s recommendations, information provided by the Human Resources team, and advice provided by its compensation consultant in its deliberations regarding executive compensation and determines the compensation of the executive officers based on such deliberations. In 2023, the CEO and the Executive Vice President, Chief Human Resources Officer generally attended Compensation Committee meetings, but, other than to address specific questions from the Compensation Committee, were not present for executive sessions or any discussion of their own compensation.

Independent Compensation Consultant
The Compensation Committee retains an independent compensation consulting firm to assist and advise on executive and Board compensation. As required by rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent compensation consultant after assessing Pearl Meyer’s independence. Based upon this assessment, it was determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The Compensation Committee assesses Pearl Meyer’s independence and potential conflicts of interest on a regular basis, and no less than annually.

Our outside compensation consultant is independent, reports directly to the Compensation Committee, and advises on compensation levels and practices. The role of the Compensation Committee’s independent compensation advisor includes:

•Reviewing executive compensation marketplace trends and best practices;
•Informing the Compensation Committee of regulatory developments relating to executive compensation practices;

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•Advising the Compensation Committee on peer companies for compensation plan designs and competitive pay levels;
•Assessing the competitiveness and appropriateness of compensation plans and pay levels;
•Generally advising the Compensation Committee on other relevant matters; and
•Providing compensation risk assessments

Pearl Meyer is authorized by the Compensation Committee to work with certain executive officers of the Company, as well as other employees in the Company’s Human Resources, Legal, and Finance departments in connection with its work on behalf of the Compensation Committee.
PROCESS FOR SETTING EXECUTIVE COMPENSATION
Generally, compensation packages for each executive officer are analyzed and discussed separately at the first Compensation Committee meeting each year. Prior to that meeting, the Compensation Committee’s independent compensation consultant performs a comprehensive competitive analysis on the compensation package for each executive officer. In the fourth quarter of 2022, Pearl Meyer completed a thorough competitive analysis for 2023 executive compensation, and this analysis was used by the Compensation Committee to inform decisions made regarding base salaries, target incentive cash bonus opportunities, and equity awards granted to our executive officers.

Pearl Meyer followed a similar process in 2023 to assist the Compensation Committee in determining 2024 compensation arrangements for our NEOs.

Use of Market Data
When determining overall compensation for 2023, the Compensation Committee reviewed an analysis, provided by Pearl Meyer, based on relevant market data from a combination of life sciences industry compensation survey data and compensation information from an individual set of comparable publicly traded companies (the “Peer Group”), collectively referred to as “Comparative Market Data.”

The Compensation Committee selected the companies in the Peer Group with the assistance of Pearl Meyer based on factors including, but not limited to, the following:
•industry sector
•stage of development
•market capitalization
•business focus
•employee headcount
The Peer Group utilized in 2023 consists of the following 17 companies:

•ACADIA Pharmaceuticals •Alkermes plc •Amphastar Pharmaceuticals, Inc. •Blueprint Medicines Corporation •Dynavax Technologies Corporation •Emergent BioSolutions, Inc.	•Exelixis, Inc. •Ionis Pharmaceuticals, Inc. •Myovant Sciences Ltd. •Nektar Therapeutics •Neurocrine Biosciences, Inc. •Pacira BioSciences, Inc.	•PTC Theraeutics, Inc. •Sarepta Therapeutics, Inc. •Supernus Pharmaceuticals, Inc. •Ultragenyx Pharmaceutical, Inc. •Vir Biotechnology, Inc.

In addition to the Peer Group, Pearl Meyer provided industry and size-appropriate compensation survey data for Named Executive Officer positions where an adequate peer group sample was not available.

For 2023, Pearl Meyer benchmarked each executive officer’s current compensation against the 50th percentile of the Comparative Market Data. The Compensation Committee determined that this benchmarking was

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appropriate for targeting compensation opportunities, such as target bonus levels, with actual compensation levels, such as earned bonuses, reflecting the Company’s and the individual’s performance.

Internal Factors
In addition to Comparative Market Data, the Compensation Committee considers various internal factors when evaluating compensation decisions. These factors include, but are not limited to, internal equity, an executive’s experience both broadly and in his or her current role, the scope of the role, individual performance, contributions, and how critical the role is to the Company’s business objectives and long-term business strategy. These factors help ensure the Company is fair in its compensation practices across roles similar in scope and level of responsibility.

Say on Pay Vote Results
We conducted our most recent advisory vote on executive compensation at our 2023 Annual Meeting of Stockholders. The Board and the Compensation Committee value the opinions of our stockholders. Close attention was given to the outcome of this vote even though it is non-binding. Approximately 83.8% of the votes cast on the advisory vote on executive compensation were in favor of our Named Executive Officer compensation as disclosed in our 2023 proxy statement.

We continued our stockholder outreach in 2023 and the information we obtained from these engagements is highly valued. We contacted our top stockholders representing approximately 89% of our institutional ownership and 61% of shares outstanding. Through this outreach we sought continued alignment with our stockholders on how to further enhance the design of our executive compensation program to achieve our shared objectives.

WHAT THE COMPENSATION PROGRAM IS DESIGNED TO REWARD

Company & Individual Performance
The executive compensation program is designed to reward both individual and Company performance. Because of the key roles the executive officers play in the success of the Company, a significant portion of the achievement of corporate goals is reflective of the executive officers’ individual performance. Accordingly, a significant portion of an executive officer’s total compensation package is based on the Company’s performance and the achievement of designated corporate goals. In 2023, the Company set five corporate objectives (“2023 Objectives”). These 2023 Objectives are described below under “2023 Performance and Outcomes.” For 2023, the Compensation Committee also evaluated individual performance for our currently employed Named Executive Officers, other than our CEO, whose incentive compensation was based entirely on achievement of the 2023 Objectives and the discretion of the Board, and other than Mr. Casey, who was not eligible for a bonus for 2023 due to his commencement of employment in December 2023.

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2023 PERFORMANCE AND OUTCOMES
During the first quarter of 2024, the Compensation Committee reviewed the Company’s performance related to the 2023 Objectives. The following table summarizes its conclusions regarding these objectives:

2023 Objectives	Weight	Achievement	Actual Percent	Explanation
Deliver 2023 Company Revenue	25%	Partially Met Objective	3%	Partially met $1.25B revenue goal from all other sales
				Failed to meet Revenue Guidance provided in Q1 2023 earnings
Deliver Nuvaxovid	25%	Partially Met Objective	17%	Mono or Bi Valent (as recommended by FDA) met
				Material initial quantities delivered September/October 2023 consistent with market demand; remaining quantities during Q4 2023
				Single dose (US). 5DV for other markets
				U.S. BLA not filed by July 2023
Rationalize and Prioritize Corporate Portfolio	20%	Partially Met Objective	10%	Completed prioritization to streamline priorities and focus investment and energy on a more limited range of assets in 2023 with primary focus on Nuvaxoid and Covid19-Influenza Combination
				Failed to sign at least one deal of material value for a partnership, out-license our technology (including Matrix-M), unique pipeline assets, co-promotion
Improve Financial Strength	20%	Objective not Met	—%	Failed to ensure at least 18 months operating cash at year end and/or a facility to achieve same
Evolve Structure and Culture	10%	Met Objective	10%	Met goal to retain talent at or above industry benchmarks
				Evolved our corporate culture, processes, and organizational norms
				Launched an Environmental, Social and Governance (ESG) program that meets or exceeds industry benchmarks
				Demonstrated employee understanding of 2023 Objectives and new long-term vision for growth and success, including fiscal efficiency and prudence
Total	100%		40%

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ELEMENTS OF COMPENSATION
The Compensation Committee believes the most effective executive compensation program is one that:
•provides a competitive base salary
•rewards the achievement of established goals and objectives
•provides an incentive for retention
For this reason, the executive compensation program is comprised of three primary elements:
(i)base salary (fixed) — the base salary provides recognition of an individual’s role, responsibility, and experience
(ii)an incentive cash bonus program — variable pay designed to reward achievement of strategic objectives
(iii)equity awards — variable compensation that promotes a culture of ownership and aligns the interests of the executive with those of the stockholders
The Compensation Committee believes these three elements provide an effective way to motivate and retain executive officers.
The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the executive officers with the interests of our stockholders.

Base Salary
The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long term. The Compensation Committee determined to not provide annual base salary increases for our Named Executive Officers for 2023. However, each of Mr. Trizzino and Dr. Dubovsky received a base salary increase in connection with his promotion to a new position in 2023. In making base salary determinations for these promotions in 2023, the Compensation Committee considered Comparative Market Data, and the internal factors described above, as well as retention and succession considerations. For Messrs. Jacobs and Casey, who were newly hired executives in 2023, the Compensation Committee considered Comparative Market Data, and the individual’s scope of responsibility and level of experience in determining such executives’ base salaries.
The base salaries for our currently employed NEOs as of December 31, 2023 were:

Executive(1)	Base Salary ($)	Percentage Increase in Base Salary from December 31, 2022	Nature of Increase
John C. Jacobs	700,000	—%
James P. Kelly	515,000	—%
Filip Dubovsky, M.D. (2)	665,600	4.0%	Promotion
John J. Trizzino(3)	570,000	9.6%	Promotion
Mark J. Casey	550,000	—%
(1)Mr. Erck is not included in this table because he retired effective January 23, 2023. His base salary at the time of his retirement was $758,000.
(2)Dr. Dubovsky was promoted from Executive Vice President and Chief Medical Officer to President Research & Development on April 1, 2023 and received a 4.0% promotional salary increase.
(3)Mr. Trizzino was promoted from Executive Vice President, Chief Commercial Officer and Chief Business Officer to President and Chief Operating Officer on November 16, 2023 and received a 9.6% promotional salary increase.

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Incentive Cash Bonus Program
The 2023 incentive cash bonus program was designed to motivate and reward executive officers for the achievement of specific corporate objectives. The purpose of the incentive cash bonus program is to align company, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to individual contribution and teamwork.

A target bonus for each Named Executive Officer is set as a percentage of the executive officer’s base salary, with such percentages based on market data, although the ultimate amount of any bonus payout is at the discretion of the Compensation Committee and based on the level of achievement of applicable bonus plan objectives. Mr. Erck was not eligible for a bonus for 2023 due to his retirement and Mr. Casey was not eligible for a bonus for 2023 due to his commencement of employment in December 2023.

As described above, for 2023, the Board set five corporate objectives (“2023 Objectives”): Deliver Nuvaxovid (25%), Deliver 2023 Company Revenue (25%), Rationalize and Prioritize Corporate Portfolio (20%), Improve Company’s Financial Strength (20%), and Evolve Company Structure and Culture (10%). During the first quarter of 2024, the Compensation Committee reviewed the Company’s performance related to the 2023 Objectives. As described above under “2023 Performance and Outcomes,” the overall achievement of the 2023 Objectives was 40%. In addition to its assessment of corporate performance against the pre-established 2023 Objectives, the Compensation Committee also considered additional significant Company achievements in 2023 and used its discretion to modify the payout of 2023 annual bonuses based on achievement of corporate performance at 45%. These additional achievements considered by the Compensation Committee to discretionally increase the 2023 bonus payouts included:

•Progress toward the management and reduction of external uncertainties and financial liabilities.
•Execution of an organization redesign and cost reduction project.
•Advancements made with the implantation of a long-term strategy and planning process.
•Improvements in process to engage with governments, regulators and advisory groups.
•Progress toward increasing Novavax brand recognition.

For each of our currently employed NEOs (except for Mr. Jacobs, whose 2023 annual bonus was based 100% on achievement of the 2023 Objectives and additional significant corporate achievements outlined above and Mr. Casey, who was not eligible for a bonus for 2023 due to his commencement of employment in December 2023), the Compensation Committee reviewed each such NEO’s individual performance against the NEO’s applicable individual performance objectives as outlined below:

Named Executive Officer	2023 Individual Performance Against Key Individual Objectives
James P. Kelly
•Enhanced finance function, process and contribution.
•Developed financial data and modeling to support business decision process.
•Provided active management support for critical management actions.
•Successful co-leadership of cost reduction initiatives.
•Leadership of liability reduction and capital management initiatives.

Filip Dubovsky, M.D.
•Successfully identified and delivered XBB 1.5 Strain for 2023 season.
•Maintained operating licenses in all critical markets.
•Advanced clinical support for Nuvaxovid through scientific publications and databases.
•Advanced clinical programs for pipeline programs.

John J. Trizzino
•Developed regional commercial structure and strategy.
•Enhanced Novavax brand awareness.
•Co-leadership of product supply and market readiness initiative.
•Unsuccessful in delivery of preferred product presentation for U.S. market.
•Under performance on delivery of global revenue compared to plan.

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The 2023 bonus targets and actual incentive cash bonus awards received for our currently employed NEOs were as follows:

Executive(1)	Bonus Target as Percentage of Base Salary	Incentive Cash Bonus Award Received ($)(4)(5)	Actual Bonus as a Percentage of Target Bonus
John C. Jacobs	75%	267,750(2)	45.0%
James P. Kelly	50%	187,975	73.0%
Filip Dubovsky, M.D.	50%	186,368 (3)	56.5%
John J. Trizzino	50%	131,100 (3)	50.0%
Mark J. Casey	50%	—	—%
(1)    Mr. Erck is not included in this table because he retired effective January 23, 2023 and therefore was not eligible for a 2023 annual bonus. Mr. Casey was not eligible for a bonus for 2023 due to his December 2023 hire date.
(2)    Due to administrative error, Mr. Jacobs’ 2023 bonus was calculated against a target of 85% of base salary instead of his actual target of 75% resulting in an overpayment of $31,500. Mr. Jacobs agreed to reimburse the Company for the overpayment.
(3)    The 2023 bonus payouts for Dr. Dubovsky and Mr. Trizzino were determined on a prorated basis to account for the increases to such NEOs’ base salaries during the year.
(4)    Mr. Jacobs’ bonus payout was based 100% on corporate performance. Mr. Kelly’s bonus payout was based 65% on corporate performance and 35% on individual performance. Each of Dr. Dubovsky’s and Mr. Trizzino’s bonus payout was based 80% on corporate performance and 20% on individual performance.
(5)    Based on the CEO’s assessment of, and the Compensation Committee’s review of, individual performance, the Compensation Committee determined that each of Mr. Kelly, Dr. Dubovsky and Mr. Trizzino achieved his applicable individual performance metrics at 125%, 100% and 50%, respectively, of target.

Retention Bonuses
In early 2023, the Compensation Committee determined that it was important to retain Dr. Dubovsky’s services in order to ensure delivery of Nuvaxovid BLA and development of combined COVID-19-Influenza vaccine. In March 2023, the Compensation Committee granted Dr. Dubovsky a $500,000 cash retention bonus award, pursuant to which he is eligible to earn $250,000 if he remains employed with Novavax through the first anniversary of the award, March 7, 2024, and an additional $250,000 if he remains employed with Novavax through the second anniversary of the award, March 7, 2025.

Equity Awards
Equity awards are a fundamental incentive component in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and executives. In addition, they are crucial to a competitive compensation program for executive officers because they act as a powerful retention tool. With the Company’s ongoing global rollout of Nuvaxovid, the Compensation Committee believes that equity awards create appropriate incentives for rewarding our executives for increases in stock performance as a result of our efforts towards improved global health, and align the executives’ interests with those of our stockholders.

In the case of stock options, the executive officers are further motivated by the potential appreciation in stock price above the exercise price of the stock options. To encourage continued employment, equity grants to executive officers, other than retention and performance-vesting grants, typically require the executive to remain in continued service with the Company for three or four years before the award is fully vested. In addition, the Compensation Committee may grant equity awards that vest as the Company achieves certain performance milestones. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by the executive to a long-term commitment with Novavax.

Annual equity grants are awarded to executive officers at the discretion of the Board upon a recommendation by the Compensation Committee or at the discretion of the Compensation Committee pursuant to the authority delegated to it by the Board. In making its recommendations or determinations, the Compensation Committee considers Company performance, market data provided to the Compensation Committee by Pearl Meyer, and

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the individual’s scope of responsibility and performance. After reviewing guidance from Pearl Meyer based on its analysis of competitive data, annual equity awards were awarded to all eligible employees, including Mr. Kelly, Dr. Dubovsky, and Mr. Trizzino, in March 2023. Dr. Dubovsky also received an additional equity award in connection with his promotion in 2023, and Mr. Kelly received an additional equity award for retention purposes in 2023, in each case, as described in more detail below under “2023 New Hire, Promotion and Retention Equity Grants.” Messrs. Jacobs and Casey did not receive annual equity awards in 2023, but instead received new hire equity awards in connection with their appointments in 2023, as described in more detail below under “2023 New Hire, Promotion and Retention Equity Grants.” Mr. Erck did not receive any equity awards in 2023.

Annual Stock Option Awards
In March 2023, the Compensation Committee awarded an option to purchase shares of Common Stock to each of Mr. Kelly, Dr. Dubovsky, and Mr. Trizzino. Each stock option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% of the shares in equal monthly installments over a three-year period, generally subject to continued service with the Company through the applicable vesting date. The following table sets forth the number of shares underlying the time-vesting stock option granted to each of Mr. Kelly, Dr. Dubovsky, and Mr. Trizzino in 2023:

Executive	Time-Vesting Stock Options
James P. Kelly	42,350
Filip Dubovsky, M.D.	67,380
John J. Trizzino	100,100

2023 New Hire, Promotion and Retention Equity Grants

In connection with his appointment, on January 23, 2023, Mr. Jacobs was granted an option to purchase 290,700 shares of our Common Stock, which vests as to 25% of the underlying shares on the first anniversary of the grant date and as to the remaining 75% of the underlying shares in equal monthly installments thereafter over the following three years, in each case generally subject to Mr. Jacobs’ continued service through the applicable vesting date. On January 23, 2023, Mr. Jacobs was also granted 249,590 RSUs, which vested as to one-third of the RSUs on January 23, 2024 and will vest as to one-third of the RSUs on each of January 23, 2025 and January 23, 2026, in each case generally subject to Mr. Jacobs’ continued service through the applicable vesting date.

In connection with his promotion, on March 27, 2023, Dr. Dubovsky was granted an option to purchase 50,000 shares of our Common Stock, which vests as to 25% of the underlying shares on the first anniversary of the grant date and as to the remaining 75% of the underlying shares in equal monthly installments thereafter over the following three years, in each case generally subject to Dr. Dubovsky’s continued service through the applicable vesting date.

In recognition of his contributions to the Company and for retention purposes, on September 12, 2023, Mr. Kelly was granted 35,000 RSUs, which vest as to 100% of the RSUs on December 31, 2024, generally subject to Mr. Kelly’s continued service through the vesting date.

In connection with his appointment, on December 11, 2023, Mr. Casey was granted an option to purchase 144,694 shares of our Common Stock, which vests as to 25% of the underlying shares on the first anniversary of the grant date and as to the remaining 75% of the underlying shares in equal monthly installments thereafter over the following three years, in each case generally subject to Mr. Casey’s continued service through the applicable vesting date. On December 11, 2023, Mr. Casey was also granted 125,698 RSUs, which will vest as to one-third of the RSUs on each of the first three anniversaries of the grant date, in each case generally subject to Mr. Casey’s continued service through the applicable vesting date.

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Annual Restricted Stock Unit Awards
In March 2023, the Compensation Committee awarded time-vesting RSUs to each of Mr. Kelly, Dr. Dubovsky, and Mr. Trizzino. Such time-vested RSUs vest in three equal annual installments on the first three anniversaries of the date of grant, in each case generally subject to continued service with the Company through the applicable vesting date. The following table sets forth the RSUs granted to each of Mr. Kelly, Dr. Dubovsky, and Mr. Trizzino:

Executive	Time-Vesting Restricted Stock Units
James P. Kelly	36,670
Filip Dubovsky, M.D.	58,330
John J. Trizzino	86,670

Clawback Policy
In June 2023, we adopted our Second Amended and Restated Recoupment Policy (the “Clawback Policy”) in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers. If the Company is required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws, covered incentive-based compensation paid or awarded to covered executives will be subject to reduction and/or repayment if the amount of such compensation was calculated based on the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered executives had the financial results been properly reported would have been lower than the amount actually awarded.

Stock Ownership Guidelines
In June 2021, the Board adopted the Stock Ownership Guidelines for our executive team and Board. The Stock Ownership Guidelines require that by the fifth anniversary of the guideline’s effective date (i.e., June 17, 2026) or the fifth anniversary of an individual becoming subject to the guidelines (whichever is later), that individual is required to hold a number of shares of Common Stock equivalent in value to a multiple of the individual’s salary or, in the case of directors, their annual cash retainer, as follows:

CEO	Executive Vice President and above	Non-Employee Directors

The Stock Ownership Guidelines provide that the following shares or share equivalents count towards satisfaction of the guidelines:
•shares owned outright by the executive or director or a member of his or her immediate family residing in the same household,
•shares held in trust for the benefit of the executive or director or a member of his or her immediate family residing in the same household,
•shares or share equivalents held in any Company employee stock purchase plan, 401(k) plan or deferred compensation retirement plan, and
•unvested restricted stock units.

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Other unvested equity awards, vested and unexercised stock options and unearned performance-based equity awards do not count toward satisfaction of the guidelines.

Until the required ownership level is reached, covered executives and non-employee directors are required to retain at least 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options or stock appreciation rights. Once the requisite level has been achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Stock Ownership Guidelines.

As of December 31, 2023, all of the covered executives and non-employee directors were in compliance with, or within the five-year grace period under, the Stock Ownership Guidelines.

PERQUISITES AND OTHER PERSONAL BENEFITS
The Company does not have any formal executive perquisite programs. From time to time, it may decide to provide other benefits that are related to a business purpose or are customary among peer public companies that may otherwise be considered perquisites. Certain executive officers fly on chartered flights to Company vendor locations and, on occasion, certain of the executive officers’ spouses accompany them on such flights. In addition, we are providing a housing and travel allowance to each of Mr. Jacobs and Mr. Casey, and we are providing Mr. Casey with an additional sum to reimburse him for personal income taxes associated with this housing and travel allowance. We also agreed to reimburse certain legal costs of Mr. Jacobs, Mr. Erck, and Mr. Casey in connection with the negotiation of their arrangements with us. All of the currently employed NEOs are eligible to participate in the Company’s benefit plans offered to all employees, including health, dental and vision insurance, a prescription drug plan, flexible spending accounts, short- and long-term disability, life insurance, and a 401(k) plan. The currently employed NEOs are also eligible to participate in the ESPP.
EMPLOYMENT AGREEMENTS AND SEVERANCE BENEFITS
As of December 31, 2023, the Company had employment agreements in place with all of the currently employed NEOs. The employment agreements provide for certain payments if the NEO is terminated by the Company without cause or leaves for good reason. The terms of these agreements are described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” All of the currently employed NEOs are “at will” employees.
The Company has established an Amended and Restated Change in Control Severance Benefit Plan (the “Severance Plan”), which provides for severance payments to participating employees if the participant’s employment is terminated in connection with a change in control. This plan is described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” The Compensation Committee believes it is important to provide such employees with an incentive to remain with the Company amid the uncertainty that often accompanies efforts to consummate a corporate sale or similar transaction that may enhance stockholder value. All of the currently employed NEOs participate in the Severance Plan.
TAX AND ACCOUNTING IMPLICATIONS
Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers, subject to certain limited exceptions. The Compensation Committee believes its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executives necessary for our success. Accordingly, the Compensation Committee has authorized, and will continue to authorize, compensation arrangements that are not deductible in whole or in part. The Compensation Committee may consider the accounting implications of significant equity-related compensation decisions.
PROHIBITION ON HEDGING AND PLEDGING OUR COMMON STOCK
Our insider trading policy prohibits all directors, officers and other employees from engaging in hedging of Common Stock or similar transactions that transfer to another, in whole or in part, any of the economic consequences of ownership of Common Stock, such as put and call options and short and long sales, convertible debentures or preferred stock and debt securities (debentures, bonds and notes). Further, our

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insider trading policy provides that no director, executive officer, or vice president may engage in any transaction involving pledging of Common Stock.
COMPENSATION RISK ASSESSMENT
The Compensation Committee regularly reviews the Company’s compensation and benefits programs, policies and practices, including its executive compensation program and its incentive-based compensation programs for its executive officers, to determine whether such programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Our compensation and governance-related policies are enhanced by our clawback policy, described in the section titled “Elements of Compensation — Clawback Policy” on page 48 of this Proxy Statement, as well as a policy prohibiting hedging and pledging of our securities by our directors and officers, including our NEOs, and employees, as described above. At the Compensation Committee’s direction, on an annual basis the Compensation Committee’s independent compensation consultant conducts a risk assessment of our compensation programs. The Compensation Committee and its independent compensation consultant reviewed and discussed the assessment, and the Compensation Committee concurred with the assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.
.

Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE David M. Mott, Chair Richard H. Douglas, Ph.D. Rachel K. King Richard J. Rodgers

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2023, 2022, and 2021, as applicable.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
John C. Jacobs President and CEO(7)	2023	662,868	250,000	2,975,113	2,996,245	267,750	149,033	7,301,009
Stanley C. Erck(8)	2023	50,897	—	—	3,191,787	—	584,799	3,827,483
Former President and CEO	2022	749,750	—	3,225,433	4,085,533	305,898	34,669	8,401,283
	2021	709,250	—	—	—	397,180	11,600	1,118,030
James P. Kelly	2023	515,000	—	532,440	255,218	187,975	13,200	1,503,833
EVP, Chief Financial Officer and Treasurer	2022	508,750	—	1,075,170	1,361,844	123,372	12,200	3,081,336
	2021	183,750	100,000	1,628,101	2,942,604	68,217	3,267	4,925,939
Filip Dubovsky, M.D.	2023	659,200	—	406,560	669,064	186,368	13,200	1,934,392
President, Research & Development		—	—	—	—	—	—
John J. Trizzino	2023	526,250	—	604,090	603,243	131,100	13,200	1,877,883
President and Chief Operating Officer	2022	506,250	—	1,075,170	1,361,844	122,766	12,200	3,078,230
	2021	456,250	—	427,329	—	169,383	11,217	1,064,179
Mark J. Casey(9) EVP, Chief Legal Officer and Corporate Secretary	2023	36,137	94,000	700,138	697,092	—	7,220	1,534,587
(1)Includes amounts earned, but deferred at the election of the NEO, such as salary deferrals under the Company’s 401(k) plan.
(2)The amount reported in this column for 2023 for Mr. Jacobs represents a make-whole payment of $250,000 to compensate him for an amount forfeited when he left his prior employer to join the Company. The amount reported in this column for 2023 for Mr. Casey represents a make-whole payment of $94,000 to compensate him for an amount that he forfeited when he left his prior employer to join the Company. For more information, see below under “Overview of Employment and Change in Control Agreements – Employment Agreements; Consulting Agreement.”
(3)The amounts reported in this column represent the grant date fair value of time-vesting RSUs granted to our NEOs in 2023, 2022, and 2021, as applicable. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718.
(4)The amounts reported in this column represent the grant date fair value of time-vesting stock options granted in 2023, 2022 and 2021, as applicable, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024. The amount reported for Mr. Erck for 2023 represents the incremental fair value, as computed under FASB ASC Topic 718, related to adjustments to his option awards made in connection with his retirement as described in more detail below under ““Overview of Employment and Change in Control Agreements – Employment Agreements; Consulting Agreement.”
(5)The amounts reported in this column represent annual performance bonuses awarded in 2023, 2022, and 2021, as applicable, under the Company’s incentive cash bonus program. For a description of the 2023 incentive cash bonus program, see page 46 in the CD&A.
(6)For 2023, All Other Compensation consisted of (i) employer matching contributions to the Company’s 401(k) plan for Mr. Jacobs ($13,200), Mr. Erck ($3,634), Mr. Kelly ($13,200), Dr. Dubovsky ($13,200), Mr. Trizzino ($13,200), and Mr. Casey ($917); (ii) housing and travel allowance provided to Mr. Jacobs ($95,833); (iii) legal fee reimbursements provided to Mr. Jacobs ($40,000) and Mr. Erck ($7,418); (iv) commuting allowance provided to Mr. Casey ($6,303, including $2,305 to reimburse Mr. Casey for personal income taxes associated with the commuting

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allowance); (v) consulting fees for services provided by Mr. Erck following his retirement ($432,258); and (vi) accrued but unused paid time off payable on retirement to Mr. Erck ($141,489).
(7)As discussed in the CD&A under “Executive Transitions”, Mr. Jacobs was appointed to his position as our President and Chief Executive Officer effective January 23, 2023.
(8)As discussed in the CD&A under “Executive Transitions”, effective January 23, 2023, Mr. Erck retired from his position as our President and Chief Executive Officer. Mr. Erck is currently party to a consulting agreement with us, pursuant to which he will provide consulting services to the Company until April 30, 2024.
(9)As discussed in the CD&A under “Executive Transitions”, Mr. Casey was appointed to his position as our Executive Vice President, Chief Legal Officer and Corporate Secretary effective December 11, 2023.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information with respect to incentive equity awards and other plan-based awards granted to our NEOs during the fiscal year ended December 31, 2023:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
	Target ($)	Maximum ($)
John C. Jacobs	525,000	787,500	—	—	—	—	—
	—	—	1/23/2023	—	290,700	11.92	2,996,245
	—	—	1/23/2023	249,590	—	—	2,975,113

Stanley C. Erck (6)	—	—	1/23/2023	—	—	—	3,191,787

James P. Kelly	257,500	386,250	—	—	—	—	—
	—	—	3/7/2023	—	42,350	6.97	255,218
	—	—	3/7/2023	36,670	—	—	255,590
	—	—	9/12/2023	35,000	—	—	276,850

Filip Dubovsky, M.D.	329,600	494,400	—	—	—	—	—
	—	—	3/7/2023	—	67,380	6.97	406,059
	—	—	3/7/2023	58,330	—	—	406,560
	—	—	3/27/2023	—	50,000	6.09	263,005

John J. Trizzino	263,125	394,688	—	—	—	—	—
	—	—	3/7/2023	—	100,100	6.97	603,243
	—	—	3/7/2023	86,670	—	—	604,090

Mark J. Casey
	—	—	12/11/2023	—	144,694	5.57	697,092
	—	—	12/11/2023	125,698	—	—	700,138
(1)The target cash bonus amount for fiscal 2023 was based on achievement of 100% of the 2023 Objectives (and, if applicable, 100% of individual performance objectives) and the individual’s earned base salary for 2023 and represented 85% of Mr. Jacobs’ base salary, and 50% of each of Messrs. Kelly and Trizzino’s and Dr. Dubovsky’s base salary. The maximum cash bonus amount for fiscal 2023 was capped at achievement of 150% of target. The target and maximum amounts reported in the table for Dr. Dubovsky and Mr. Trizzino were calculated on a blended basis to account for the increase to such NEO’s base salary during the year. Mr. Casey was not eligible for a cash bonus in 2023 due to his commencement of employment in December 2023.
(2)Represents time-vesting RSUs granted under the 2015 Stock Plan or the Inducement Plan that vest in three equal annual installments on the first three anniversaries of the grant date, with the exception of the September 12, 2023 award for Mr. Kelly which will vest as to 100% of the RSUs on December 31, 2024. In each case, vesting is generally subject to the NEO’s continued service with the Company through the applicable vesting date.
(3)Represents time-vesting stock options granted under the 2015 Stock Plan or the Inducement Plan. These stock options have a ten-year term and vest as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% of the shares in equal monthly installments thereafter over a three-year

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period, in each case generally subject to the NEO’s continued service with the Company through the applicable vesting date.
(4)The stock options granted to the NEOs have an exercise price equal to the closing price of a share of Common Stock as reported on Nasdaq on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
(5)With respect to stock options and RSUs granted to each of our NEOs (except for Mr. Erck), reflects the grant date fair value of each RSU and option award, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount for options are included in Note 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024. The grant date fair value of the RSU awards was determined by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported). For Mr. Erck, reflects the incremental fair value, calculated in accordance with FASB ASC Topic 718, associated with the modifications to his stock options in connection with his retirement.
(6)Mr. Erck did not receive any incentive equity awards or other plan-based awards in 2023. The information reported in this table for Mr. Erck reflects the incremental fair value associated with adjustments made to his outstanding stock options on January 23, 2023 in connection with his retirement, as described in footnote (5) above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
During 2023, each of the currently employed NEOs was party to an employment agreement that provides for a base salary and other benefits. The currently employed NEOs were eligible to participate in the 2015 Stock Plan and the ESPP, and our benefit plans and programs during 2023. Each of the currently employed NEO’s annual cash bonus opportunity was established and determined pursuant to the 2023 Objectives, as more fully described in the CD&A above. During 2023, each currently employed NEO was granted equity awards of stock options and RSUs that are eligible to vest based on continued service.
The severance arrangements with the NEOs and the effect of a change in control on their outstanding equity awards are described below under “Overview of Employment and Change in Control Agreements.”

The consulting agreement with Mr. Erck that we entered into with him at the time of his retirement is described below under “Overview of Employment and Change in Control Agreements.”
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END
The following table sets forth certain information with respect to the value of all outstanding equity awards held by the NEOs as of December 31, 2023:

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		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
John C.	1/23/2023	—	290,700	11.92	1/23/2033	—	—
Jacobs	1/23/2023	—	—	—	—	249,590	1,198,032

Stanley C.	3/5/2015	44,999	—	178.80	3/5/2025(5)	—	—
Erck	3/15/2016	44,999	—	99.80	3/15/2026	—	—
	12/15/2017	36,499	—	27.60	12/15/2027	—	—
	12/13/2018	98,499	—	46.00	12/13/2028	—	—
	9/26/2019	75,000	—	5.95	9/26/2029	—	—
	9/26/2019	75,000	—	5.95	9/26/2029	—	—
	4/17/2020	400,000	—	19.08	4/17/2030(6)	—	—
	12/14/2020	31,274	10,426	129.70	12/14/2030	—	—
	3/10/2022	27,217	34,994	77.77	3/10/2032	—	—
	3/10/2022	—	—	—	—	27,649	132,715

James P.	8/16/2021	8,283	5,917	229.31	8/16/2031	—	—
Kelly	8/16/2021	—	—	—	—	2,367	11,362
	3/10/2022	9,072	11,665	77.77	3/10/2032	—	—
	3/10/2022	—	—	—	—	9,216	44,237
	3/7/2023	—	42,350	6.97	3/7/2033	—	—
	3/7/2023	—	—	—	—	36,670	176,016
	9/12/2023	—	—	—	—	35,000(7)	168,000

Filip	6/16/2020	15,000	—	52.15	6/16/2030(8)	—	—
Dubovsky, M.D.	12/14/2020	8,499	4,251	129.70	12/14/2030	—	—
	3/10/2022	10,584	13,609	77.77	3/10/2032	—	—
	3/10/2022	—	—	—	—	10,752	51,610
	3/7/2023	—	67,380	6.97	3/7/2033	—	—
	3/7/2023	—	—	—	—	58,330	279,984
	3/27/2023	—	50,000	6.09	3/27/2033	—	—

John J.	3/10/2014	14,999	—	117.20	3/10/2024(5)	—	—
Trizzino	3/5/2015	9,999	—	178.80	3/5/2025(5)	—	—
	12/15/2017	3,341	—	27.60	12/15/2027
	12/13/2018	10,423	—	46.00	12/13/2028	—	—
	9/26/2019	60,417	—	5.95	9/26/2029	—	—
	9/26/2019	11,117	—	5.95	9/26/2029	—	—
	4/17/2020	95,000	—	19.08	4/17/2030(6)	—	—
	12/14/2020	7,124	2,376	129.70	12/14/2030	—	—
	8/19/2021	—	—	—	—	655	3,144
	3/10/2022	9,072	11,665	77.77	3/10/2032	—	—
	3/10/2022	—	—	—	—	9,216	44,237
	3/7/2023	—	100,100	6.97	3/7/2033	—	—
	3/7/2023	—	—	—	—	86,670	416,016

Mark J.	12/11/2023	—	114,694	5.57	12/11/2033	—	—
Casey	12/11/2023	—	—	—	—	125,698	603,350

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(1)All stock options and SARs included in this table were awarded under the Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Plan”), the 2015 Stock Plan, or the Inducement Plan and, except as noted, vest as to 25% on the first anniversary of the grant date, and as to the remaining 75% in equal monthly installments over the following three years , generally subject to continued service with the Company through the applicable vesting date.
(2)All RSUs included in this table were awarded under the 2015 Stock Plan, or the Inducement Plan and, except as noted, vest in three equal annual installments on the first three anniversaries of the date of grant, generally subject to continued service with the Company through the applicable vesting date.
(3)The exercise price of stock options and base value of SARs is equal to the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
(4)Amounts in this column have been calculated by multiplying the number of RSUs subject to the applicable award by $4.80, which was the closing price of the Common Stock on December 29, 2023, the last trading day in 2023.
(5)Shares subject to this stock option vest in four equal annual installments on the first four anniversaries of the date of grant, generally subject to continued service with the Company through the applicable vesting date.
(6)Represents performance- and time-vesting stock options that vest subject to the satisfaction of a performance-based vesting requirement, followed by time-based vesting. The performance metric required that the Company initiate a COVID-19 Phase 2 clinical trial within 12 months of the grant date, which occurred when the Company initiated its Phase 2 clinical trial of NVX-CoV2373 in the U.S. on August 24, 2020. As a result of the attainment of the performance objective, these options vested as to 50% of the underlying shares on August 24, 2021 and as to 50% of the underlying shares on August 24, 2022.
(7)These RSUs vest as to 100% on December 31, 2024, generally subject to continued employment with the Company through such vesting date.
(8)Fifty percent of the shares subject to this option grant vest on each of the first two anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date.
OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth certain information concerning the vesting of RSUs during the fiscal year ended December 31, 2023. None of our NEOs exercised any stock options during the fiscal year ended December 31, 2023.

	Stock Awards
Executive	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John C. Jacobs	—	—
Stanley C. Erck	20,792	129,781
James P. Kelly	6,975	46,920
Filip Dubovsky, M.D.	26,409	191,953
John J. Trizzino	7,697	49,412
Mark J. Casey	—	—

(1)Amounts in this column represent RSUs that vested during 2023.
(2)The dollar amount in this column is determined by multiplying the number of shares of Common Stock underlying RSUs that vested during 2023 by the closing price of a share of Common Stock on the date the RSUs vested.
OVERVIEW OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements; Consulting Agreement
The Company has employment agreements in place with each of our currently employed NEOs and, prior to his retirement, the Company had an employment agreement in place with Mr. Erck. The terms “cause” and “good reason” referred to below are defined in the respective NEOs’ employment agreement.

Each employment agreement provides for a base salary subject to review each year (but, in the case of Mr. Jacobs, not subject to reduction, other than an across-the-board reduction not in excess of 10% of Mr. Jacobs’ annual base salary, applicable to all similarly situated executives of the Company), an incentive bonus, and equity awards. Salary information and the target amount of the incentive bonus are described in greater detail on page 45 in the CD&A. The amount of any incentive bonus and the form of payment (cash, equity, or some combination of the two) are at the discretion of the Board or the Compensation Committee.

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Pursuant to his employment agreement, Mr. Jacobs received a make-whole payment of $250,000 in February 2023 to compensate him for an amount forfeited when he left his prior employer to join the Company, which make-whole payment was subject to repayment to the Company if Mr. Jacobs’ employment had been terminated by the Company for cause or Mr. Jacobs had voluntarily resigned without good reason within the one-year period following his commencement of employment with the Company. Mr. Jacobs’ employment agreement also provided for up to $40,000 in reimbursement for legal fees actually incurred by him in the negotiation of his employment agreement, and provides that during his employment, the Company will pay or reimburse him for housing and commuting expenses in an amount not to exceed $100,000 per year.

Mr. Casey’s employment agreement also provided for up to $10,000 in reimbursement for legal fees actually incurred by him in the negotiation of his employment agreement, and provides that during his employment, the Company will pay or reimburse him for housing and commuting expenses in an amount not to exceed $6,000 per month, plus an additional sum to reimburse him for personal income taxes associated with his commuting allowance. Mr. Casey received a make-whole payment of $94,000 in December 2023 to compensate him for an amount that he forfeited when he left his prior employer to join the Company.

The employment agreement with each NEO (and the employment agreement with Mr. Erck prior to his retirement) requires the NEO to maintain the confidentiality of the Company’s proprietary information and provides that all work product discovered or developed by the NEO in the course of the NEO’s employment belongs to the Company. In addition, in the employment agreements, the NEOs have agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for the duration of the severance period provided for the NEO following the termination of his employment.

If a currently employed NEO’s employment is terminated without “cause” or the NEO leaves the Company for “good reason”, the NEO may receive a lump sum separation payment pursuant to the employment agreements. The amount of these payments is more specifically described in the section “Potential Payments Upon Termination or Change in Control” beginning on page 62. To be entitled to such a payment, the NEO must execute and deliver to the Company a waiver and separation agreement, releasing the Company from any claims.
In connection with Mr. Erck’s retirement from employment as President and CEO, effective January 23, 2023, the Company and Mr. Erck entered into the Erck Consulting Agreement pursuant to which Mr. Erck will provide consulting services to the Company following his retirement until April 30, 2024 (subject to earlier termination, the “Erck Consulting Period”). The Erck Consulting Agreement provides that Mr. Erck will receive a consulting fee (the “Erck Consulting Fee”) of $50,000 per month in respect of his consulting services for the first six months of the Erck Consulting Period and $25,000 per month in respect of his consulting services for the remaining nine months of the Erck Consulting Period. Mr. Erck continued to be eligible to receive his 2022 annual bonus, as disclosed in the Summary Compensation Table for fiscal year 2022 above. The equity awards previously granted to Mr. Erck will continue to be eligible to vest based on his continued service during the Erck Consulting Period in accordance with their existing terms, and any stock options and stock appreciation rights that remain outstanding and unexercised as of the last day of the Erck Consulting Period will remain exercisable until the earlier of (i) the end of the one-year period following the last day of the Erck Consulting Period and (ii) the stated expiration date of such awards (collectively, the “Erck Equity Treatment”). In the event of a change in control (as defined in the Severance Plan (described below)) during the Erck Consulting Period, Mr. Erck will be entitled to accelerated vesting of 100% of his outstanding equity awards. The Company also reimbursed Mr. Erck for certain attorneys’ fees incurred in the negotiation of the Erck Consulting Agreement.

Under the terms of the Erck Consulting Agreement, if Mr. Erck’s service is terminated by the Company without cause or if Mr. Erck terminates his service with the Company for good reason (as such terms are defined in the Erck Consulting Agreement) prior to the end of the Erck Consulting Period, the Company will pay Mr. Erck the Erck Consulting Fee through April 30, 2024 and his outstanding equity awards will remain eligible for the Erck Equity Treatment. The equity awards held by Mr. Erck as of December 31, 2023 are described above under “Outstanding Equity Awards at 2023 Fiscal Year End.” The post-termination period applicable to Mr. Erck’s current non-competition and non-solicitation covenants commenced upon his retirement with the Company on January 23, 2023.

NOVAVAX, INC. 2024 PROXY STATEMENT	57

Executive Officers and Compensation

Amended and Restated Change in Control Severance Benefit Plan
In 2021, the Board adopted the Severance Plan. The purpose of the Severance Plan is to provide severance pay and benefits to employees of the Company at the level of Executive Vice President and above in the event their employment with the Company is terminated following a change in control event, to provide such employees with an incentive to remain with the Company, and help the Company consummate a strategic corporate sale or transaction that maximizes stockholder value. Each of our currently employed NEOs participates in the Severance Plan and, prior to his retirement, Mr. Erck was eligible to participate in the Severance Plan. This section summarizes the terms of the Severance Plan for each of our currently employed NEOs. Mr. Erck is no longer eligible for severance payments and benefits under the Severance Plan.
The Severance Plan provides for the payment of benefits upon certain triggering events. A triggering event occurs if a participant’s employment is terminated due to an “Involuntary Termination without Cause” for a reason other than death or disability or as a result of a “Constructive Termination” either (i) within a certain protected period set forth in the table below (not to exceed 24 months) after the effective date of a “Change in Control” or (ii) within the one-year period prior to the Change in Control but after the first day on which the Board and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of the Change in Control.
The specific periods of time following the effective date of a Change in Control during which payment of benefits under the Severance Plan may be triggered by termination, and the severance payment and benefits provided pursuant to the Severance Plan, are as follows:

Severance(1)(2)
Executive	Protected Period	Severance Payment	Continuation of Benefits Period
John C. Jacobs	24 months	24 months salary	18 months
James P. Kelly	12 months	12 months salary	12 months
Filip Dubovsky, M.D.	12 months	12 months salary	12 months
John J. Trizzino	12 months	12 months salary	12 months
Mark J. Casey	12 months	12 months salary	12 months
(1)If a triggering event occurs, the participant is entitled to a lump sum severance payment; a bonus equal to 100% of the target annual performance bonus for the year in which the termination date occurred multiplied by the length in years of the participant’s severance benefit period; and Company-paid continuation of medical, dental, and vision benefits for the same number of months as the severance period, with the exception of Mr. Jacobs, whose benefits would continue for 18 months.
(2)The NEOs are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and accrued but unused vacation pay, and availability for distribution of plan balances under the Company’s 401(k) plan.
In addition, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met. In addition, all vested awards will remain exercisable, as applicable, for a specified period (24 months for Mr. Jacobs and 12 months for Dr. Dubovsky and Messrs. Kelly, Trizzino, and Casey) or for the original term of the award, if shorter.
As used in the Severance Plan, the below terms have the following meanings:

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Term	Definition
Involuntary Termination without Cause	The termination of an eligible employee’s employment which is initiated by the Company for a reason other than Cause

Cause
•conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the eligible employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement, or any crime that results in or is intended to result in personal enrichment at the expense of the Company

•material breach of any agreement entered into between the eligible employee and the Company that impairs the Company’s interest therein

•willful misconduct, significant failure to perform the eligible employee’s duties, or gross neglect by the eligible employee of the eligible employee’s duties

•engagement in any activity that constitutes a material conflict of interest with the Company

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Term	Definition
Constructive Termination
A termination initiated by an eligible employee because any of the following events or conditions has occurred:
•a change in the eligible employee’s position or responsibilities (including reporting responsibilities) which represents an adverse change from the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; the assignment to the eligible employee of any duties or responsibilities which are inconsistent with the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; except in connection with the termination of the eligible employee’s employment for Cause or the termination of an eligible employee’s employment because of an eligible employee’s disability or death, or except resulting from a voluntary termination by the employee other than as a result of a Constructive Termination
•a material reduction in the eligible employee’s pay or any material failure to pay the eligible employee any compensation or benefits to which the eligible employee is entitled within five days of the date due
•the Company’s requiring the eligible employee to relocate his principal worksite to any place outside a 50 mile radius of the eligible employee’s current worksite, except for reasonably required travel on the business of the Company or its affiliates which is not materially greater than such travel requirements prior to the Change in Control
•the failure by the Company to continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the eligible employee was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the eligible employee
•any material breach by the Company of any provision of the Severance Plan
•the failure of the Company to obtain an agreement, from any successors and assigns to assume and agree to perform the obligations created under the Severance Plan as a result of a Change in Control

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Term	Definition

Change in Control
•A sale, lease, license, or other disposition of all or substantially all of the assets of the Company
•A consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger, or reorganization, own less than 50% of the outstanding voting power of the surviving entity and its parent following the consolidation, merger, or reorganization
•Any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities that were not stockholders of the Company immediately prior to their acquisition of the Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction and other than as part of a private financing transaction by the Company
•A change in the Incumbent Board, which occurs if the existing members of the Board on the date the Severance Plan was initially adopted by the Board (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board, provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member is approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the payments and benefits that would be payable to our NEOs as of December 31, 2023, in the event of the various termination scenarios, pursuant to the NEO’s applicable employment agreement and the Severance Plan, as applicable, including termination of employment other than for cause, termination of employment for cause, and termination of employment in connection with a change in control. Mr. Erck did not receive severance payments at the time his employment terminated. The payments and benefits he is entitled to receive under the terms of the consulting agreement entered into in connection with his retirement is described above under “Employment Agreements; Consulting Agreement.”

		Triggering Event
Executive	Benefit	Termination Other Than for Cause or Resignation for Good Reason(1) ($)	Termination For Cause or Resignation Other Than for Good Reason(2) ($)	Termination in Connection with a Change in Control(3) ($)
John C. Jacobs	Severance Payment	1,050,000	—	1,400,000
	Bonus(4)	—	—	1,050,000
	Equity Awards(5)	1,198,032	—	1,198,032
	Health Insurance(6)	44,508	—	44,508
	Total	2,292,540	—	3,692,540
James P. Kelly	Severance Payment	515,000	—	515,000
	Bonus(4)	—	—	257,500
	Equity Awards(5)	—	—	433,094
	Health Insurance(6)	29,672	—	29,672
	Total	544,672	—	1,235,266
Filip Dubovsky, M.D.	Severance Payment	665,600	—	665,600
	Bonus(4)	—	—	332,800
	Equity Awards(5)	—	—	331,594
	Health Insurance(6)	29,672	—	29,672
	Total	695,272	—	1,359,666
John J. Trizzino	Severance Payment	570,000	—	570,000
	Bonus(4)	—	—	285,000
	Equity Awards(5)	—	—	463,397
	Health Insurance(6)	29,672	—	29,672
	Total	599,672	—	1,318,397
Mark J. Casey	Severance Payment	550,000	—	550,000
	Bonus(4)	—	—	275,000
	Equity Awards(5)	—	—	603,350
	Health Insurance(6)	24,114	—	24,114
	Total	574,114	—	1,428,350

(1)On December 31, 2023, the Company had employment agreements with Messrs. Jacobs, Kelly, Trizzino and Casey and Dr. Dubovsky, which provided for a lump sum cash severance payment if the executive’s employment was terminated without “cause” or the executive resigned for “good reason” equal to 18 months’ base salary for Mr. Jacobs and 12 months’ base salary for Messrs. Kelly, Trizzino, and Casey and Dr. Dubovsky. In addition, each of Messrs. Kelly, Trizzino, and Casey and Dr. Dubovsky was also entitled to a lump sum payment of a specified number of months of COBRA premiums (18 months for Mr. Jacobs and 12 months for Messrs. Kelly, Trizzino, and Casey and Dr. Dubovsky). Mr. Jacobs was further entitled to the full accelerated vesting of the unvested portion of his stock option grant and RSU grant made by the Company on January 23, 2023 and is entitled to exercise all such outstanding vested stock options held at termination (including any accelerated options or grants) during the 90-day period following the date of termination.
(2)In the event an NEO’s employment or service is terminated for cause or the NEO resigns without good reason, the Company has no further obligation to the NEO other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date.

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(3)On December 31, 2023, each of our NEOs (other than Mr. Erck) was eligible to participate in the Severance Plan, which provides for payments and benefits upon an executive’s qualifying termination during the protected period, as described in more detail above under “Amended and Restated Change in Control Severance Benefit Plan.” Under the Severance Plan, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met.
(4)Bonus equals 100% of the NEO’s target annual bonus award for 2023, expressed as a monthly payment, multiplied by the participant’s severance benefit period, expressed monthly (24 months for Mr. Jacobs and 12 months for each of Messrs. Kelly, Trizzino, and Casey and Dr. Dubovsky).
(5)Column (3) amounts represent the value of all unvested equity awards outstanding at the closing price on December 29, 2023 ($4.80), the last trading day in 2023, minus any applicable exercise price. No amount is included for outstanding stock options because all of the stock options held by our NEOs as of December 31, 2023 were out-of-the-money on such date.
(6)Reflects the premiums for health, dental, and vision coverage under the Company’s group health insurance program. Amounts are based on the premiums in effect at December 31, 2023.

Termination as a Result of Death or Disability
In the event an NEO’s employment or service is terminated as a result of death or disability, all outstanding equity awards granted to the NEO on or after March 2016 will vest as to 50% of the unvested portion of each grant as of the termination date. Otherwise, the Company has no further obligation to the NEO other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date. If the NEO dies while he is a service provider to the Company (or within three months after the date on which the NEO ceases to be a service provider), vested and exercisable options may be exercised by the NEO’s estate for one year following the NEO’s death (or until the end of the original term of the option, if earlier). If the NEO becomes disabled while he is a service provider to the Company, vested and exercisable options may be exercised by the NEO for a period of one year after the NEO ceases to be a service provider due to a disability (or until the end of the original term of the option, if earlier).

2023 CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following information describes the relationship of the annual and quarterly total compensation of our employees and the annual total compensation of John C. Jacobs, our President and Chief Executive Officer, who was serving as our Chief Executive Officer as of the determination date.
For 2023:

	2023 Annual Total Compensation ($)	Pay Ratio Estimate (Approximately)
Mr. Jacobs (our President and Chief Executive Officer)	7,342,308
The median of all employees, other than Mr. Jacobs	122,236
		60:1
To identify its median employee and determine the annual total compensation of that median employee and the CEO:
•The Company determined that, as of December 31, 2023, its employee population consisted of approximately 1,650 individuals, with approximately 1,037 employees based in the United States, 392 employees located in the Czech Republic, 190 employees located in Sweden, 23 employees located in Switzerland, 6 employees located in the United Kingdom, and 2 employees located in Germany. All employees are included, whether employed as full-time, part-time, temporary, or seasonal employees, and compensation was annualized for any full-time employee that was not employed for all of fiscal year 2023.

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•We identified our median employee by reviewing compensation data reflected in payroll records consisting of base salary and annual and quarterly cash incentive payments, which was consistently applied to all employees included in the calculation. Base salary and annual and quarterly cash incentive payments were used because they represent the Company’s principal broad-based compensation elements.
•No cost-of-living adjustments were made in identifying the median employee. For compensation of employees located in the Czech Republic, Germany, Sweden, Switzerland, and the United Kingdom, the exchange rate used was the same as for financial statement translation purposes at December 31, 2023.
•After identifying the median employee, we determined that the median employee had anomalous compensation characteristics relating to the individual’s partial year of employment with the Company. We instead selected an employee whose 2023 base salary and annual and quarterly cash incentive payments were substantially similar to those of the original median employee. All of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, were totaled, resulting in annual total compensation of $122,236.

In determining Mr. Jacobs’ total annual compensation, we adjusted the compensation reported in the Summary Compensation Table to reflect his compensation as if he were the CEO for the full calendar year by increasing his base salary to the annualized base salary of $700,000 and increasing his housing and travel allowance to the annualized allowance of $100,000. For purposes of calculating the pay ratio, this resulted in total annual compensation of $7,342,308 for the CEO.
The CEO Pay Ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records, and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the CEO Pay Ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table reports the compensation of our CEO (our Principal Executive Officer, or PEO) and the average compensation of the Named Executive Officers other than our PEO (Other NEOs or Non-PEO NEOs) as reported in the Summary Compensation Table in our proxy statements for the past three years, as well as their “compensation actually paid” (CAP), as calculated pursuant to recently adopted SEC rules and certain financial performance measures required by the rules. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:
Year(1) (a)	Summary Compensation Table Total for Former PEO(2) (b)	Compensation Actually Paid to Former PEO(3) (c)	Summary Compensation Table Total for Current PEO(2A) (d)	Compensation Actually Paid to Current PEO(3A) (e)	Average Summary Compensation Table Total for Non-PEO NEOs(4) (f)	Average Compensation Actually Paid to Non-PEO NEOs(5) (g)	Total Shareholder Return(6) (h)	Peer Group Total Shareholder Return(7) (i)	Net Income (Loss) (in thousands)(8) (j)	Revenue (in thousands)(9) (h)
2023	$3,827,483	$144,984	$7,301,009	$3,806,763	$1,712,674	$1,290,595	$121	$89	$(545,062)	$983,705
2022	$8,401,283	$(36,557,042)	$—	$—	$3,337,772	$(11,908,990)	$258	$78	$(657,939)	$1,981,872
2021	$1,118,030	$43,604,574	$—	$—	$1,546,408	$10,871,879	$3,595	$107	$(1,743,751)	$1,146,290
2020	$48,086,018	$84,787,218	$—	$—	$17,068,972	$29,793,244	$2,802	$153	$(418,259)	$474,598

(1)Mr. Stanley C. Erck served as our former President and Chief Executive Officer, during 2020, 2021, 2022 and 2023, until he retired from such position on January 23, 2023. Mr. John C. Jacobs has served as our President and Chief Executive Officer since January 23, 2023. The Other NEOs reflected in columns (f) and (g) above represent the following individuals for each of the years shown:

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2023 – James Kelly, Filip Dubovsky M.D., John Trizzino, and Mark Casey
2022 – James Kelly, John Trizzino, Gregory Glenn, and John Herrmann III
2021 – James Kelly, Gregory Covino, John Trizzino, Gregory Glenn, and John Herrmann III
2020 – Gregory Covino, John Trizzino, Gregory Glenn, and John Herrmann III

(2)(2A)(4) The dollar amounts reported in column (b) and column (d) are the amounts of total compensation reported for Mr. Erck and Mr. Jacobs, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s Other NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(3)(3A)(5)The dollar amounts reported in column (c) and column (e) represent the amount of “compensation actually paid” to Mr. Erck and Mr. Jacobs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the Other NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our current PEO, our former PEO, or the Other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEOs’ and the Other NEOs’ total compensation for each year to determine the compensation actually paid for the relevant year:

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Executive Officers and Compensation

	2023			2022		2021		2020
	Former PEO	Current PEO	Non-PEO NEOs	Former PEO	Non-PEO NEOs	Former PEO	Non-PEO NEOs	Former PEO	Non-PEO NEOs
Summary Compensation Table Total	$3,827,483	$7,301,009	$1,712,674	$8,401,283	$3,337,772	$1,118,030	$1,546,408	$48,086,018	$17,068,972
Adjustments
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(a)	$(3,191,787)	$(5,971,358)	$(1,116,961)	$(7,310,966)	$(2,660,411)	$—	$(999,607)	$(46,825,974)	$(16,497,414)
Year End Fair Value of Equity Awards Granted in the Year	$—	$2,477,112	$827,412	$850,358	$309,440	$—	$582,765	$49,077,607	$13,584,409
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$(277,020)	$—	$(77,716)	$(8,258,670)	$(3,694,679)	$10,034,931	$2,592,920	$22,186,722	$8,538,763
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(213,693)	$—	$(54,814)	$(30,239,047)	$(9,201,112)	$32,451,613	$7,477,076	$12,262,845	$7,098,514
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—	$—	$—	$—	$(327,683)	$—	$—
Total Equity Award Adjustments	$(3,682,500)	$(3,494,246)	$(422,079)	$(44,958,325)	$(15,246,762)	$42,486,544	$9,325,471	$36,701,200	$12,724,272
Compensation Actually Paid	$144,984	$3,806,763	$1,290,595	$(36,557,042)	$(11,908,990)	$43,604,574	$10,871,879	$84,787,218	$29,793,244

(a) Compensation Actually Paid excludes the amounts reported in the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table.

For the values of equity awards included in the above table, fair values are calculated in accordance with FASB ASC Topic 718. which, in the case of performance-based awards, are based on the probable outcome of the performance conditions as of the applicable measuring date or actual performance results approved by the Compensation Committee as of the applicable vesting date. Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant.

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(6) Represents the cumulative total return on $100 invested in the Company’s Common Stock as of the last day of public trading of the Company’s Common Stock in fiscal year 2019 through the last day of public trading of the Company’s Common Stock in the applicable fiscal year for which the cumulative total return is reported. The Company did not pay dividends for any of 2023, 2022, 2021, or 2020.

(7) Represents the weighted cumulative total return on $100 invested as of the last day of public trading in fiscal year 2019 through the last day of public trading in the applicable fiscal year for which the cumulative total return is reported, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Russell 2000 Growth Biotechnology Subsector Index for all four fiscal years disclosed, which is the same peer group used in our Annual Report on Form 10-K for each of these years for purposes of Item 201(e) of Regulation S-K. The return of this index is calculated assuming reinvestment of dividends during the period presented.

(8) The dollar amounts reported represent the amount of net income (loss) reflected in our Annual Report on Form 10-K for the applicable year.

(9) The dollar amounts reported represent the amount of revenue reflected in our Annual Report on Form 10-K for the applicable year. We have identified revenue as our company selected measure (“CSM”) as we believe it represents the most important financial performance measure used to link compensation actually paid to our NEOs to Company performance.

Graphs & Narratives
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

1.TSR: Company versus Peer Group

The following chart compares (i) the cumulative total return on $100 invested as of the end of fiscal year 2019 in the Company’s Common Stock and (ii) the weighted cumulative total return on $100 invested as of the end of fiscal year 2019 for the Russell 2000 Growth Biotechnology Subsector Index, in each case, for the four most recently completed fiscal years:

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Executive Officers and Compensation

Company TSR vs Peer Group TSR
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
Value of Initial Fixed $100 Investment
$3,595
$2,802
$258
$121
$100
$100
$153
$107
$78
$89
2019
2020
2021
2022
2023
Company TSR
Peer Group TSR

2.    TSR: Compensation Actually Paid and Cumulative TSR

The following chart compares compensation actually paid to (i) the cumulative total return on $100 invested as of the end of fiscal year 2019 in the Company’s Common Stock and (ii) the weighted cumulative total return on $100 invested as of the end of fiscal year 2019 for the Russell 2000 Growth Biotechnology Subsector Index, in each case, for the four most recently completed fiscal years:

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3. Net Income: Compensation Actually Paid and Net Income (Loss)

The following chart compares compensation actually paid to our net income (loss) during the four most recently completed fiscal years:

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CAP vs. Net Income
$100.0
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
$(40.0)
$(60.0)
CAP (In Millions)
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$(1,000,000)
$(2,000,000)
$(3,000,000)
Net Income (In Thousands)
$84.8
$29.8
$43.6
$10.9
$(36.6)
$(11.9)
$3.8
$0.1
$1.3
$(418,259)
$(1,743,751)
$(657,939)
$(545,062)
2020
2021
2022
2023
Compensation Actually Paid (Current PEO)
Compensation Actually Paid (Former PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Net Income

4.     Compensation Actually Paid and Company Selected Measure – Revenue

The following chart compares compensation actually paid to our revenue during the four most recently completed fiscal years:

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CAP vs. Revenue
CAP (In Millions)
$100.0
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
$(40.0)
$(60.0)
Revenue (In Thousands)
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$(500,000)
$(1,000,000)
$(1,500,000)
$84.8
$29.8
$474,598
$1,146,290
$43.6
$10.9
$1,981,872
$(11.9)
$(36.6)
$983,705
$3.8
$1.3
$0.1
2020
2021
2022
2023
Compensation Actually Paid (Current PEO)
Compensation Actually Paid (Former PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Revenue

Financial Performance Measures

The performance measures listed below represent the most important financial performance measures used by the Company to link compensation actually paid to the current PEO and the Other NEOs in 2023 to the Company’s performance:

•Revenue (our CSM)
•Relative TSR (the Company’s TSR as compared to a peer group)
•Net income

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Proposal 3—Amendment and Restatement of the 2015 Stock Plan
At the Annual Meeting, stockholders will be asked to approve the adoption of the Amended and Restated 2015 Stock Incentive Plan, which was adopted by our Board on April 19, 2024 (the “Amended 2015 Stock Plan”). The 2015 Stock Plan was originally adopted by our Board on March 5, 2015 and approved by Novavax stockholders on June 18, 2015, with an amendment thereto approved by our stockholders on June 9, 2016, and an amendment and restatement thereof approved by our stockholders on each of June 15, 2017, June 14, 2018, June 28, 2019, June 25, 2020, June 17, 2021, June 16, 2022, and July 11, 2023. Currently, 20,970,000 shares are authorized for issuance under the 2015 Stock Plan.
As discussed further below, stockholders are being asked to approve the Amended 2015 Stock Plan to enable us to increase the number of shares of Common Stock available for issuance pursuant to awards under the plan by 6,500,000 shares.

If stockholders do not approve this proposal, the Amended 2015 Stock Plan will not become effective and our 2015 Stock Plan will remain in effect in accordance with its terms.
Equity grants are an essential element of our compensation program. Stockholder approval of the Amended 2015 Stock Plan will allow us to continue to attract and retain high quality and high performing directors, executives, and other employees with equity incentives.

The Company is in a critical stage for its ultimate long-term success. As we continue the development and commercialization of our COVID-19 vaccine, it is essential that we continue to be able to attract, retain, and reward highly qualified talent in an extremely competitive recruitment and retention market, and our ability to grant equity awards is key to our successful retention efforts.

The Board approved the Amended 2015 Stock Plan and the additional shares of Common Stock authorized for issuance under it based upon its review and consideration of:
•the Company’s historical rates of equity award issuances
•the dilutive impact to stockholders
•equity plan guidelines established by certain institutional investors and proxy advisory firms
•advice provided by Pearl Meyer, the Compensation Committee’s independent consultant
The Board believes that it is in the best interest of the Company’s stockholders for the Company’s employees (including its officers), directors, and consultants to have an ownership interest in the Company and that granting equity awards to such persons motivates them to contribute to the Company’s success.
Given the emphasis placed on equity awards in the Company’s compensation philosophy, we anticipate that the remaining shares of Common Stock available for issuance under the 2015 Stock Plan are not sufficient to continue implementing the Company’s stock incentive program over the next two years, taking into account our historical burn rate (discussed below) and certain other factors, including the Company’s anticipated need to attract new employees with appropriate levels of experience and talent. Accordingly, on April 19, 2024, our Board approved the Amended 2015 Stock Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan by 6,500,000 shares and to increase the number of shares of Common Stock that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options by 6,500,000 shares. The Amended 2015 Stock Plan is being submitted to the Company’s stockholders for approval.

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The Board believes the Amended 2015 Stock Plan continues to promote the interests of our stockholders and continues to be consistent with principles of good corporate governance including:
    Independent Committee. The Amended 2015 Stock Plan will continue to be administered by the Compensation Committee and its authorized delegates. The Compensation Committee is composed entirely of independent directors who meet the Nasdaq Global Select Market (“Nasdaq”) standards for independence and “non-employee directors” under Rule 16b-3(b)(3) of the Exchange Act.
    Stockholder Approval is Required for Additional Shares. The Amended 2015 Stock Plan does not contain an annual “evergreen” provision. The Amended 2015 Stock Plan authorizes a fixed number of shares and, as a result, stockholder approval is required to issue any additional shares under awards under the Amended 2015 Stock Plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.
    Limit on Non-Employee Director Compensation. Under the Amended 2015 Stock Plan, the aggregate value of all compensation paid or granted to a non-employee director for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan in respect of such individual’s service on the Board, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board).
    No Discounted Stock Options or SARs. All stock options and SARs under the Amended 2015 Stock Plan must have an exercise price or base value that is not less than the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
    Performance Awards. Under the Amended 2015 Stock Plan, the Compensation
Committee may grant performance-based awards designed to reward individual and Company performance.
    No Repricing. Other than in connection with a corporate transaction affecting the Company, the Amended 2015 Stock Plan prohibits any repricing of stock options or SARs without obtaining stockholder approval in accordance with Nasdaq requirements.
    No Liberal Share Recycling. Shares retained or withheld by or delivered to the Company to satisfy the purchase or exercise price of (or withholding taxes applicable to) an award and the total number of shares subject to a SAR any portion of which is settled in shares reduce the number of shares available for issuance under the Amended 2015 Stock Plan. In addition, the number of shares available for delivery under the Amended 2015 Stock Plan will not be increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.
    Minimum Vesting Provisions. The Amended 2015 Stock Plan requires a minimum vesting period of at least one year for all awards granted under the plan, subject to carve-outs for awards not exceeding five percent of the total shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan and awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting.
    Non-Discretionary Treatment of Awards on a Change in Control. The Amended 2015 Stock Plan provides that, upon the consummation of a corporate transaction (as described below), if an award is not assumed or substituted by the acquiring or succeeding company in such transaction, the vesting of the award will automatically accelerate, with the performance-based vesting of any award determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the corporate transaction during the applicable

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full performance period, or (b) actual achievement of the applicable performance goals through the date of the corporate transaction.
    Clawback Policy. Awards under the Amended 2015 Stock Plan are subject to recoupment in accordance with any applicable Company clawback or recoupment policy that may be adopted by the Board or as otherwise required by law or applicable listing standards. The Board has adopted the Clawback Policy, which provides that, if the Company is required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws, certain incentive-based compensation paid or awarded to covered executives will be subject to reduction and/or repayment if the amount of such compensation was calculated based on the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered executives had the financial results been properly reported would have been lower than the amount actually awarded.
    Payment of Dividends. The Amended 2015 Stock Plan expressly prohibits the payment of dividends or dividend equivalents on unvested awards.

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EXISTING EQUITY PLAN INFORMATION
We maintain our 2015 Stock Plan under which we have granted equity awards since its adoption in 2015. In 2023, our Board adopted the Novavax, Inc. 2023 Inducement Plan (the “Inducement Plan”), pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company (see “Equity Compensation Plan Information” below for more information on the Inducement Plan).

In 2023, the Company granted options to purchase a total of 1,021,596 shares and 3,314,452 RSUs under the 2015 Stock Plan and granted options to purchase a total of 422,800 shares and 363,990 RSUs under the Inducement Plan. Our 2023 burn rate (which excludes shares granted under our ESPP) was determined to be 5.1%. Under our ESPP, we granted options to purchase 196,239 shares in 2023, 58,561 shares in 2022 and 91,101 shares in 2021. The following table provides information regarding the three-year average burn rate for the preceding three fiscal years (not including ESPP shares) as follows:

	Stock Options and SARs Granted	Full Value Awards Granted	Performance- Vesting Stock Options and Full Value Awards Granted	Total	Burn Rate(1)
2023	1,444,396	3,678,442	—	5,122,838	5.1%
2022	633,626	1,882,987	—	2,516,613	3.2%
2021(2)	81,959	316,571	—	398,530	0.5%
Three-year average	719,994	1,959,333	—	2,679,327	2.9%
(1)Our weighted average common shares outstanding in each of the last three years was: 2023, 100,768,000; 2022, 78,183,000; and 2021, 74,400,000.
(2)In June 2021, the Compensation Committee determined to move the timing of annual equity grants from December of each year to the first quarter of each year. As a result, annual equity awards were not granted in 2021.
In 2023 and through April 22, 2024, the Company granted options to purchase a total of 1,615,963 shares and 7,674,141 RSUs under our 2015 Stock Plan. In 2023 and through April 22, 2024, the Company granted options to purchase a total of 422,800 shares and 363,990 RSUs under the Inducement Plan. As of April 22, 2024, our 2015 Stock Plan had 2,703,773 shares of Common Stock available for future grant as equity awards. If the Amended 2015 Stock Plan is approved, the total number of shares of Common Stock that will be available for future awards under the Amended 2015 Stock Plan will be 9,203,773, which is the sum of 6,500,000 shares, plus the number of shares currently available under the 2015 Stock Plan. If the stockholders do not approve the Amended 2015 Stock Plan, the Amended 2015 Stock Plan will not become effective, and additional awards will only be granted from the shares currently available under the 2015 Stock Plan.

Our burn rate does not include the ESPP. The number of shares issued under the ESPP in the past three years is: 2023, 196,239; 2022, 58,561; and 2021, 91,101. For more information about the ESPP, including the proposed additional shares requested to become available for issuance under the ESPP, please see Proposal 4.

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POTENTIAL DILUTION
As of April 22, 2024, 140,402,521 shares of Common Stock were outstanding. The following table provides information regarding the number of shares subject to each type of outstanding award under the 2015 Stock Plan, the 2005 Stock Plan, and the Inducement Plan, the number of shares of our Common Stock available for future awards under the 2015 Stock Plan and the Inducement Plan, the number of additional shares that would be available for future awards under the Amended 2015 Stock Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of April 22, 2024.

	Number of Outstanding Shares	As a Percentage of Stock Outstanding on a Fully Diluted Basis
Outstanding stock options and SARs (with performance-based stock options measured at maximum)	5,513,705	3.6%
Outstanding RSUs (with performance-based RSUs measured at maximum)	7,042,560	4.6%
Total shares subject to outstanding awards under the 2015 Stock Plan, the 2005 Stock Plan, and the Inducement Plan	12,556,265	8.2%
Total shares available for future awards under the Inducement Plan	213,210	0.1%
Total shares available for future awards under the 2015 Stock Plan	2,703,773	1.7%
Proposed additional shares available for future awards under the Amended 2015 Stock Plan	6,500,000	4.0%
Total potential dilution	21,973,248	13.6%
As indicated by the numbers in the table above, as of April 22, 2024, the potential dilution under our 2015 Stock Plan, 2005 Stock Plan, and the Inducement Plan was 10.0%. If the Amended 2015 Stock Plan is approved by our stockholders, our potential dilution will be 13.6%.
SUPPLEMENTAL EQUITY COMPENSATION PLAN INFORMATION
The following table provides supplemental information on the Company’s equity compensation plans as of April 22, 2024, in addition to the required information presented under “Equity Compensation Plan Information” included elsewhere in this Proxy Statement.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(3)	Weighted- Average Remaining Term of Outstanding Options, Warrants, and Rights (c)	Number of Restricted Stock Awards Outstanding (d)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (e)
Equity compensation plans approved by security holders(1)	5,090,905	34.26	6.9	6,781,367	2,854,806
Equity compensation plans not approved by security holders(2)	422,800	10.67	8.9	261,193	213,210
Total	5,513,705	32.45	7.1	7,042,560	3,068,016
(1)Includes our 2015 Stock Plan, 2005 Stock Plan, and ESPP. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and no further awards will be made pursuant to that plan.
(2)Includes the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)The weighted-average exercise price in column (b) excludes RSUs, which do not have an exercise price.

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REASONS FOR SEEKING STOCKHOLDER APPROVAL
Our Board believes the ability to grant equity compensation to all employees has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees and directors. Our Board also believes equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders. After a review of its routine historical practice and an estimation of the Company’s future growth, the Company believes the availability of 6,500,000 additional shares of Common Stock under the Amended 2015 Stock Plan would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for the next year. The Compensation Committee determined that reserving shares sufficient for approximately one year of new awards at historical grant rates is in line with the practice of our peer public companies.
SUMMARY OF THE AMENDED 2015 STOCK PLAN
The following summary describes the material terms of the Amended 2015 Stock Plan. This summary of the Amended 2015 Stock Plan is not a complete description of all provisions of the Amended 2015 Stock Plan and is qualified in its entirety by reference to the Amended 2015 Stock Plan, which is filed as Appendix A to this Proxy Statement.

Purpose
The purpose of the Amended 2015 Stock Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers, and directors of, as well as consultants and advisors to, the Company, its parents and its subsidiaries.

Administration
The Amended 2015 Stock Plan is administered by the Compensation Committee and its authorized delegates. Subject to the terms of the Amended 2015 Stock Plan, the Compensation Committee has the authority to determine the individuals to whom, and the time or times at which, awards are made, the number of shares of Common Stock subject to each award, and the terms of all awards and all award agreements; to construe the plan and the award agreements under the plan; to prescribe the forms, rules and procedures relating to the plan; to determine the form of settlement of awards (whether in cash, shares of Common Stock, or other property); and to make all other determinations and take all other actions that are, in the Compensation Committee’s judgment, necessary or desirable for the administration of the Amended 2015 Stock Plan. The Compensation Committee’s construction and interpretation of the terms and provisions of the Amended 2015 Stock Plan and any award agreement are final and conclusive.

Shares Reserved
Subject to adjustment as described below, the number of shares of Common Stock that are reserved for issuance under the Amended 2015 Stock Plan is 27,470,000 shares. Shares of Common Stock underlying any award made under the Amended 2015 Stock Plan to the extent the award expires, terminates or is forfeited, in whole or in part, without the issuance of shares become available for issuance again under the Amended 2015 Stock Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR, any portion of which is settled in shares of Common Stock, are treated as issued under the Amended 2015 Stock Plan. The shares available for issuance under the Amended 2015 Stock Plan are not increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises. The closing price of a share of Common Stock as reported on Nasdaq on April 22, 2024 was $4.07 per share.

Maximum Number of Shares Available under Incentive Stock Options
The maximum aggregate number of shares that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options is 27,470,000.

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Non-Employee Director Limits
The aggregate value of all compensation paid or granted to a non-employee director solely for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board). These limitations do not apply to any compensation granted or paid to a non-employee director for his or her services to the Company other than as a non-employee director, including as a consultant or advisor.

Eligible Participants
The Compensation Committee may select recipients of awards from among key employees, officers, or directors of, or consultants or advisors to the Company and its parents and subsidiaries who are expected to contribute to the Company’s future growth and success. Eligibility for stock options intended to be “incentive stock options” within the meaning of Section 422 of the Code is limited to employees of the Company or its parents and subsidiaries, in accordance with Section 422 of the Code. As of April 22, 2024, 1,458 employees, including all of our executive officers, 21 consultants and advisors, and 8 directors are eligible to participate in the Amended 2015 Stock Plan.

Awards
The Amended 2015 Stock Plan provides for grants of stock options, restricted stock, unrestricted stock, SARs, stock units, RSUs, and performance awards. Dividend equivalents may also be provided in connection with awards under the Amended 2015 Stock Plan.
•Restricted and Unrestricted Stock. A restricted stock award is an award of stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.
•Stock Options and SARs. The Amended 2015 Stock Plan provides for the grant of incentive stock options, non-statutory stock options and SARs. Stock options entitle the holder to acquire shares of Common Stock upon payment of the exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the closing price of the shares of Common Stock subject to the SAR on the exercise date over the base value from which appreciation under the SAR is to be measured. The exercise price of a stock option, and the base value against which a SAR is to be measured, may not be less than the closing price (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the closing price) of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported). The Amended 2015 Stock Plan will be administered based on closing prices on the dates of grants (or, on the immediately preceding date on which a closing price was reported, as described above), which may differ substantially from market prices shortly following the grants. The Compensation Committee will determine when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years (or, in the case of an incentive stock option granted to a ten percent stockholder, five years); however, in general, if (i) a participant holds an outstanding but unexercised stock option or SAR on the date that is ten years from the date of grant (or, in the case of a stock option or SAR with a maximum term of less than ten years, the last day of such maximum term) and has not exercised such stock option or SAR as of the regular closing time of the exchange on which shares of Common Stock are traded on the last day of the applicable term of the stock option or SAR, (ii) on such date shares of Common Stock is publicly traded, and (iii) at such time the value of a share of Common Stock (measured based on the closing price of a share of Common Stock) is greater than the exercise price or base value applicable to such stock option or SAR, such stock option or SAR to the extent then vested and exercisable will be automatically exercised on the last day of the applicable term and the number of shares of Common Stock otherwise to be delivered upon exercise of the stock option or SAR will be reduced by, in the case of a stock option, a number of shares having a value equal to the aggregate exercise price of the stock option being exercised and, in the case of a stock option or SAR, a number of shares having a value

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equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under FASB ASC Topic 718 or any successor provision).
•Stock Units. A stock unit award is denominated in shares of Common Stock and entitles the recipient to receive stock or cash measured by the value of the shares in the future. The delivery of Common Stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.
•Performance Awards. A performance award is an award of a stock option, SAR, restricted stock, or RSU the vesting, settlement or exercisability of which is subject to specified performance criteria.

Vesting
The Compensation Committee will determine the time or times at which awards will vest or become exercisable, provided that no award may vest prior to the first anniversary of the grant date, subject to the Compensation Committee’s discretion to accelerate the vesting of an award. However, this one-year minimum vesting provision does not apply to awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting or to awards representing a number of shares of Common Stock not exceeding five percent of the number of shares of Common Stock that may be delivered in satisfaction of awards under the Amended 2015 Stock Plan.

Termination of Employment or Service
The Compensation Committee determines the effect of the termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested stock options and SARs will terminate, all other unvested awards will be forfeited, and vested stock options and SARs then held by the participant will remain exercisable for a period of three months, or 12 months in the case of death or disability, following such termination of employment or, in each case, until the applicable expiration date, if earlier. All stock options and SARs held by a participant, whether vested or unvested, immediately prior to the participant’s termination of employment or service will terminate if such termination is for cause.

Non-transferability of Awards
In general, awards under the Amended 2015 Stock Plan may not be transferred except by will or the laws of descent and distribution, unless, in the case of awards other than incentive stock options, expressly permitted in the agreement evidencing the award. Awards other than incentive stock options may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 of the Exchange Act).

Recovery of Compensation
The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the Amended 2015 Stock Plan, and may provide that any proceeds from the exercise or disposition of any award, and any other amounts received in respect of any award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the participant is not in compliance with the provisions of the Amended 2015 Stock Plan or the award or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation, no-hire, non-disparagement, invention assignment, confidentiality, or other restrictive covenant by which the participant is bound. The Compensation Committee also may recover any award or payments or gain with respect to any award under the Amended 2015 Stock Plan in accordance with any applicable Company clawback, recoupment or similar policy or policies, including but not limited to the Clawback Policy, as any such policy or policies may be in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards. The Board has adopted the Clawback Policy, which provides that, if the Company is required to prepare an accounting restatement due to material errors or non-compliance with financial reporting requirements under applicable securities laws, certain incentive-based compensation paid or awarded to covered executives will be subject to reduction and/or repayment if the amount of such compensation was calculated based on the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered executives had the financial results been properly reported would have been lower than the amount actually awarded.

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Adjustment Provisions
If the outstanding shares of Common Stock are exchanged for a different number or kind of shares or other securities of the Company or increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment will be made to (a) the maximum number and kind of shares reserved for issuance under the Amended 2015 Stock Plan, (b) the maximum number of shares that can be issued upon exercise of incentive stock options under the Amended 2015 Stock Plan, (c) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2015 Stock Plan, and (d) the exercise or purchase prices (or base values) relating to awards and any other provision of awards affected by such change, without (in the case of stock options or SARs) changing the aggregate exercise price (or base values) for such awards.

Change in Control
In the event of a corporate transaction in which awards are not assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide for the accelerated vesting or delivery of shares under awards and may provide for (a) the cash-out of outstanding awards or (b) the termination of awards that are not exercised prior to the consummation of the transaction. In the event of a corporate transaction in which awards are assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide that such awards will continue in existence with appropriate adjustments or modifications. The performance-based vesting of any award will be determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target, with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the corporate transaction during the applicable full performance period, or (b) actual achievement of the applicable performance goals through the date of the corporate transaction. Except as the Compensation Committee may otherwise provide in any case, all awards will terminate automatically or, in the case of restricted stock, will be forfeited automatically upon the consummation of a covered transaction other than awards that are assumed by the acquiring or succeeding corporation. In general, a corporate transaction under the Amended 2015 Stock Plan means a consolidation, merger, combination or reorganization of the Company, the sale, lease or other disposition of all or substantially all of the assets of the Company, a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, or a dissolution or liquidation of the Company.

Prohibition on Repricing
Except in connection with certain corporate transactions involving the Company, the Company may not, without obtaining stockholder approval, amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such awards, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base value that is less than the exercise price or base value applicable to the original award, or cancel outstanding stock options or SARs that have an exercise price or base value greater than the closing price of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

Plan Amendments and Termination
The Board may at any time, and from time to time, modify or amend the Amended 2015 Stock Plan in any respect, except that any such modification or amendment will be subject to stockholder approval to the extent required by applicable tax or securities laws or stock exchange listing requirements, and no such modification or amendment may adversely affect the rights under an award previously granted to a participant without such participant’s consent. The Compensation Committee may amend outstanding award agreements only with the consent of the affected participant, except that the Administrator, without the consent of the affected participant, may amend or modify the terms and provisions of the Amended 2015 Stock Plan and of any outstanding incentive stock options granted under the Amended 2015 Stock Plan to the extent necessary to qualify any or all such stock options as incentive stock options or to the extent necessary to ensure the qualification of the

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Amended 2015 Stock Plan under Rule 16b-3 (if then applicable) or compliance with, or exemption from, Section 409A of the Code. The Board may at any time suspend or terminate the Amended 2015 Stock Plan except that any such suspension or termination may not adversely affect the rights under an award previously granted to a participant while the Amended 2015 Stock Plan is in effect without the consent of the affected participant. Unless sooner terminated by the Board, the Amended 2015 Stock Plan will terminate on April 19, 2034. Awards outstanding on that date will remain in force and effect in accordance with their terms.
FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended 2015 Stock Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended 2015 Stock Plan. The summary does not address tax rates or non-U.S., state, or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

Restricted Stock
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Amended 2015 Stock Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

Incentive Stock Options
In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and, generally, a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-statutory Stock Options
In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a value (determined as of the date of grant) in excess of $100,000.

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SARs
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units
The grant of an RSU does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Section 162(m)
Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers, subject to limited exceptions.

Certain Change in Control Payments
Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

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NEW PLAN BENEFITS
No awards under the Amended 2015 Stock Plan have been granted to date. Because future awards under the Amended 2015 Stock Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The following table sets forth the awards that were granted to our Named Executive Officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2015 Stock Plan during 2023.

Name and Position	Time-Vesting Stock Options	Time-Vesting RSUs
John C. Jacobs, President and Chief Executive Officer	—	—
James P. Kelly, EVP, Chief Financial Officer and Treasurer	42350	71670
Filip Dubovsky, M.D., President, Research & Development	117,380	58,330
John J. Trizzino, President and Chief Operating Officer	100,100	86,670
Mark J. Casey, J.D., EVP, Chief Legal Officer and Corporate Secretary	144,694	125,298
Executive Group	448,804	380,698
Non-Executive Director Group	53,970	46,690
Non-Executive Officer Employee Group	518,822	2,887,064

REQUIRED VOTE
Approval of the Amended 2015 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal 3.
BOARD RECOMMENDATION

The Board recommends that stockholders vote FOR the adoption of the Amended 2015 Stock Plan to increase the number of shares available for issuance thereunder by 6,500,000 shares.

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Common Stock authorized for issuance under our equity compensation plans as of December 31, 2023. See also the information regarding stock options in Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(2)	8,560,187	$39.08	7,412,669
Equity compensation plans not approved by security holders(3)	786,790	$10.67	213,210
Total	9,346,977	$36.80	7,625,879

(1)The weighted-average exercise price in column (b) excludes RSUs, which are not subject to an exercise price.
(2)Consists of the 2015 Stock Plan, 2005 Stock Plan, and ESPP. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and no further awards will be made pursuant to that plan.
(3)Includes the Inducement Plan only.

2023 Inducement Plan
On January 5, 2023, our Board adopted the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. Pursuant to the terms of the Inducement Plan, the Company may grant non-statutory stock options, restricted stock, unrestricted stock, SARs, stock units, RSUs and performance awards to individuals who were not previously an employee or director of the Company or individuals returning to employment after a bona fide period of non-employment with the Company. The Inducement Plan allows the Company to deliver up to 1,000,000 shares, subject to adjustment as contemplated by the provisions of the Inducement Plan. Stock options covering a total of 422,800 shares and 363,990 RSUs were granted pursuant to the Inducement Plan during the year ended December 31, 2023.

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Proposal 4—Amendment and Restatement of the ESPP

At the Annual Meeting, stockholders will be asked to approve the ESPP, as amended and restated, adopted by our Board on April 19, 2024 (the “Amended ESPP”). The ESPP was originally adopted by our Board on April 11, 2013 and approved by Novavax stockholders on June 13, 2013. As discussed further below, stockholders are being asked to approve the Amended ESPP to enable us to increase the number of shares of our Common Stock available for issuance pursuant to awards under the ESPP by 1,000,000 shares, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 3,510,264 shares of Common Stock.

The purpose of the Amended ESPP is to enable eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase shares of our Common Stock and thereby enhance the sense of participation in the affairs of the Company. Our Board believes that providing eligible employees with the opportunity to acquire an ownership interest in the Company has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees. Our Board also believes that the ownership of shares of our Common Stock by our employees motivates our employees to contribute to the achievement of our corporate objectives and our success.

We do not believe that the shares of our Common Stock currently available for purchase under the ESPP are sufficient to continue offering shares for purchase under the ESPP until its expiration in 2032. As of April 22, 2024, 151,033 shares of our Common Stock were available for purchase under the ESPP. Accordingly, on April 19, 2024 our Board adopted the Amended ESPP, subject to stockholder approval, which will increase the number of shares of our Common Stock reserved for purchase under the ESPP by 1,000,000 shares, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 3,510,264 shares of Common Stock (the “Share Increase”). In establishing the Share Increase, our Board considered the potential dilutive impact to stockholders and the projected participation rate over the remaining term of the plan based on historic rates of participation in the ESPP. For information about options and RSUs outstanding under our existing equity plans and the number of shares available for issuance under such plans, each as of December 31, 2023, please see “Equity Compensation Plan Information” elsewhere in this Proxy Statement. For additional information about dilution related to our equity compensation plans, please see Proposal 3.

SUMMARY OF THE AMENDED ESPP

The following summary describes the material terms of the Amended ESPP. This summary of the Amended ESPP is not a complete description of all provisions of the Amended ESPP and is qualified in its entirety by reference to the Amended ESPP, which is filed as Appendix B to this Proxy Statement.

Purpose

The purpose of the Amended ESPP is to enable our eligible employees and eligible employees of certain of our subsidiaries to purchase shares of our Common Stock and thereby enhance their sense of participation in the affairs of the Company. The Amended ESPP will allow eligible employees to purchase, through payroll deductions, shares of our Common Stock at a discount from the market price of the stock at the time of purchase. The Amended ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

Administration

The Compensation Committee of the Board will administer the Amended ESPP, but is authorized to delegate its duties and authority to officers and employees of the Company in its discretion and to the extent permitted by applicable law. The Compensation Committee has the authority to determine eligibility under the Amended ESPP, to interpret the Amended ESPP, to prescribe forms, rules, and procedures under the Amended ESPP, to adopt, amend, rescind, administer and interpret such forms, rules or procedures and otherwise to do all things

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necessary or advisable to carry out the terms of the Amended ESPP. All determinations and decisions by the Compensation Committee regarding the interpretation and application of the Amended ESPP are final and binding on all parties.

Stock Subject to the Amended ESPP

Subject to adjustment, as described below, the maximum aggregate number of shares of our Common Stock available for purchase under the Amended ESPP is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 3,510,264. If any right to purchase shares under the Amended ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of our Common Stock subject to such right will again be available for purchase under the Amended ESPP. The closing price of share of Common Stock as reported on Nasdaq on April 22, 2024 was $4.07 per share.

Eligibility

Our employees who (i) customarily work at least 20 hours per week, (ii) customarily work more than five months in a calendar year, and (iii) have been employed by the Company no less than five business days as of the first day of an offering period are eligible to participate in the Amended ESPP. The Compensation Committee may establish additional eligibility requirements prior to the commencement of the applicable offering period. An employee who is an eligible employee on the first day of an offering period may elect to participate in the Amended ESPP for such offering period. Approximately 865 employees were eligible to participate in the Amended ESPP as of April 22, 2024, including all of our executive officers.

Offerings; Purchase Dates

Unless otherwise determined by the Board, offering periods under the Amended ESPP will be consecutive and overlapping 24-month periods that commence every six months on August 1 and February 1 and end 24 months later on July 31 or January 31, with each offering period having four six-month purchase periods that commence on August 1 or February 1 and end on January 31 or July 31 each year during the offering period, unless the offering period is terminated earlier. Purchases under the Amended ESPP will be made on the last day of each purchase period (the “purchase date”). Our Compensation Committee may change the frequency and duration of offering periods, purchase periods and purchase dates with respect to offering periods that have not yet commenced, in accordance with Section 423 of the Code. Our Compensation Committee may also amend the terms of the Amended ESPP or an offering, or provide for separate offerings under the Amended ESPP, in order to, among other things, reflect the impact of local law for eligible employees outside of the U.S., and may establish one or more sub-plans to reflect any amended provisions.

On a purchase date, a participant’s accumulated payroll deductions withheld during the purchase period will be applied to purchase the maximum number of whole shares of our Common Stock that can be purchased with such funds, subject to the limitations described below under Limitations on Purchase and Participation.

Participation

Eligible employees may become participants in the Amended ESPP by completing an enrollment agreement and filing it with us no later than five business days before the first day of an offering period (unless the Compensation Committee has set a later time for the filing of such subscription agreement). A participant may participate in only one offering period at any time.

Employees electing to participate in the Amended ESPP will authorize us to deduct after-tax dollars from their compensation each payroll period during an offering period. Participants may authorize no more than 15% (in whole percentages) of their compensation to be withheld through payroll deductions. A participant’s accumulated payroll deductions will be applied to the purchase of the maximum number of whole shares that may be purchased on each semi-annual purchase date during the offering period in which the participant

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participates, subject to the limitations described below under Limitations on Purchase and Participation. Compensation for purposes of the Amended ESPP includes the following forms of cash compensation paid to or earned by an employee: base wages, salary, overtime, payments for paid time off and holidays, bereavement pay, jury/witness duty pay, pay during a period of suspension, compensation deferred pursuant to Section 401(k) or Section 125 of the Code, distributions under any nonqualified deferred compensation plan and any other compensation or remuneration that the Compensation Committee or the Board approves as “compensation” in accordance with Section 423 of the Code.

Limitations on Purchase and Participation

No employee may be offered the right to purchase shares under the Amended ESPP if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Amended ESPP) representing 5% or more of the total combined voting power or value of all classes of our stock. In addition, no participant may be offered the right to purchase shares of our Common Stock under the Amended ESPP if the rights of the participant to purchase stock under the Amended ESPP and all employee stock purchase plans maintained by us or our subsidiaries would accrue at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such stock (determined at the time the right is granted) for each calendar year. A maximum of 25,000 shares may be purchased by any participant on any single purchase date.

Purchase Price

For each purchase period, the purchase price per share of our Common Stock will be equal to 85% of the fair market value per share on the first day of the offering period or, if lower, 85% of the fair market value per share on purchase date. Under the Amended ESPP, the fair market value of a share of our Common Stock on any date will be the closing price of a share of our Common Stock on Nasdaq on the date of determination (or, if such day is not a trading day, on the immediately preceding trading day).

If the fair market value of a share of our Common Stock on a purchase date during an offering period is less than the fair market value of a share of our Common Stock on the first day of the offering period, a participant’s accumulated payroll deductions for the applicable purchase period within such offering period will be applied to purchase shares of our Common Stock on the purchase date and the offering period will then terminate. A participant in the terminated offering period will automatically be enrolled in the next offering period, with the participant’s payroll deductions determined by reference to the last payroll deduction authorization properly submitted by the participant to the Company in accordance with the terms of the Amended ESPP.

Termination of Participation

Employees may end their participation in an offering period by providing written notice of such termination to the Compensation Committee no later than 15 days before a purchase date. A participant’s participation in the Amended ESPP will automatically terminate upon a termination of the participant’s employment with us or one of our subsidiaries or upon the participant’s failure to qualify as an eligible employee. Upon a termination of the employee’s participation in the Amended ESPP, such employee’s payroll deductions not already used to purchase shares of our Common Stock under the Amended ESPP will be returned to the employee.

Adjustment Provisions

In the event of certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend, or certain recapitalizations, or, if the Board or the Compensation Committee determines that adjustments would be appropriate to prevent dilution or enlargement of benefits under the Amended ESPP, in the event of the payment of a dividend or other distribution, reorganization, merger, or other changes in corporate structure, the Board or the Compensation Committee will equitably adjust (a) the class of shares of our Common Stock issuable and the maximum number of shares of our Common Stock available under the Amended ESPP, (b) the class and number of shares of our Common Stock and the purchase price per share of our Common Stock with respect to any outstanding right to purchase shares of our Common Stock

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under the Amended ESPP, and (c) the class and maximum number of shares of our Common Stock that may be issued to a participant during any purchase period.

However, no such adjustment may be made unless the Board or the Compensation Committee, as applicable, is satisfied that it will not constitute a modification of the rights granted under the Amended ESPP or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

In the event of (i) a merger or similar transaction in which we are not the surviving corporation or that results in our stockholders ceasing to own shares of our Common Stock, (ii) a sale of all or substantially all of our assets, (iii) an acquisition resulting in ownership of more than 50% of the shares of our Common Stock by any one person (or more than one person acting as a group) that did not own more than 50% of the shares of our Common Stock immediately prior to the acquisition, or (iv) the replacement during any 12-month period of a majority of the directors of the Board by new directors whose appointment was not endorsed by a majority of the directors of the Board prior to the date of the appointment or election, each offering period then in progress will continue unless otherwise provided by the Board or the Compensation Committee, which may in its discretion (a) if the Company is merged with or acquired by another corporation, provide that each outstanding offering will be assumed or exchanged for a substitute right granted by the acquirer or successor corporation, (b) cancel each offering period then in progress and return any unused payroll deductions to the participants, or (c) terminate any and all purchase periods on or before the date of the proposed transaction. In the event of our proposed dissolution or liquidation, each offering period then in progress will be cancelled immediately prior to the consummation of such dissolution or liquidation and accumulated payroll deductions will be returned to participants, unless our Compensation Committee or the Board provides otherwise in its sole discretion.

Amendment and Termination of the ESPP

The Board may at any time and for any reason amend, suspend, or terminate the Amended ESPP. In general, no amendment may affect an offering period in progress at the time of the amendment or may adversely affect the rights of any participant without such participant’s consent unless such amendment is required to satisfy the requirements of Section 423 of the Code, is made in connection with a transaction described above under “Adjustment Provisions,” or is determined by the Board to be advisable in the event of changes to the financial accounting treatment for the Amended ESPP (as described below). Additionally, no amendment may be made without approval of our stockholders within 12 months of its adoption by the Board if such amendment would increase the number of shares that may be issued under the Amended ESPP or change the designation of the corporations whose employees (or class of employees) are eligible to participate in the Amended ESPP or otherwise would be treated as the adoption of a new plan under Section 423 of the Code.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board is entitled to make such amendments to the Amended ESPP as it determines are advisable if the continuation of the Amended ESPP or any offering period would result in financial accounting treatment for the Amended ESPP that is different from the financial accounting treatment in effect on the date the Amended ESPP was initially adopted by the Board.

No offers to purchase shares of our Common Stock may be granted under the Amended ESPP after April 19, 2034.

FEDERAL INCOME TAX INFORMATION

The following is a general summary under current law of the material federal income tax consequences to participants in the Amended ESPP. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

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The Amended ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The Amended ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares of our Common Stock purchased under the Amended ESPP (the “ESPP shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the offering period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the ESPP shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss equal to the difference between the sale price and the purchase price.

If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP shares. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the Amended ESPP.

NEW PLAN BENEFITS

The amounts of future stock purchases under the Amended ESPP are not determinable because, under the terms of the Amended ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of our Common Stock.

REQUIRED VOTE

Approval of the Amended ESPP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal 4.

BOARD RECOMMENDATION

For Proposal 4, the Board recommends that stockholders vote FOR the adoption of the Amended ESPP, including an amendment to increase the number of shares by 1,000,000 shares, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 3,510,264 shares of Common Stock.

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AUDIT MATTERS

Proposal 5—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024
The Audit Committee, comprised solely of independent directors, has appointed the firm Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board recommends the stockholders of the Company ratify this appointment. Although ratification is not required by the Company’s By-laws or otherwise, the Company believes it is advisable to give stockholders an opportunity to ratify this selection.

The affirmative vote of the majority of the shares present in person virtually or represented by proxy at the Annual Meeting and voting on this proposal shall constitute ratification of the appointment of Ernst & Young LLP. If the appointment of Ernst & Young LLP as the Company’s independent auditor is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its stockholders. If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may proceed with the retention of Ernst & Young LLP if it deems it to be in the best interest of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
Fees and Services
The following table shows the fees billed by Ernst & Young LLP for professional services rendered as the Company’s independent registered public accounting firm in the 2023 and 2022 fiscal years.

	Fiscal Year Ending December 31,
	2023	2022
E&Y Fee Category	($)	($)
Audit fees	4,263,442	4,097,756
Audit-related fees	—	—
Tax fees	1,818,107	3,342,578
All other fees	—	189,000
Total fees	6,081,549	7,629,334
Audit fees. Consists of fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2023 and 2022 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts included fees billed for annual financial statement and internal control audits, quarterly reviews, consultations on accounting matters, and registration statement filings and consents.
Audit-related fees. Consists of fees for assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements.
Tax fees. Consists of fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company. Tax fees related to tax compliance, including the preparation, review and filing of tax returns, was $711,235 and $770,878, for the years ended December 31, 2023 and 2022, respectively. These amounts represent those billed for tax return preparation for the Company and its subsidiaries.
All other fees. Consists of fees for products and services provided other than those described above.

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Audit Matters
Audit Committee Pre-Approval Policies and Procedures
As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.
Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. If fees for a proposed service of a type that has been pre-approved exceed the pre-approved amount, the Audit Committee and the independent registered public accounting firm must confer, and the Audit Committee must grant its approval before further work may be performed. For audit services (including the annual financial statement audit, quarterly statement reviews, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements), the independent registered public accounting firm must provide to the Audit Committee in advance an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If, in advance of its meeting, the Audit Committee agrees to the engagement letter, the engagement will be formally accepted by the Audit Committee at its next regularly scheduled meeting.
All permissible non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above, with the exception of certain services of limited financial expense for which the Audit Committee has authorized the Audit Committee Chair to hire at their discretion. Generally, requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the independent registered public accounting firm to perform the services. The request must also include a statement as to whether the request or application is consistent with SEC rules on registered public accounting firm independence.
To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the Audit Committee to its Chair, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. Except as noted above, the Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all audit services provided to the Company by each independent registered public accounting firm engaged during the fiscal years ended December 31, 2023 and 2022.

The Board recommends that stockholders vote FOR
the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

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Audit Matters

Audit Committee Report
The Audit Committee operates under a written charter adopted by the Board of Directors and monitors the Company’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2023 and particularly with regard to the Company’s audited consolidated statements of financial condition as of December 31, 2023, and the related statements of operations, comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2023.
The Audit Committee believes it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with PCAOB standards. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB independence and ethics rule, Rule 3526, “Communication with Audit Committees Concerning Independence,” relating to the firm’s independence from the Company and its related entities, discussed with Ernst & Young LLP its independence from the Company and considered the compatibility of the firm’s provision of non-audit services with maintaining its independence. Management and the Company’s internal and independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, that include but are not limited to:
•information technology systems, controls, and security
•critical accounting policies
•the impact of new accounting guidance
•compliance with internal controls required under Section 404 of the Sarbanes-Oxley Act
•compliance with Company’s Code of Conduct
•risk management initiatives and controls
•significant legal matters
•insider and related party transactions
Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
AUDIT COMMITTEE
Richard J. Rodgers, Chair
Gregg H. Alton, J.D.
Richard H. Douglas, Ph.D.
Margaret G. McGlynn, R. Ph.

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

NOVAVAX, INC. 2024 PROXY STATEMENT	93

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information as of April 22, 2024, unless otherwise indicated, with respect to the beneficial ownership of our Common Stock by (i) each person (including any group) known to the Company to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of the Company, (iii) each of the Named Executive Officers of the Company, as identified in the “Summary Compensation Table” of this Proxy Statement, and (iv) all directors and current executive officers of the Company as a group.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage of Class Outstanding(3)
5% or Greater Stockholders
State Street Corporation(4)	16,775,875	11.9%
The Vanguard Group(5)	14,560,054	10.4%
Shah Capital Management(6)	9,383,335	6.7%
BlackRock, Inc.(7)	8,436,179	6.0%
Directors and Named Executive Officers
Gregg H. Alton, J.D.(8)	31,780	*
Richard H. Douglas, Ph.D.(9)	98,930	*
Rachel K. King(10)	65,430	*
Margaret G. McGlynn, R. Ph.(11)	31,780	*
David Mott(12)	76,480	*
Richard J. Rodgers(13)	23,879	*
James F. Young, Ph.D.(14)	129,150	*
John C. Jacobs(15)	144,425	*
Stanley C. Erck(16)	876,206	*
James P. Kelly(17)	48,241	*
Filip Dubovsky, M.D.(18)	139,401	*
John J. Trizzino(19)	269,526	*
Mark J. Casey, J.D.(20)	—	*
All directors and current executive officers as a group (13 persons)(21)	1,935,228	1%
*Less than 1%
(1)Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in c/o Novavax, Inc., 700 Quince Orchard Road, Gaithersburg, Maryland 20878.
(2)Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of the Common Stock. Unless otherwise indicated, each beneficial owner named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares of Common Stock beneficially owned, including shares that may be acquired by such person or group within 60 days of April 22, 2024 upon the exercise or vesting, as applicable, of stock options, RSUs, SARs, warrants, or other purchase rights.
(3)Percentages have been calculated based on 140,402,521 shares of the Common Stock outstanding as of April 22, 2024
(4)As reported on Schedule 13G/A as filed on January 25, 2024 jointly by State Street Corporation (“State Street”) and SSGA Funds Management, Inc. (“SSGA”). State Street is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) and is the parent holding company of SSGA, among other subsidiaries. SSGA is an investment advisor in accordance with Rule 13D-1(b)(1)(ii)(e). Beneficial ownership (and other information in this footnote) is as of December 31, 2023. State Street beneficially owns 16,775,875 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, shared voting power with respect to 16,405,289 shares of Common Stock and shared dispositive power with respect to 16,775,875 shares of

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Stock Ownership Information
Common Stock. SSGA beneficially owns 14,582,725 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, shared voting power with respect to 14,565,557 shares of Common Stock and shared dispositive power with respect to 14,582,725 shares of Common Stock. The principal office address of State Street and SSGA is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114-2016.
(5)As reported by the Vanguard Group (“Vanguard”) on Schedule 13G/A as filed on February 13, 2024. Vanguard is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Beneficial ownership (and other information in this footnote) is as of December 31, 2023. Vanguard beneficially owns 14,560,054 shares of Common Stock, for which it has no sole voting power, shared voting power with respect to 154,553 shares of Common Stock, sole dispositive power with respect to 14,304,541 shares of Common Stock and shared dispositive power with respect to 255,513 shares of Common Stock. The principal office address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)As reported on Schedule 13D/A as filed on April 15, 2024 jointly by Shah Capital Management, Inc. (“SCM”), Shah Capital Opportunity Fund LP (“SCO”) and Himanshu H. Shah (“Shah,” together with SCM and SCO, the “Shah Reporting Persons”). SCM beneficially owns 9,326,176 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, and shared voting power and shared dispositive power with respect to 9,326,176 shares of Common Stock. SCO beneficially owns 8,700,000 shares of Common Stock, for which it has no sole voting power, no sole dispositive power, and shared voting power and shared dispositive power with respect to 8,700,000 shares of Common Stock. Shah beneficially owns 9,385,335 shares of Common Stock, of which he has sole voting power and sole dispositive power with respect to 57,159 shares of Common Stock and shared voting power and shared dispositive power with respect to 9,326,176 shares of Common Stock. SCM serves as the investment adviser to SCO. Shah serves as President and Chief Investment Officer of SCM. The principal office address of the Shah Reporting Persons is 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612.
(7)As reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A as filed on January 26, 2024. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Beneficial ownership (and other information in this footnote) is as of December 31, 2023. BlackRock beneficially owns 8,436,179 shares of Common Stock, for which it has sole voting power with respect to 8,323,116 shares of Common Stock, sole dispositive power with respect to 8,436,179 shares of Common Stock, no shared voting power and no shared dispositive power. The principal office address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(8)Includes 21,310 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(9)Includes 55,010 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(10)Includes 46,510 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Includes 2,200 shares of Common Stock indirectly owned by Ms. King as a result of shares held in trusts for the benefit of Ms. King’s children.
(11)Includes 21,310 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(12)Includes 26,010 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(13)Includes 13,409 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(14)Includes 52,390 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 1,500 shares of Common Stock owned by Dr. Young’s spouse. Dr. Young disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that Dr. Young is the beneficial owner of the securities for purposes of Section 16 or for any other purpose.
(15)Includes 96,899 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(16)Includes 767,146 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 75,000 shares of Common Stock that would be acquired if Mr. Erck’s SARs that are exercisable or scheduled to vest within 60 days of April 22, 2024, were exercised at $4.07, the closing price of Novavax’s Common Stock on April 22, 2024 and settled in shares of Common Stock.
(17)Includes 34,956 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024.
(18)Includes 72,788 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(19)Includes 230,437 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 11,117 shares of Common Stock that would be acquired if Mr. Trizzino’s SARs that are exercisable or scheduled to vest within 60 days of April 22, 2024, were exercised at $4.07, the closing price of Novavax’s Common Stock on April 22, 2024 and settled in shares of Common Stock.
(20)Mr. Casey does not own any shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024
(21)Includes 1,438,175 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 22, 2024. Also includes 86,117 shares of Common Stock that would be acquired if Messrs. Erck and Trizzino’s

NOVAVAX, INC. 2024 PROXY STATEMENT	95

Stock Ownership Information
SARs that are exercisable or scheduled to vest within 60 days of April 22, 2024, were exercised at $4.07, the closing price of Novavax’s Common Stock on April 22, 2024 and settled in shares of Common Stock.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement (“Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 13, 2024 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2024	Stockholders of record at the close of business on April 22, 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof
This Proxy Statement, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) are being mailed or made available to our Record Date stockholders on or about May 3, 2024.

Why am I receiving these materials?
The Company has made these proxy materials available to you on the Internet or, upon your request, has delivered print versions of these proxy materials to you by mail, in order to provide you with information regarding the matters on which you may vote at the Annual Meeting. You are invited to attend the live virtual webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Can I access the materials on the Internet instead of receiving paper copies?
Yes, stockholders may access the Proxy Statement and the Annual Report via the Internet and vote online at www.proxyvote.com. On or about May 3, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record as of the close of business on the Record Date. We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of our proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in these proxy materials or request a printed copy of those materials. The
Notice also instructs you as to how you may vote your proxy.

The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of printing and mailing annual meeting materials.

What is “householding” and how does it affect me?
The Company has adopted the process called “householding” for mailing annual meeting materials to stockholders who share the same address. These stockholders will have received a notice from their bank, broker, or other holder of record, indicating they will receive only one copy of this Proxy Statement and Annual Report.
If you own your shares through a bank, broker, or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement and Annual Report, either by contacting your bank, broker, or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Novavax:

TELEPHONE	(240) 268-2000

MAIL	Novavax, Inc. Attention: Corporate Secretary 700 Quince Orchard Road Gaithersburg, Maryland 20878
If you request to begin or stop householding, you should provide your name, the name of your broker, bank, or other record holder, and your account information.

NOVAVAX, INC. 2024 PROXY STATEMENT	97

Information about the Annual Meeting and Voting

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote on the following matters:

Proposal

1	Election of three directors as Class II directors to serve on the board of directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders

2	Advisory vote to approve the compensation of our Named Executive Officers

3	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares

4
Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock

5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024

6	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
In addition, management will report on the Company’s performance during fiscal year 2023 and respond to questions from stockholders.

Who is entitled to vote?
The only class of stock of the Company entitled to vote at the Annual Meeting is its Common Stock. Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, there were 140,402,521 shares of Common Stock outstanding and entitled to be voted. Each share entitles the holder to one vote on each of the matters to be voted upon at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?
On April 22, 2024, the Board adopted the Amended and Restated By-Laws of the Company, which reduced the quorum required for the transaction of business at stockholder meetings, including the Annual Meeting, from the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the record date for such meeting to holders of one-third (33 1/3%) of the shares of Common Stock issued and outstanding and entitled to vote on the record date for such meeting. In prior annual meetings, we have had difficulties reaching a quorum due to the size and dispersed nature of the Company’s stockholder base and the decision of many brokerage firms to eliminate discretionary voting even for “routine matters.” Reducing the quorum requirement to one-third (33 1/3%) of the shares of Common Stock issued and entitled to vote at the meeting reduces the risk of failing to achieve the required quorum for any stockholder meetings, which failure has required and would require us to adjourn such meetings and therefore cause us to incur additional costs, such as additional virtual meeting host costs and proxy solicitation costs, and suffer other potential disruptions to our business and distraction for management. If a quorum is not present, the stockholders entitled to vote who are present in person virtually or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting until a quorum is present, without notice other than an announcement at the Annual Meeting, so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee who holds shares represented by a proxy has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares on the item.

Why is the Company holding a virtual Annual Meeting?
In an effort to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during,

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Information about the Annual Meeting and Voting
the Annual Meeting so they can ask questions of our Board of Directors or management. Similar to our in-person meetings, we may answer questions as they come in during the live Q&A session of the Annual Meeting, as well as address questions in advance, to the extent relevant to the business of the Annual Meeting as time permits.

How can I attend the virtual Annual Meeting?
The Annual Meeting will be held entirely online. To attend the live webcast of the Annual Meeting, you must demonstrate that you were a Novavax stockholder as of the close of business on April 22, 2024 or hold a valid proxy for the Annual Meeting from such a stockholder.
•To participate in the Annual Meeting live via the Internet you must register at www.virtualshareholdermeeting.com/NVAX2024 by 11:59 p.m. Eastern Time on June 12, 2024.
•On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.virtualshareholdermeeting.com/NVAX2024.
Even if you plan to attend the live virtual webcast of the Annual Meeting, we strongly encourage you to vote in advance by Internet, telephone, or mail so your vote will be counted. Please note that no members of management or the Board will be in attendance at the physical location. A replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the meeting due to time constraints), will be made publicly available on our investor relations website promptly after the Annual Meeting.

How do I vote?
You may vote using any of the following methods:

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholdermeeting.com/NVAX2024 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)	The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive		Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 12, 2024			Before the polls close at the Annual Meeting on June 13, 2024
Telephone or the Internet. The telephone and Internet voting procedures established by the Company for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. Therefore, we recommend you follow the voting instructions in the materials you receive.
At the live virtual webcast of the Annual Meeting. All stockholders may vote at the Annual Meeting. If you are a registered holder, you must register using the virtual 16-digit control number included on your Notice of Internet Availability of

NOVAVAX, INC. 2024 PROXY STATEMENT	99

Information about the Annual Meeting and Voting
Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank, broker or other record holder, you must provide a legal proxy from your bank, broker or other record holder during registration and you will be assigned a virtual 16-digit control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership such as a copy of your proxy card, voter instruction card, Notice of Internet Availability, or brokerage statement showing proof of your ownership of Common Stock as of April 22, 2024. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/NVAX2024.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
•Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
•Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct your broker, bank, or other nominee how to vote your shares.

How does discretionary voting authority apply?
All properly executed proxies will be voted in accordance with the instructions of the stockholder. If you are a stockholder of record and you sign and return a proxy card without giving specific instructions, then the persons named as proxy holders, John C. Jacobs and Mark J. Casey, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting, including any floor proposals.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq and the New York Stock Exchange, which generally govern this issue regardless of the exchange on which the company is listed, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, equity compensation matters, and the election of directors, even if they are not contested.
Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular matter is typically determined only after proxy materials are filed with the SEC, we expect that your broker, bank or other nominee will be permitted to vote your shares only with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2024 (Proposal 5), even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. Furthermore, we do not expect your broker, bank or other nominee to have authority, discretionary or otherwise, to vote your shares for the election of directors, the approval, on an advisory basis of the compensation paid to our Named Executive Officers, the Amendment and Restatement of the Novavax, Inc. 2015 Stock Plan or the Amendment and Restatement of the ESPP (Proposals 1, 2, 3, and 4), unless they receive proper instructions to do so from you in a timely manner.
In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions

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provided in the proxy card or voting instruction form.

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Information about the Annual Meeting and Voting

What are the Board’s recommendations?

Proposal		Board Recommendation
1	Election of directors	FOR all nominees
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	FOR
3	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares	FOR
4
Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock
FOR
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR

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What is the voting requirement to approve each of the proposals?

Proposal		Vote Required	Broker Non- Votes Allowed	Abstentions	You May Vote
1	Election of directors	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
3	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,500,000 shares	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
4
Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares, such that the number of shares available for issuance is the lesser of (a) 2,155,000 shares of Common Stock increased on January 1 of each year by 5% of the share pool and (b) 3,510,264 shares of Common Stock
		Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of votes cast	Yes	No effect	FOR, AGAINST, ABSTAIN

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Information about the Annual Meeting and Voting

Can I change my vote after I have voted?
Stockholders may revoke proxies at any time before they are exercised at the Annual Meeting by:
(a)signing and submitting a later-dated proxy to the Secretary of the Company
(b)delivering written notice of revocation to the Secretary of the Company
(c)voting electronically at the Annual Meeting
If you intend to revoke your proxy by such written notice, we advise that you also send a copy via email to ir@novavax.com with “Attention: Corporate Secretary” in the subject line. Attendance at the live virtual webcast of the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the stockholder’s proxy and vote at the live virtual webcast of the Annual Meeting.

Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of solicitation of proxies?
The Company will bear the cost of soliciting proxies. This cost also includes support for the hosting of the live virtual webcast of the Annual Meeting. In addition to solicitations by mail, the Company’s directors, officers, and regular employees may, without additional remuneration, solicit proxies in person, by telephone, or by electronic transmission and/or facsimile transmission. The Company may also utilize the assistance of third parties in connection with our proxy solicitation efforts and will compensate such third parties for their efforts. The Company has retained Innisfree M&A to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $25,000 in the aggregate. The Company will also request brokerage houses, custodians, nominees and fiduciaries or other similar organizations to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses, custodians, nominees and fiduciaries or other similar organizations for their reasonable expenses in connection with this distribution.

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ADDITIONAL INFORMATION

Stockholder Proposals
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT
Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the Company’s 2025 Annual Meeting of Stockholders should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and the Company’s By-laws. Those procedures require that the Company receive a stockholder proposal in writing at the Company’s principal executive offices no later than January 3, 2025. If the date of next year’s Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting (June 13, 2025), then the deadline is the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.
OTHER STOCKHOLDER PROPOSALS
Under the Company’s By-laws, stockholders who wish to include a proposal in the Company’s 2025 Annual Meeting of Stockholders (but do not wish to include such proposal in the Company’s proxy materials) must give the Company timely written notice. To be timely, the Company’s By-laws provide that such notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of this year’s Annual Meeting on June 13, 2024. However, in the event the date of the meeting is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.
In addition to being timely, any such notice must include the following information regarding each matter the stockholder proposes to bring before the Annual Meeting:
•a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting
•the name and address, as they appear on the Company’s books, of the stockholder proposing such business
•the number of shares of capital stock and other securities of the Company which are beneficially owned by the stockholder and each Stockholder Associated Person
•any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transactions or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Company’s securities
•any material interest of the stockholder or any Stockholder Associated Person in such proposal
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.
For purposes of this Proxy Statement, a “Stockholder Associated Person” of any stockholder means:
(i)any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Company or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Company, and

NOVAVAX, INC. 2024 PROXY STATEMENT	105

Additional Information
(ii)any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Company.
Please note that if the stockholder proposes to nominate a director for election to the Company’s Board, the procedures described under the caption “Nomination Procedures” herein relating to director nominations must be followed.
Other Matters
The Board knows of no other matters which will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
* * *

The Board of Directors hopes stockholders will attend the live virtual webcast of the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign, date, and return the enclosed proxy in the accompanying envelope, or vote over the Internet or telephone as described therein. Your prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation is appreciated. Stockholders who attend the virtual webcast of the Annual Meeting may vote their stock personally even if they have sent in their proxies.

By Order of the Board of Directors,

MARK J. CASEY Executive Vice President, Chief Legal Officer and Corporate Secretary

Gaithersburg, Maryland
April 29, 2024

106	ir.novavax.com

Appendix A

APPENDIX A—NOVAVAX, INC. 2015 STOCK INCENTIVE PLAN AMENDED AND RESTATED APRIL 19, 2024

NOVAVAX, INC.
2015 STOCK INCENTIVE PLAN
AMENDED AND RESTATED APRIL 19, 2024

1.Purpose.
The purpose of the Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company. Capitalized terms and operational rules related to such terms not otherwise defined in the Plan are defined on Exhibit A, which is incorporated herein by reference.

2.Type of Stock Awards and Administration.
(a)Types of Stock Awards. The Plan provides for the grant of Options (including Incentive Stock Options and Non-Statutory Options), Restricted Stock, Unrestricted Stock, Stock Appreciation Rights (or SARs), Stock Units, Restricted Stock Units (or RSUs) and Performance Awards.
(b)Administration.
(i)The Plan will be administered by the Administrator, whose construction and interpretation of the terms and provisions of the Plan and any Award Agreement shall be final and conclusive. The Administrator may in its sole discretion grant Stock Awards with respect to shares of Common Stock and direct the Company to issue shares of Common Stock upon the grant, vesting or exercise of such Stock Awards as provided in the Plan.
(ii)Subject to the express provisions of the Plan, the Administrator shall have authority:
(1)To determine the individuals to whom, and the time or times at which, Stock Awards are made, the number of shares subject to each Stock Award and the terms of all Stock Awards and Award Agreements, which need not be identical;
(2)To construe the Plan and Award Agreements;
(3)To prescribe forms, rules and procedures relating to the Plan;
(4)To determine the form of settlement of Stock Awards (whether in cash, shares of Common Stock or other property); and
(5)To make all other determinations and take all other actions that are, in the judgment of the Administrator, necessary or desirable for the administration of the Plan.
(iii)The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement (or any inconsistency between the Plan and any Award Agreement) in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or individual acting pursuant to authority delegated by the Administrator shall be liable for any action or determination under the Plan made in good faith.
3.Participant Eligibility.
(a)General. The Administrator may select Participants from among key employees, officers or directors of, or consultants or advisors to, the Company who are expected to contribute to the Company’s future growth and success; provided, however, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company, and provided, further, that persons to whom Non-Statutory Options or SARs may be granted

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shall be limited to persons employed by or providing services to the Company and its “qualifying subsidiaries.” For these purposes, a “qualifying subsidiary” means a subsidiary in which the Company owns a “controlling interest” as described in Treasury Regulations §1.409A-1(b)(5)(iii)(E)(1).
(b)Grant of Stock Awards to Directors and Officers. In the discretion of the Administrator, the selection of a director or officer (as defined for purposes of Rule 16b-3) as a Participant, and the terms of any Stock Award granted to such Participant, including the grant date, the purchase or exercise price, the number of shares underlying the Stock Award and other terms and conditions, shall be determined either (i) by the Board, of which all members shall be “non-employee directors” (as hereinafter defined) or (ii) by the Compensation Committee, consisting of two or more directors having full authority to act in the matter, each of whom shall be a “non-employee director” (with any action of the Compensation Committee subject to approval or ratification by the Board, if required). For the purposes of the Plan, a director shall be deemed to be a “non-employee director” only if such director qualifies as a “non-employee director” within the meaning of Rule 16b-3.
4.Stock Subject to Plan.
(a)Number of Shares. Subject to adjustment as provided in Section 10 below, the maximum number of shares of Common Stock that may be delivered in satisfaction of Stock Awards under the Plan shall be 27,470,000 shares. Subject to adjustment as provided in Section 10 below, the maximum aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 27,470,000 shares.
(b)Reversion of Shares to the Share Reserve. Shares of Common Stock underlying any Stock Award to the extent the Stock Award, for any reason, expires, terminates or is forfeited, in whole or in part, without the issuance of shares, shall revert to and again become available for issuance under the Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR any portion of which is settled in shares of Common Stock, will be treated as issued under the Plan. The shares of Common Stock available for issuance pursuant to Section 4(a) will not be increased by any shares that have been delivered under the Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises.
(c)[Reserved.]

(d)Non-employee Director Limits. Notwithstanding any other provision of the Plan to the contrary, effective January 1, 2022, the aggregate value of all compensation paid or granted to a Participant who is a non-employee director with respect to any calendar year, including Stock Awards under the Plan and cash fees or other compensation paid by the Company to such director outside the Plan, solely with respect to his or her services as a director during such calendar year, may not exceed $1,500,000 in the case of the Chairman of the Board or $1,000,000 in the case of any other non-employee director (except with respect to the initial calendar year in which a non-employee director commences service on the Board, such annual limit shall be $1,500,000). In applying the foregoing limits, the value of any Stock Awards is calculated based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a non-employee director for his or her services to the Company or a subsidiary other than as a non-employee director, including without limitation, as a consultant or advisor to the Company or a subsidiary.
5.Provisions Applicable to Options and Stock Appreciation Rights.
(a)Forms of Award Agreements. As a condition to the grant of an Option or SAR under the Plan, each recipient of an Option or SAR shall execute an Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. Such Award Agreements may differ among Participants and among Stock Awards.
(b)Exercise Price and Base Value. Subject to Section 3(b), the exercise price, or base value from which appreciation is to be measured, per share of Common Stock subject to a Stock Option or SAR, as applicable, shall be determined by the Administrator; provided, however, that the exercise price of an Option or base value of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant of such Option or SAR, or less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Participant described in Section 6(b). Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger,

Appendix C
consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 10 or Section 11 of the Plan, the Company may not, without obtaining stockholder approval in accordance with the applicable requirements of the NASDAQ Global Select Market, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.
(c)Payment of Exercise Price. Payment of the exercise price of Options granted under the Plan shall be made by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options or through a broker-assisted exercise program acceptable to the Administrator, or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant having a Fair Market Value equal in amount to the exercise price of the Options being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the Option being exercised, or (iii) by any other means approved by the Administrator. The fair market value of any non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Administrator.
(d)Maximum Term. Except as otherwise provided in Section 6 regarding Incentive Stock Options, Options and SARs will have a maximum term of 10 years from the date of grant, subject to earlier termination as provided in the Plan or the applicable Award Agreement.
(e)Exercise of Options and SARs. Unless the Administrator expressly provides otherwise, no Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and, in the case of an Option, accompanied by any payment required under the Option. An Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Stock Award has the right to do so. Notwithstanding the foregoing, unless otherwise provided by the Administrator in an Award Agreement, if (i) a Participant holds an outstanding but unexercised Option or SAR on the date that is ten (10) years from the date of grant (or, in the case of an Option or SAR with a maximum term of less than ten (10) years, the last day of such maximum term) and has not exercised such Option or SAR as of the regular closing time of the exchange on which the Common Stock is traded on the last day of the applicable term of the Option or SAR, (ii) on such date the Common Stock is publicly traded, and (iii) at such time the Fair Market Value of a share of Common Stock is greater than the exercise price or base value applicable to such Option or SAR, such Option or SAR, to the extent then vested and exercisable, shall be automatically exercised on the last day of the applicable term, and the number of shares of Common Stock otherwise to be delivered upon exercise of the Option or SAR shall be reduced by, in the case of an Option, a number of shares having a Fair Market Value equal to the aggregate exercise price of the Option being exercised and, in the case of an Option or SAR, a number of shares having a Fair Market Value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).
(f)Vesting and Effect of Termination of Employment or Other Service Relationship. Subject to Section 8(b) below, the Administrator will determine the time or times at which an Option or SAR will vest or become exercisable and the terms on which an Option or SAR will remain exercisable. Unless the Administrator expressly provides otherwise, however, the following rules will apply when a Participant’s employment or other service relationship with the Company ceases:
(i)Immediately upon the cessation of the Participant’s employment or other service relationship and except as provided in (ii) and (iii) below, each Option or SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate.
(ii)Subject to (iii) and (iv) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(ii), and will thereupon immediately terminate.

Appendix
(iii)All Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to (A) the cessation of the Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) or (B) the Participant’s death within three months following the Participant’s termination of employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(iii), and will thereupon immediately terminate.
(iv)All Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company will immediately terminate upon such cessation of employment or other service relationship if the termination is for Cause.
6.Special Provisions for Incentive Stock Options.
Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:
(a)Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the Award Agreement evidencing the grant of Incentive Stock Options.
(b)10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such employee:
(i)the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and
(ii)the Option may not be exercisable after the expiration of five years from the date of grant.
(c)Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to be Incentive Stock Options shall not be Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.
(d)Continuous Employment. Except as provided in Section 5(f) above, no Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of the Option, employed by the Company. For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations (or any successor regulations).
7.Provisions of Other Stock Awards.
(a)Restricted Stock Awards. As a condition to the grant of an award of Restricted Stock under the Plan, each recipient of Restricted Stock shall execute an Award Agreement. The terms and conditions of such Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i)Purchase Price. At the time of the grant of an award of Restricted Stock, the Administrator will determine the price to be paid by the Participant for each share subject to the award, if any.
(ii)Consideration. At the time of the grant of an award of Restricted Stock, the Administrator will determine the consideration permissible for the payment of the purchase price of the Restricted Stock. The purchase price of the

Appendix C
shares of Common Stock acquired pursuant to an award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Administrator.
(iii)Vesting. At the time of grant of an award of Restricted Stock, the Administrator will determine the conditions under which shares of Restricted Stock will vest or no longer be subject to a substantial risk of forfeiture or repurchase option in favor of the Company, which conditions will be set forth in the applicable Award Agreement.
(iv)Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, shares of Restricted Stock that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason.
(b)Restricted Stock Units. As a condition to the grant of RSUs under the Plan, each recipient of an RSU shall execute an RSU Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical; provided, however, that each RSU Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of an award of RSUs, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the award.
(ii)Vesting. At the time of the grant of an award of RSUs, the Administrator may impose such restrictions or conditions to the vesting of the shares subject to the award as it deems appropriate.
(iii)Payment. RSUs may be settled by the delivery of shares of Common Stock, their cash equivalent, or a combination of the two, as the Administrator deems appropriate. Settlement of RSUs shall occur no later than two and one-half (2½) months following the year in which such RSUs vest, unless the applicable Award Agreement expressly provides that the award of RSUs is intended to comply with the rules applicable to non-qualified deferred compensation under Section 409A.
(iv)Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, RSUs (and any related dividend equivalents) that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason and RSUs, whether vested or unvested, will be forfeited immediately upon the termination of the Participant’s employment or other service relationship with the Company if the termination is for Cause.
8.Additional Terms Applicable to all Stock Awards.
(a)Award Provisions. The Administrator will determine the terms of all Stock Awards, subject to the limitations provided in the Plan. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Stock Award, the Participant will be deemed to have agreed to the terms of the Stock Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(b)Vesting. Notwithstanding anything provided in Section 5(f), Section 7(a)(iii), Section 7(b)(ii) or Section 11 hereof, no Stock Award shall vest prior to the first anniversary of the grant date; provided, however, that (i) a number of shares of Common Stock not exceeding 5% of the number of shares of Common Stock that may be delivered in satisfaction of Stock Awards may be delivered in satisfaction of Stock Awards that are not subject to this one-year minimum vesting period and (ii) this one-year minimum vesting period shall not apply to Stock Awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. Nothing in this Section 8(b) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Stock Award (or any portion thereof), including pursuant to Section 11 below.
(c)Nontransferability of Stock Awards. Except as provided in this Section 8(c), Stock Awards shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, other than by

Appendix
will or the laws of descent and distribution, and, in the case of Options and SARs, during the life of the Participant, shall be exercisable only by the Participant. Awards, other than Incentive Stock Options, may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) or as otherwise expressly permitted by the Administrator in the applicable Award Agreement.
(d)Investment Representations. The Company may require any person to whom a Stock Award is granted, as a condition of receiving or exercising such Stock Award, as applicable, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.
(e)Compliance with Securities Laws. Each Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Award may not be issued or exercised, as applicable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.
(f)Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Award at any time, and may provide that any proceeds from the exercise or disposition of any Stock Award, and any other amounts received in respect of any Stock Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant breaches any agreement with the Company with respect to non-competition, non-solicitation, no-hire, non-disparagement, invention assignment, confidentiality, or other restrictive covenant by which the Participant is bound. Without limiting the generality of the foregoing, the Administrator may recover Stock Awards made under the Plan and payments under or gain in respect of any Stock Award in accordance with any applicable Company clawback, recoupment or similar policy or policies, including the Novavax, Inc. Second Amended and Restated Recoupment Policy, as any such policy or policies may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. In addition, each Stock Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Common Stock, including limitations on hedging and pledging. Each Participant, by accepting or being deemed to have accepted a Stock Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 8(f) and to any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 8(f). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 8(f).
(g)Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Common Stock subject to a Stock Award whether or not the holder of such Stock Award is otherwise entitled to share in the actual dividend or distribution in respect of such Stock Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Stock Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Notwithstanding the foregoing, no dividends or dividend equivalents may be paid to a Participant in connection with a Stock Award prior to the date on which such Stock Award vests.
(h)[Reserved.]

Appendix C
(i)Coordination with Other Plans. Stock Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Stock Awards under the Plan or awards made under other compensatory plans or programs of the Company. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company may be settled in Common Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).
(j)Section 409A. Each Award Agreement will contain such terms as the Administrator determines, and will be construed and administered, such that the Stock Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
9.Rights as a Stockholder.
Nothing in the Plan will be construed as giving any person the rights as a stockholder with respect to any shares of Common Stock underlying a Stock Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) except as to shares of Common Stock actually issued under the Plan. Except as otherwise provided in an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.
10.Adjustment Provisions for Recapitalizations and Related Transactions.
(a)If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made to (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the maximum number of shares that can be issued upon exercise of Incentive Stock Options under the Plan, (3) the limitations on Stock Awards pursuant to Section 4(d), (4) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan, and (5) the exercise or purchase prices (or base values) relating to Stock Awards and any other provision of Stock Awards affected by such change, without (in the case of Options or SARs) changing the aggregate exercise price or base values for such Stock Awards. Any adjustment made pursuant to this Section 10 shall be made by the Administrator having due regard, where applicable, for the qualification of Incentive Stock Options under Section 422 and the requirements of Section 409A.
(b)Any adjustments under this Section 10 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.
11.Merger, Consolidation, Asset Sale, Liquidation, etc.
(a)General. In the event of (i) a consolidation, merger, combination or reorganization of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, (iii) a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Securities Acquisition”) other than by virtue of a merger, consolidation or similar transaction, or (iv) a dissolution or liquidation of the Company (hereinafter, each of the events described in (i) through (iv) above shall be a “Corporate Transaction”), if Stock Awards are not assumed, or equivalent stock awards are not substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator will provide that all or any outstanding Stock Awards shall become vested and exercisable (or that any reacquisition or repurchase rights held by the Company shall lapse) at or immediately prior to such event, and will (1) upon written notice to the Participants, provide that all Stock Awards that are outstanding, whether vested or unvested and whether exercisable or unexercisable, including Stock Awards that are “out-of-the-money” or “underwater,” will terminate immediately prior to the consummation of a Corporate Transaction, unless exercised (to the extent then vested and exercisable) by the Participant within a specified period following the date of such notice, if applicable, or (2) in the event of a consolidation, merger, combination, reorganization or Securities Acquisition under the terms of which holders of

Appendix
the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the transaction (the “Sale Price”), make or provide for a cash payment to the Participant equal to the difference between (A) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price) in exchange for the termination of such Stock Awards. In the event of a Corporate Transaction, if such Stock Awards are assumed, or equivalent stock awards are substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator shall provide that such Stock Awards shall continue in existence with appropriate adjustments or modifications, provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code. Notwithstanding anything to the contrary in this Section 11(a), the vesting of any performance-based Stock Awards will be determined based on the greater of (i) assumed achievement of the applicable performance goals at 100% of the performance target, as provided in the Award Agreement with the result prorated based on the period of the Participant’s actual employment or other service relationship with the Company prior to the Corporate Transaction during the applicable full performance period, or (ii) actual achievement of the applicable performance goals, as provided in the Award Agreement, through the date of the consummation of the Corporate Transaction. Except as the Administrator may otherwise determine in any case, each Stock Award will automatically terminate (and in the case of outstanding shares of Restricted Stock will be forfeited automatically) upon consummation of the Corporate Transaction, other than Stock Awards assumed pursuant to clause (1) of this Section 11(a).
(b)Substitute Options. The Company may grant Stock Awards under the Plan in substitution for Stock Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger, consolidation, combination or reorganization of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Stock Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.
12.No Employment Rights.
Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment or other service relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in a Stock Award will not constitute an element of damages in the event of a termination of a Participant’s employment or other service relationship with the Company for any reason, even if the termination is in violation of an obligation of the Company to the Participant.
13.Other Employee Benefits.
Except as to plans which by their terms include such amounts as compensation or as otherwise specifically determined by the Administrator, the amount of any compensation deemed to be received by an employee as a result of the issuance of a Stock Award, the lapse of any restrictions thereon, or the exercise of an Option or SAR, or the sale of shares received upon such exercise will not constitute compensation for purposes of determining any other employee benefits of such employee, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan.
14.Amendment of the Plan and Stock Awards.
(a)The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that any such modification or amendment (i) shall be subject to stockholder approval if the approval of the stockholders of the Company is required under Section 422 or any successor provision with respect to Incentive Stock Options, Rule 16b-3 (if then applicable), or any other applicable tax or securities law or stock exchange listing requirements, and (ii) shall not adversely affect the rights under any Stock Award previously granted to a Participant without the Participant’s consent.
(b)With the consent of the affected Participant, the Administrator may amend outstanding Stock Award Agreements in a manner not inconsistent with the Plan, provided, however, that, without the consent of the affected Participant, the Administrator shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422, (ii) the terms and provisions of the Plan and of any outstanding Stock Award to the extent

Appendix C
necessary to ensure (A) the qualification of the Plan under Rule 16b-3 (if then applicable) or (B) compliance with, or exemption from, Section 409A.
15.Withholding.
(a)The delivery, vesting and retention of Common Stock, cash or other property under a Stock Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect thereto. The Administrator will prescribe such rules for the withholding of taxes as it deems appropriate. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares of Common Stock issued, or cash or other property delivered, in settlement of a Stock Award, upon the exercise of Options or SARs, and upon the lapse of any restrictions with respect to a Stock Award. Subject to the prior approval of the Administrator, which may be withheld in its sole discretion, a Participant may elect (i) to cause the Company to hold back shares of Common Stock from a Stock Award or (ii) to deliver to the Company shares of Common Stock already owned by the Participant in satisfaction of tax withholding obligations but, in each case, not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules. The shares of Common Stock so delivered or held back shall have a Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 15(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(b)Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).
16.Effective Date and Duration of the Plan.
(a)Effective Date. The Plan is effective as of the Amendment Date, subject to its approval by the Company’s stockholders at the Company’s annual meeting in 2024. If such stockholder approval is not obtained within twelve months after the Amendment Date, Options and SARs granted under the Plan shall not vest and shall terminate and neither Options nor SARs shall be granted thereafter under the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 14) shall become effective when adopted by the Board, but no Options or SARs granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Options or SARs) and no other Stock Award shall become vested, unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Options or SARs granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such Options or SARs. Subject to this limitation, Stock Awards may be granted under the Plan at any time after the Amendment Date and before the termination of the Plan as provided in Section 16(b) below.
(b)Termination. The Board may suspend or terminate the Plan at any time, except that such suspension or termination of the Plan shall not adversely affect a Participant’s rights under a Stock Award previously granted to the Participant while the Plan is in effect without the consent of the Participant. Unless sooner terminated in accordance with this Section or Section 11, the Plan shall terminate upon the close of business on the day immediately preceding the (10th) tenth anniversary of the Amendment Date. Stock Awards outstanding on such date shall remain in force and effect in accordance with their terms.
17.Provision for Foreign Participants; Sub Plans.
(a)The Administrator may, without amending the Plan, modify Stock Awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(b)The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Board’s discretion under the Plan as it deems

Appendix
necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).
18.Miscellaneous.
(a)Waiver of Jury Trial. By accepting a Stock Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Stock Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a Stock Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Stock Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving a Stock Award hereunder.
(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Stock Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), by reason of the failure of a Stock Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Stock Award.
19.Governing Law.
(a)Certain Requirements of Corporate Law. Stock Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Common Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 17(b) or as provided in Section 19(a) above, the provisions of the Plan and of Stock Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Stock Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Maryland without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction. By accepting a Stock Award, each Participant will be deemed (a) to have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Stock Award; (b) to agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or a Stock Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland; and (c) to have waived and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or a Stock Award or the subject matter thereof may not be enforced in or by such court.

Appendix C
Exhibit A
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Stock Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.
“Adoption Date”: March 5, 2015
“Amendment Date”: April 19, 2024
“Award Agreement”: An agreement evidencing the grant of a Stock Award under the Plan.
“Board”: The Board of Directors of the Company.
“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean willful misconduct in connection with the Participant’s employment or service on behalf of the Company, or the willful failure of the Participant to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach, whether willful or not, by the Participant of any provision of any employment or services agreement, nondisclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company), as determined by the Board, which determination is conclusive. The Participant shall be considered to have been discharged “for cause” if the Administrator determines, within 30 days after the termination of the Participant’s employment or other service relationship with the Company for any other purported reason, that discharge for cause was warranted (and the Company may rescind the delivery of shares pursuant to any Stock Award in those circumstances).
“Code”: Internal Revenue Code of 1986, as amended or replaced from time to time.
“Compensation Committee”: The Compensation Committee of the Board.
“Common Stock”: The Company’s common stock, $.01 par value.
“Company”: Novavax, Inc. and the parent and all present and future subsidiaries of Novavax, Inc. as defined in Sections 424(e) and 424(f) of the Code; provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) of the Code as of the date on which such determination is being made and does not necessarily continue to exist merely because it existed as of the date of grant of an Option or other Stock Award.
“Corporate Transaction”: The meaning set forth in Section 11(a).
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of any date, the value of the Common Stock determined as follows:
(1) If the Common Stock is listed on any established stock exchange, including but not limited to the NASDAQ Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or in the case of multiple exchanges, the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the day of determination is not a market trading day, then the trading day immediately preceding the day of determination shall be used.

Appendix
(2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator consistent with the requirements of Section 409A.
“Incentive Stock Options”: An Option intended to be an “incentive stock option” within the meaning of Section 422.
“Non-Statutory Options”: An Option that is not intended to be an Incentive Stock Option.
“Option”: An option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.
“Participant”: An individual who is granted or receives a Stock Award under the Plan.
“Performance Award”: A Stock Award subject to Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Stock Award. A Performance Criterion may include any measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss and may be based on objective or subjective individual goals. The Administrator may provide that a Stock Award will be adjusted to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary or other unplanned items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: The Novavax, Inc. 2015 Stock Incentive Plan, as amended and restated on the Amendment Date, and as further amended from time to time.
“Reporting Person”: Individuals who are required to file reports under Section 16(a) of the Exchange Act.
“Restricted Stock”: Common Stock subject to forfeiture or restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Restricted Stock Unit” or “RSU”: A Stock Unit that is, or as to which the delivery of Common Stock or cash in lieu of Common Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“Rule 16b-3”: Rule 16b-3 promulgated under the Exchange Act, or any successor rule.
“Sale Price”: The meaning set forth in Section 11(a).
“Section 422”: Section 422 of the Code.
“Securities Acquisition”: The meaning set forth in Section 11(a).
“Stock Appreciation Right” or “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Stock Awards”: Any or a combination of the following:

Appendix C
(1)Options (including Incentive Stock Options and Non-Statutory Options),
(2)Stock Appreciation Rights,
(3)Restricted Stock,
(4)Unrestricted Stock,
(5)Stock Units,
(6)Restricted Stock Units, and
(7)Performance Awards.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Common Stock, to deliver Common Stock or cash measured by the value of Common Stock in the future.
“Unrestricted Stock”: Common Stock not subject to any restrictions under the terms of the Stock Award.

Appendix C

APPENDIX B — NOVAVAX, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN AMENDED AND RESTATED April 19, 2024

NOVAVAX, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED APRIL 19, 2024

Section 1.Purpose of Plan
The Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended and restated April 19, 2024 (the “Plan”), is intended to enable eligible employees of Novavax, Inc. (the “Company”) and such of its Subsidiaries (including any corporation that becomes a Subsidiary of the Company after the adoption and approval of the Plan) as the Board of Directors of the Company (the “Board”) may from time to time designate (the Company and such Subsidiaries being hereinafter referred to as the “Company”) to purchase shares of common stock, $0.01 par value, of the Company (such common stock being hereafter referred to as “Stock”), and thereby enhance the sense of participation in the affairs of the Company. For purposes of the Plan, a “Subsidiary” is any corporation that would be treated as a subsidiary of the Company under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to qualify under Code Section 423 and to be exempt from the application and requirements of Code Section 409A, and is to be construed accordingly.
Section 2.Administration of Plan
The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), which shall have the authority to determine eligibility under the Plan, to interpret the Plan, to prescribe forms, rules and procedures under the Plan, to adopt, amend, rescind, administer, and interpret such forms, rules and procedures and otherwise to do all things necessary or advisable to carry out the terms of the Plan. To the extent permitted by applicable law, the Committee in its discretion may delegate any or all of its powers under the Plan to one or more officers or employees of the Company. All references in the Plan to the “Administrator” shall mean the Committee and the person or persons so delegated to the extent of such delegation, as applicable. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan shall be final and binding on all parties.
Section 3.Options to Purchase Stock
Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of options (“Options”) granted under the Plan to employees of the Company or its designated Subsidiaries (“Employees”) who meet the eligibility requirements set forth in Section 4 (“Eligible Employees”) shall be the lesser of (a) 2,155,000 shares increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share), and (b) 3,510,264 shares.
The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised

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in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Stock subject to such Option shall again be available for purchase pursuant to the exercise of Options under the Plan.
Section 4.Eligibility
Subject to the limitations set forth in Section 5, each Employee whose customary employment is at least 20 hours per week, whose customary employment is for more than five months during the calendar year and who has been employed by the Company for not less than five business days as of the first day of an Option Period (as defined in Section 5) shall be eligible to participate in the Plan for such Option Period. The Administrator may, for Option Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Code Section 423.
Section 5.Option Periods
Unless otherwise determined by the Board (and except as otherwise provided in Section 8), the “Option Periods” shall be consecutive and overlapping 24-month periods that shall commence every six months on August 1 and February 1 and end 24 months later on July 31 or January 31, with each Option Period having four six-month “Purchase Periods” that shall commence on August 1 or February 1 and end on January 31 or July 31 each year during the Option Period. Each January 31 and July 31 during an Option Period shall be a “Purchase Date”. The Administrator may change the frequency and duration of the Option Periods, Purchase Periods and Purchase Dates with respect to Option Periods that have not yet commenced, except as provided in Section 15, in accordance with Code Section 423.
Section 6.Participation and Option Grant
Each person who is an Eligible Employee on the first day of any Option Period may elect to participate in the Plan for such Option Period in accordance with this Section 6, Section 7 and any other procedures established by the Administrator. Except as otherwise provided in Section 8, to become a Participant and enroll in an Option Period, an Eligible Employee must complete an enrollment and payroll deduction authorization form in a form prescribed by the Administrator and submit it to the Company no later than five business days before the first day of each Option Period, or such later time as determined by the Administrator, and shall thereby become a participant (“Participant”) on the first day of such Option Period. A Participant may participate in only one Option Period at any time.
Each person who is a Participant on the first day of an Option Period shall automatically be granted on that day an Option for such Option Period entitling the Participant to purchase shares of Stock on each Purchase Date within the Option Period on which the Participant is an Eligible Employee. No more than 25,000 shares may be purchased by a Participant on any Purchase Date, and no more than 15% of a Participant’s Compensation at any time may be used to purchase shares of Stock under an Option. A Participant’s “Compensation” for any period shall be the sum of the following forms of compensation paid to or earned by a Participant: base wages, salary, overtime, payments for paid time off and holidays, bereavement pay, jury/witness duty pay, pay during a period of suspension, compensation deferred pursuant to Code Sections 401(k) or 125, distributions under any nonqualified deferred compensation plan and any other compensation or remuneration that the Committee or the Board approves as “compensation” in accordance with Code Section 423. Notwithstanding the foregoing:

(a)No Participant shall be granted an Option under the Plan who, immediately after the Option is granted, would own (or pursuant to Code Section 424(d) would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its Subsidiaries; and
(b)No Participant shall be granted an Option under the Plan that would permit the Participant to accrue rights to purchase shares of stock under all employee stock purchase plans of the Company and its Subsidiaries at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) for any calendar year, determined using the closing stock price on the grant date, all as determined in accordance with Code Section 423(b)(8).
The Administrator shall reduce, on a substantially proportionate basis, the number of shares of Stock that may be purchased by each Participant for an Option Period or for one or more Purchase Periods in the event that the number of shares then available under the Plan is insufficient.
Section 7.Method of Payment
Payment for Stock purchased upon the exercise of an Option shall be made with funds withheld through regular payroll deductions. Each payroll deduction authorization shall request withholding for each payroll period at a whole percentage of the Participant’s Compensation not exceeding 15% of Participant’s Compensation for the payroll period. Withholding shall be accomplished by means of deductions made on payroll dates occurring in the Option Period. A Participant may decrease his or her payroll deduction rate two times during a Purchase Period within an Option Period; provided, however, that the second decrease during any such Purchase Period will reduce the payroll deduction rate to 0%. The payroll deduction rate as decreased by a Participant during a Purchase Period will automatically be applied to the next Purchase Period within the applicable Option Period unless the Participant elects to increase the payroll deduction rate for such next Purchase Period by notifying the Administrator not less than five business days prior to the first day of such Purchase Period. The Administrator may, in its discretion, further limit the number of payroll deduction changes during any Option Period. A change in the payroll deduction rate shall be effective with the first full payroll period following 10 business days after the Company’s receipt of the new payroll deduction authorization unless the Company elects to process a given change in payroll deductions more quickly.
All amounts withheld pursuant to this Section 7 (whether by payroll deductions or otherwise) shall be credited to a withholding account maintained in the Participant’s name on the books of the Company (each, an “Account”). Amounts credited to the Account shall not be required to be set aside in trust or otherwise segregated from the Company’s general assets.
Section 8.Purchase Price
The purchase price of Stock issued pursuant to the exercise of an Option on each Purchase Date shall be the lower of 85% of the fair market value of the Stock on the date on which the Option was granted pursuant to Section 5 (i.e., the first day of an Option Period) and 85% of the fair market value of the Stock on the last day of the Purchase Period (i.e., the Purchase Date). For purposes of this Section 8, the fair market value of the Stock for any day shall be the reported closing price of the Stock for such day on the national exchange or trading system on which such shares of Stock are traded; provided, that if such day is not a trading day, the fair market value of the Stock on such

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national exchange or trading system shall be the reported closing price of the Stock for the immediately preceding day that is a trading day.
If the fair market value of the Stock on any Purchase Date during an Option Period is less than the fair market value of the Stock on the first day of the Option Period, the balance in a Participant’s Account shall be applied to purchase Stock on that Purchase Date in accordance with Section 9 and that Option Period shall then terminate. A Participant in the terminated Option Period shall automatically be enrolled in the next Option Period with the Participant’s payroll deductions determined by reference to the last payroll deduction authorization properly submitted to the Company in accordance with the Plan.
Section 9.Exercise of Options
Subject to the limitations set forth below in this Section 9, each Employee who is a Participant in the Plan on the last day of a Purchase Period shall be deemed to have exercised on such date the Option granted to him or her for the Option Period that includes that Purchase Period. Upon such exercise, the Company shall apply the balance of the Participant’s Account to the purchase of the maximum number of whole shares of Stock that can be purchased under the Option with the Account balance at the purchase price determined under Section 8, and as soon as practicable thereafter shall evidence the transfer of shares or shall deliver the shares to the Participant and shall return to the Participant’s Account the balance, if any, of his or her Account in excess of the total purchase price of the shares so issued within a reasonable time thereafter. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s Account that are not sufficient to purchase a full share shall be retained in the Participant’s Account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof.
Any amounts contributed by a Participant or withheld from a Participant’s Compensation that are not to be used for the purchase of Stock, whether because of such Participant’s withdrawal from participation in an Option Period or for any other reason, shall be repaid to the Participant or his or her designated beneficiary or legal representative, as applicable, within a reasonable time thereafter.
Notwithstanding anything herein to the contrary, no Option may be exercised after twenty-seven (27) months from its grant date.
Section 10.Interest
No interest shall be payable on any amount held in the Account of any Participant.
Section 11.Taxes
Payroll deductions shall be made on an after-tax basis. The Company shall have the right, as a condition of exercise, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state and local income or other taxes incurred by reason of the purchase or disposition of Stock under the Plan. The Company in its discretion may, to the extent permitted by law, satisfy its withholding obligations by deduction from any payment of any kind due to the Participant or by withholding shares of Stock purchased under the Plan, which shares shall be valued at fair market value (defined as the closing stock price on the date of withholding).

Section 12.Cancellation and Withdrawal
Subject to Section 7, a Participant who holds an Option under the Plan may cancel all of his or her Option and thereby terminate his or her participation in the Plan by written notice delivered to the Administrator. To be effective with respect to the Purchase Period then in progress, written notification of such termination must be submitted to the Administrator no later than 15 days before the last day of the Purchase Period. Upon such cancellation, the balance in the Participant’s Account shall be returned to the Participant as soon as administratively practicable.
Section 13.Termination of Employment; Death of Participant
Upon the termination of a Participant’s employment with the Company for any reason or the death of a Participant during an Option Period, or in the event the Participant ceases to qualify as an Eligible Employee, the Participant shall cease to be a Participant, any Option held by the Participant under the Plan shall be deemed canceled, the balance of his or her Account shall be returned to the Participant (or to the Participant’s estate or designated beneficiary in the event of the Participant’s death) as soon as reasonably practicable, and the Participant shall have no further rights under the Plan.
Section 14.Equal Rights; Participant’s Rights Not Transferable; Establishment of Sub-Plans
All Participants granted Options under the Plan shall have the same rights and privileges. Any Option granted under the Plan shall be exercisable during the Participant’s lifetime only by the Participant and may not be sold, pledged, assigned, or transferred in any manner. In the event a Participant violates or attempts to violate the terms of this Section, any Options held by the Participant shall be deemed terminated and, upon return to the Participant of the balance of his or her Account, all of the Participant’s rights under the Plan shall terminate.
Notwithstanding the foregoing or any provision of the Plan to the contrary, consistent with the requirements of Code Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.
Section 15.Change in Capitalization, Merger
The Board or the Committee may make adjustments in accordance with and as described in this Section 15 in the event of (i) a transaction with the holders of Stock of the Company not involving the receipt by the Company of consideration, including a stock split, spin-off, stock dividend, and certain recapitalizations (such transactions, “Equity Restructurings”), or (ii) the payment of a dividend or other distribution, reorganization, merger, or other changes in corporate structure (such transactions, “Corporate Transactions”). In the event of an Equity Restructuring or, to the extent the Board or the Committee determines that adjustments would be appropriate to prevent dilution or enlargement of benefits under the Plan, a Corporate Transaction, the Board or the Committee shall equitably adjust (a) the class of Stock issuable and the maximum number of shares of Stock available under the Plan, (b) the class and number of shares of Stock and the purchase price per share of Stock with respect to any outstanding Option, and (c) the class and maximum number of shares of Stock that may be issued to a participant during any Purchase Period, provided, that no such adjustment may be made unless the Board or the Committee, as applicable, is satisfied that it will not constitute a modification of the

Appendix C
rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.
In the event of (i) a merger or similar transaction in which the Company is not the surviving corporation or that results in the Company’s shareholders ceasing to own shares of Stock, (ii) a sale of all or substantially all of the assets of the Company, (iii) an acquisition resulting in ownership of more than 50% of the Stock by any one person (or more than one person acting as a group) that did not own more than 50% of the Stock immediately prior to the acquisition, or (iv) the replacement during any 12-month period of a majority of the directors of the Board by new directors whose appointment was not endorsed by a majority of the directors of the Board prior to the date of the appointment or election, each Option Period then in progress will continue unless otherwise provided by Board or the Committee, which may in its discretion (a) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation, (b) cancel each outstanding Option and return the balances in Participant Accounts to the Participants, or (c) terminate any and all Purchase Periods on or before the date of the proposed transaction. In the event of our proposed dissolution or liquidation, each Option Period then in progress will be cancelled immediately prior to the consummation of such dissolution or liquidation and the balances in Participant’s Accounts will be returned to Participants unless Board or the Committee provides otherwise in its sole discretion.
Section 16.Amendment and Termination of Plan
The Board reserves the right at any time or times and for any reason to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; except that (a) no amendment may affect an Option Period in progress at the time of the amendment or may adversely affect the rights of any Participant without such Participant’s consent unless (i) such amendment is required to satisfy the requirements of Code Section 423, (ii) such amendment is made in connection with a transaction described in Section 15, or (iii) the Board in its discretion determines that the continuation of the Plan on its current terms or any Option Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Plan was initially adopted by the Board, and (b) any amendment that would be treated as the adoption of a new plan for purposes of Code Section 423 and the regulations thereunder shall not take effect unless approved by the shareholders of the Company within twelve months before or after its adoption.
The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may provide that outstanding Options shall be exercisable either at the end of the applicable Purchase Period or at such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Purchase Period).
Section 17.Approvals
The Plan was approved by the shareholders of the Company on [ ], 2024, which date was within twelve months after the date the Plan was adopted by the Board.
Notwithstanding anything herein to the contrary, the Company’s obligation to issue and deliver shares of Stock under the Plan shall be subject to any required approval of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

Section 18.Information Regarding Disqualifying Dispositions
By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan as may be requested by the Company or any Subsidiary in order to assist it in complying with applicable tax laws.
Section 19.Participants’ Rights as Shareholders and Employees
A Participant shall have no rights or privileges as a shareholder of the Company and shall not receive any dividends in respect of any Stock covered by an Option granted hereunder until the Option has been exercised, full payment has been made for the Stock, and the Stock has been issued to the Participant.
Nothing contained in the provisions of the Plan shall be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company at any time.
Section 20.Governing Law
    The Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.
Section 21.Effective Date and Term
    The Board adopted this Plan, as amended and restated on April 19, 2024. The Plan shall terminate and no rights shall be granted hereunder after April 19, 2034.

700 Quince Orchard Road, Gaithersburg, MD 20878 240-268-2000 | www.novavax.com Nasdaq: NVAX

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V13565-P92816 For Withhold For Against Abstain For Against Abstain ! !!! !! !! !! ! !! NOVAVAX, INC. 21 FIRSTFIELD ROAD GAITHERSBURG, MD 20878 1b. Gregg H. Alton, J.D. 1c. Richard J. Rodgers 1a. John C. Jacobs The Board of Directors recommends you vote 1 YEAR for proposal 3 and FOR proposals 2, 4, 5 and 6. 2. The approval, on an advisory basis, of the compensation paid to our Named Executive Officers. 3. The approval, on an advisory basis, of holding future executive compensation advisory votes every three years, every two years, or every year. 4. Amendment to the Second Amended and Restated Certificate of Incorporation of Novavax, Inc., as amended, to reflect Delaware law provisions allowing officer exculpation. 5. Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended to increase the number of shares of common stock available for issuance thereunder by 6,170,000 shares. NOTE: To consider such other business as may properly come before the meeting or any adjournment or postponement thereof. 6. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors recommends you vote FOR the following: 1. Election of Class I directors to serve on the Board of Directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders. Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOVAVAX, INC. ! !! !! 3 Years1 Year 2 Years Abstain ! !!! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NVAX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V13566-P92816 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Materials are available at www.proxyvote.com. NOVAVAX, INC. Annual Meeting of Stockholders June 15, 2023 8:30 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John C. Jacobs and John A. Herrmann III, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and to appoint his substitute, and hereby authorize(s) them to vote, as designated on the reverse side of the proxy card and in their discretion on such other business as may properly come before such meeting, all of the shares of Common Stock of Novavax, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 15, 2023, and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at such meeting with all powers possessed by the stockholder(s) if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations, and the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side